EXHIBIT 10.9

SUB-SUBLEASE

BETWEEN

E-LOAN, INC., a Delaware corporation

(“Sub-Sublandlord”)

and

WORKDAY, INC., a Nevada corporation

(“Sub-Subtenant”)

6230 Stoneridge Mall Road

Pleasanton, California

(Building D)

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SUB-SUBLEASE

PLEASANTON CORPORATE COMMONS

6230 STONERIDGE MALL ROAD

(BUILDING D)

PLEASANTON, CA

This Sub-Sublease is made as of September 22, 2008 (the “Effective Date”), by and between E-Loan, Inc, a Delaware corporation (“Sub-Sublandlord”), and Workday Inc., a Nevada corporation (“Sub-Subtenant”).

RECITALS:

A.        Sub-Sublandlord, as Subtenant, and Charles Schwab & Co., Inc., a California corporation (“Master Sublandlord”), as Sublandlord, entered into that certain Sublease dated June 20, 2003, as amended by that certain First Amendment to Sublease dated June         , 2005, a copy of which is attached hereto as Exhibit A (collectively the “Master Sublease”), covering certain premises further described in the Master Sublease (“Sublease Premises”) comprising approximately 118,134 rentable square feet (“RSF”) in that certain building known as Building D of the Pleasanton Corporate Commons located at 6230 Stoneridge Mall Road in Pleasanton, California (the “Building”). The Master Sublease is subject and subordinate to that certain Office Building Lease dated August 9, 2001, between Master Sublandlord, as tenant, and Master Landlord, as landlord, with respect to the Building (“Master Lease”). Capitalized terms used in this Sub-Sublease, but not defined herein, shall have the meanings given them in the Master Sublease.

B.        Sub-Subtenant desires to sub-sublet from Sub-Sublandlord a portion of the Sublease Premises consisting of the entire Fourth Floor (“Fourth Floor Premises”) containing 30,768 RSF, and a portion of the First Floor (“Initial First Floor Premises”) of the Building containing approximately 7,588 RSF as shown on attached Exhibit B (collectively, the “Sub-Sublease Premises”), and Sub-Sublandlord desires to sub-sublease the Sub-Sublease Premises to Sub-Subtenant on the terms, covenants and conditions contained in this Sub-Sublease.

C.        Sub-Subtenant also desires to obtain an expansion option to sub-sublet from Sub-Sublandlord the portion of the Sublease Premises consisting of the entire Fifth Floor of the Building (“Expansion Option # 1”) containing 30,768 RSF, as shown and described in the Master Sublease (the “Expansion Option Premises # 1”), and Sub-Sublandlord desires to grant an option to Sub-Subtenant to sub-sublease the Expansion Option Premises # 1 on the terms, covenants and conditions contained in this Sub-Sublease.

D.        Sub-Subtenant also desires to obtain an expansion option to sub-sublet from Sub-Sublandlord the portion of the Sublease Premises consisting of the entire Third Floor containing 30,768 RSF, and the remainder of the First Floor of the Building containing 18,226 RSF (“Expansion Option # 2), as shown and described in the Master Sublease (the “Expansion Option Premises # 2”), and Sub-Sublandlord desires to grant an option to Sub-Subtenant to sub-sublease the Expansion Option Premises # 2 on the terms, covenants and conditions contained in this Sub-Sublease.

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AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sub-Sublandlord and Sub-Subtenant agree as follows:

1.	SUBLEASE.

1.1.      Effective Date.  Subject to the provisions of Article 3 below, this Sub-Sublease is effective on the Effective Date.

1.2.      Sublease Grant.  Upon and subject to the terms, covenants and conditions hereinafter set forth, Sub-Sublandlord hereby leases to Sub-Subtenant and Sub-Subtenant hereby leases from Sub-Sublandlord, the Sub-Sublease Premises, together with non-exclusive rights, in common with other tenants, subtenants and occupants of the Building and the Project, to the use of all Common Areas as specified in the Master Sublease and Master Lease.

2.	TERM; POSSESSION.

2.1.      Term Commencement Date.  The Term Commencement Date of this Sub-Sublease with respect to the respective portions of the Sub-Sublease Premises shall be the date on which Sub-Sublandlord delivers actual physical possession of each of the Sub-Sublease Premises to Sub-Subtenant in accordance with the provisions of Sections 8.1 and 8.2 below.

2.2.      Required Delivery Dates.

(a)        Sub-Sublandlord shall deliver actual physical possession of the Fourth Floor Premises to Sub-Subtenant in accordance with the provisions of Sections 8.1 and 8.2 below immediately upon receipt of the Consent to this transaction from Master Landlord and Master Sublandlord as specified in Article 3 hereafter (“Fourth Floor Required Delivery Date”).

(b)      Sub-Sublandlord shall deliver actual possession of the Initial First Floor Premises to Sub-Subtenant in accordance with the provisions of Sections 8.1 and 8.2 below, on or before October 18, 2008 (“Initial First Floor Required Delivery Date”).

2.3.      Delay in Delivery. In the event Sub-Sublandlord fails to deliver the Initial First Floor Premises on or before the Initial First Floor Required Delivery Date, Sub-Subtenant shall be entitled to one (1) day of free Base Rent for every day late during the first ten (10) days of delay and two (2) days of free Base Rent for every day late thereafter (“Free Base Rent Credits”), in addition to any free Base Rent accruing prior to the Rent Commencement Date. If the Term Commencement Date for both the Initial First Floor Premises and the Fourth Floor Premises has not occurred by November 30, 2008, for reasons other than delays caused by Sub-Subtenant, then Sub-Subtenant, in Sub-Subtenant’s sole discretion, may elect to terminate this Sub-Sublease as to either or both the Fourth Floor Premises and/or the Initial First Floor Premises on or before January 5, 2009, by delivering written notice of such termination to Sub-Sublandlord, in which event this Sub-Sublease shall terminate entirely, or shall terminate as to the respective terminated Sub-Sublease Premises, as of the date delivery of such termination notice and Sub-Sublandlord shall promptly return the Sub-Subtenant L-C (and/or refund any Security Deposit, if applicable) and any prepaid Base Rent to Sub-

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Subtenant, or portions thereof, as applicable; provided, however, if Sub-Sublandlord delivers both the Initial First Floor Premises and the Fourth Floor Premises prior to January 1, 2009, then Sub-Subtenant’s termination right shall be vitiated.

2.4.      Term. The term of this Sub-Sublease (the “Term”) shall commence on the respective Term Commencement Date for each Sub-Sublease Premises (including, without limitation, the Expansion Option Premises #1 and the Expansion Option Premises #2), and shall expire at 11:59 p.m., June 30, 2010 (the “Term Expiration Date”), unless sooner terminated pursuant to any provision hereof.

2.5.      Term Commencement Date Agreement. Sub-Sublandlord and Sub-Subtenant shall enter into a Term Commencement Date Agreement substantially in the form of Exhibit D attached hereto confirming the Term Commencement Date promptly following the delivery of each of the Sub-Sublease Premises.

2.6.      Rent Commencement Dates. Sub-Subtenant shall commence paying Base Rent for the Sub-Sublease Premises as follows:

(a)      With respect to the Fourth Floor Premises, pursuant to the Base Rent Schedule attached hereto as Exhibit E (the “Fourth Floor Rent Commencement Date”); however, in no event shall Base Rent commence earlier than forty-five (45) days after actual delivery of the Fourth Floor Premises.

(b)      With respect to the Initial First Floor Premises, pursuant to the Base Rent Schedule attached hereto as Exhibit E (the “Initial First Floor Rent Commencement Date”), subject to the credits specified in Section 2.3 above; however, in no event shall Base Rent commence earlier than forty-five (45) days after actual delivery of the Initial First Floor Premises.

2.7.      Expansion Options.

(a)      At any time during the Term, and so long as Sub-Subtenant is not in default beyond applicable notice and cure periods at the time of Sub-Subtenant’s exercise, Sub-Subtenant may exercise Expansion Option #1 by written notice to Sub-Sublandlord. Sub-Sublandlord shall deliver actual physical possession of the Expansion Option Premises #1 within ten (10) days of receipt of Sub-Subtenant’s notice in the condition specified in Section 8.2 below. Payment of Rent shall commence sixty (60) days after actual delivery of possession in accordance with the provisions of Sections 8.1 and 8.2 below.

(b)      Provided Sub-Subtenant has exercised Expansion Option #1 prior to December 31, 2009, and so long as Sub-Subtenant is not in default beyond applicable notice and cure periods at the time of Sub-Subtenant’s exercise, Sub-Subtenant may exercise Expansion Option #2 by written notice to Sub-Sublandlord. Sub-Sublandlord shall deliver actual physical possession of the Expansion Option Premises #2 not later than six (6) months [and not later than nine (9) months with respect to the data center located in Expansion Option Premises #2] after receipt of such notice in the condition specified in Section 8.3 below. Payment of Rent shall commence sixty (60) days after delivery of possession in accordance with the provisions of Sections 8.1 and 8.2 below.

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3.	CONSENT OF MASTER LANDLORD AND MASTER SUBLANDLORD.

3.1.      Pre-Condition. This Sub-Sublease is not and shall not be effective unless and until Master Landlord and Master Sublandlord have delivered to Sub-Subtenant and Sub-Sublandlord Master Landlord’s consent (“UBS Consent”) and Master Sublandlord’s written consent (“Schwab Consent”) to this Sub-Sublease in substantially the form of the attached Exhibit C (subject to such modifications as may be reasonably approved by both Sub-Sublandlord and Sub-Subtenant), and in accordance with the provisions of the Master Lease and Master Sublease (collectively the “Consent”). If either or both Master Landlord or Master Sublandlord fail to execute and deliver the consent to this Sub-Sublease within twenty (20) days after the Effective Date of this Sub-Sublease, Sub-Subtenant may terminate this Sub-Sublease by written notice to Sub-Sublandlord, and, in such event, this Sub-Sublease shall terminate. If either or both Master Landlord or Master Sublandlord fail to execute and deliver the Consent to this Sub-Sublease within forty-five (45) days after the Effective Date of this Sub-Sublease, Sub-Sublandlord or Sub-Subtenant may terminate this Sub-Sublease by written notice to Sub-Subtenant and, in such event, neither party shall have any obligations to the other party under this Sub-Sublease; provided, however, Sub-Sublandlord’s and Sub-Subtenant’s right to terminate this Sub-Sublease are conditioned upon each party exercising diligent, commercially reasonable, and good faith efforts to obtain the Consent. Each party has an independent obligation to and shall exercise diligent, commercially reasonable and good faith efforts to obtain the Consent.

3.2.      Refunds. Upon any termination of this Sub-Sublease pursuant to Section 3.1 above, Sub-Sublandlord shall promptly return the Sub-Subtenant L-C and refund to Sub-Subtenant any prepaid Base Rent and any Security Deposit, if applicable.

4.	RENT.

4.1.      Base Rent Fourth Floor and Initial First Floor.   Subject to the provisions of Sections 2.3 and 2.6 above, Sub-Subtenant agrees to pay Sub-Sublandlord as base rent (“Base Rent”) for the Sub-Sublease Premises pursuant to the Base Rent Schedule attached hereto as Exhibit E.

4.2.      Sub-Sublease Additional Rent. In addition to the payment of Base Rent commencing with the Term Commencement Date for each of the Sub-Sublease Premises, as applicable, Sub-Subtenant agrees to pay as additional rent under this Sub-Sublease the amount of extra services, if any, as specified in Section 4.02 of the Master Lease (“Sub-Sublease Additional Rent”); however, except for payment of such excess services, Sub-Subtenant shall not pay any portion of Basic Operating Costs (as defined in Section 3.06 of the Master Lease) with respect to the Sub-Sublease Premises, the Sublease Premises, or the Building. To the extent that Sub-Subtenant requires services for the Sub-Sublease Premises which are in excess of the Basic Services provided by Master Landlord under Section 4.01 of the Master Lease (e.g., after hours HVAC, additional janitorial services, excess utility services, etc.), Sub-Subtenant shall pay for such additional services as Sub-Sublease Additional Rent. All sums payable pursuant to this Section 4.2 shall be considered Sub-Sublease Additional Rent and Sub-Sublandlord shall have all rights and remedies available under this Sub-Sublease for Sub-Subtenant’s failure to pay same in a timely manner.

4.3.      Expansion Option Premises.   If Sub-Subtenant exercises Expansion Option #1 and/or Expansion Option #2, the monthly Base Rent for each of the Expansion Option Premises #1 and the Expansion Option Premises #2 shall be computed at the rate of One Dollar and Twenty-Five Cents ($1.25) per square foot of RSF:

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4.4.      Payment.   Each monthly installment of Base Rent shall be payable in advance on the first day of each calendar month during the Term, except that Base Rent for the month of January 2009 shall be paid upon the execution hereof. If the Term commences or ends on a day other than the first day of a calendar month, then the rent for the month in which this Sub-Sublease commences or ends shall be prorated (and paid at the beginning of each such month) in the proportion that the number of days this Sub-Sublease is in effect during such month bears to the total number of days in such month, and such partial month’s installment shall be paid no later than the commencement of the subject month. All Rent (which shall include Base Rent, Sub-Sublease Additional Rent, and charges requited to be paid by this Sub-Sublease) shall be paid to Sub-Sublandlord, without prior demand, and, except as expressly provided in this Sub-Sublease, without any deduction, offset, counterclaim or abatement, in lawful money of the United States of America, at 6230 Stoneridge Mall Road, Pleasanton, CA 94588, Attention: Erich Heston, or to such other person or at such other place as Sub-Sublandlord may from time to time designate by notice to Sub-Subtenant in accordance with Article 16 hereafter. Sub-Subtenant’s covenant to pay rent shall be independent of every other covenant in this Sub-Sublease.

4.2.      Late Charge.   If Sub-Subtenant fails to pay Base Rent, Sub-Sublease Additional Rent, or any other charges within five (5) Business Days of due date, the unpaid amount will bear interest from the due date until the date of actual payment at the Applicable Rate (as defined in Section 1.06 of the Master Lease). If Sub-Subtenant fails to pay any installment of Base Rent, Sub-Sublease Additional Rent, or other charges within five (5) Business Days after the same are due, or fails to make any other payment for which Sub-Subtenant is obligated under this Sub-Sublease, then Sub-Subtenant shall pay to Sub-Sublandlord a late charge equal to Five Percent (5%) of the amount so payable; provided, however, that such late charge shall be waived with respect to the first (1st) occurrence of a late payment in any twelve (12) consecutive month period. Sub-Subtenant acknowledges that a late payment will cause Sub-Sublandlord to incur costs not contemplated by this Sub-Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate, and the parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sub-Sublandlord as a result of such late payment.

4.3.      Non-Waiver.   No payment by Sub-Subtenant, or receipt and acceptance by Sub-Sublandlord of a lesser amount than the Base Rent or Sub-Sublease Additional Rent, shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction. Sub-Sublandlord may accept, but is not obligated to accept, any such part payment without prejudice to Sub-Sublandlord’s right to recover the balance due and payable or to pursue any other remedy provided in this Sub-Sublease or by law. If Sub-Sublandlord shall at any time, or times, accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Sub-Sublandlord’s rights hereunder.

5.	SECURITY DEPOSIT; LETTER OF CREDIT.

5.1.      Delivery of Sub-Subtenant’s Letter of Credit.   Concurrently with Sub-Subtenant’s execution and delivery of this Sub-Sublease to Sub-Sublandlord, Sub-Subtenant shall deliver to Master Sublandlord an irrevocable letter of credit (the “Sub-Subtenant L-C”) in the initial amount of Seven Hundred Seventy Two Thousand Five Hundred Forty Five Dollars ($772,545) (the “Sub-Subtenant L-C Amount”), payable to Sub-Sublandlord, as beneficiary, which Sub-Subtenant L-C shall be issued by Wells Fargo Bank in the form of Exhibit H attached hereto. The parties shall also execute the Escrow Letter attached hereto as Exhibit H. The Sub-Subtenant L-C shall be held by

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Master Sublandlord pursuant to the provisions of the Escrow Letter. Sub-Subtenant shall pay all expenses, points and/or fees incurred by Sub-Subtenant in obtaining and maintaining the Sub-Subtenant L-C. Sub-Subtenant may substitute a new letter of credit with a new issuing bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Master Sublandlord and Sub-Sublandlord. Sub-Sublandlord approves Wells Fargo Bank, Deutsche Bank and Silicon Valley Bank as possible issuers of the new Sub-Subtenant L-C, provided the form of the new letter of credit is substantially the same as Exhibit H. If Sub-Subtenant exercises Sub-Subtenant’s option to sub-sublease Expansion Option Premises #1 and/or Expansion Option Premises #2, the Sub-Subtenant L-C Amount shall be increased (or additional letters of credit issued) by the following amounts (with delivery of such Sub-Subtenant L-C to be within ten (10) Business Days following receipt of the applicable exercise notice) and such delivery to be a condition to the effectiveness of the application Expansion Option #1 or Expansion Option #2:

(a)      For Expansion Option Premises #1 — $38,460.00 multiplied times the number of months remaining in the Term from the Rent Commencement Date for the Expansion Option Premises #1, subject, ratably, to the L-C Burn Down specified in Section 5.3 below.

(b)      For Expansion Option Premises #2 — $61,426.25 multiplied times the number of months remaining in the Term from the Rent Commencement Date for the Expansion Option Premises #2, subject, ratably, to the L-C Burn Down specified in Section 5.3 below.

5.2.      Application of Sub-Subtenant Letter of Credit.   The Sub-Subtenant L-C shall be security for the faithful performance by Sub-Subtenant of all the terms, covenants, and conditions of this Sub-Sublease to be kept and performed by Sub-Subtenant during the Sub-Sublease Term. The Sub-Subtenant L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Sub-Subtenant without the prior written consent of Sub-Sublandlord. If Sub-Subtenant defaults (beyond any applicable cure period) with respect to any provisions of this Sub-Sublease, including, but not limited to, the provisions relating to the payment of Base Rent or any Rent obligation, or if Sub-Subtenant fails to renew the Sub-Subtenant L-C at least thirty (30) days before its expiration, Sub-Sublandlord may, but shall not be required to, draw upon all or any portion of the Sub-Subtenant L-C for payment of any Rent or any other sums in default, or for the payment of any amount that Sub-Sublandlord may reasonably spend or may become obligated to spend by reason of Sub-Subtenant’s default, or to compensate Sub-Sublandlord for any other loss or damage that Sub-Sublandlord may suffer by reason of Sub-Subtenant’s default, including, without limitation, future rent and all other damages recoverable pursuant to California Civil Code Section 1951.2. Sub-Subtenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Sub-Sublease, that restrict Sub-Sublandlord’s use or application of the Sub-Subtenant L-C and/or any amount of the Sub-Subtenant L-C which is drawn upon by Sub-Sublandlord or that provide specific time periods for return of the Sub-Subtenant L-C and/or any amount of the Sub-Subtenant L-C which is drawn upon by Sub-Sublandlord. The use, application or retention of the Sub-Subtenant L-C, or any portion thereof, by Sub-Sublandlord shall not prevent Sub-Sublandlord from exercising any other right or remedy provided by this Sub-Sublease or by law, it being intended that Sub-Sublandlord shall not first be required to proceed against the Sub-Subtenant L-C and shall not operate as a limitation on any recovery to which Sub-Sublandlord may otherwise be entitled except to the extent that Sub-Sublandlord has previously drawn on the Sub-Subtenant L-C to recoup damages. Any amount of the Sub-Subtenant L-C which is drawn upon by Sub-Sublandlord, but is not used or applied by Sub-Sublandlord, shall be held by Sub-Sublandlord and deemed a security deposit (the “Sub-Subtenant

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Security Deposit”) pursuant to the provisions of Section 5.5 hereafter. If any portion of the Sub-Subtenant L-C is drawn upon, Sub-Subtenant shall, within three (3) Business Days after written demand therefor, either (a) deposit cash with Sub-Sublandlord (which cash shall be applied by Sub-Sublandlord to the Sub-Subtenant Security Deposit) in an amount sufficient to cause the sum of the Sub-Subtenant Security Deposit and the amount of the remaining Sub-Subtenant L-C to be equivalent to the amount of the Sub-Subtenant L-C then required under this Sub-Sublease or, (b) reinstate the Sub-Subtenant L-C to the amount then required under this Sub-Sublease, and if any portion of the Sub-Subtenant Security Deposit is used or applied, Sub-Subtenant shall, within three (3) Business Days after written demand therefor, deposit cash with Sub-Sublandlord (which cash shall be applied by Sub-Sublandlord to the Sub-Subtenant Security Deposit) in an amount sufficient to restore the Sub-Subtenant Security Deposit to the amount then required under this Sub-Sublease, and Sub-Subtenant’s failure to do so shall be a default under this Sub-Sublease.

5.3.      Sub-Subtenant L-C Bum Down. Provided that Sub-Subtenant is not then in default under this Sub-Sublease (following the expiration of all applicable cure periods without cure), the face amount of the Sub-Subtenant L-C shall be reduced monthly by the amounts shown in the attached Exhibit E (L-C Burn Down), provided that in no event shall the face amount of the Sub-Subtenant L-C ever be reduced below an amount equal to two (2) months Base Rent for the entire Sub-Sublease Premises then being sub-subleased by Sub-Subtenant. A draw by Sub-Sublandlord as a result of a default by Sub-Subtenant shall automatically terminate any further automatic reductions in the amount of the Sub-Subtenant L-C.

5.4.      Transfer. Sub-Subtenant acknowledges that Sub-Sublandlord has the right to transfer or mortgage its interest in the Master Lease or this Sub-Sublease and Sub-Subtenant agrees that in the event of any such transfer or mortgage, Sub-Sublandlord shall have the right to transfer or assign the Sub-Subtenant Security Deposit and/or the Sub-Subtenant L-C, provided that Sub-Sublandlord obtains the prior written consent of Master Sublandlord and Sub-Sublandlord delivers commercially reasonable written evidence of such transfer (and Master Sublandlord’s written consent) to Sub-Subtenant within three (3) Business Days of the transfer, and Sub-Subtenant shall, within ten (10) Business Days of request by Sub-Sublandlord, execute such further instruments or assurances as Sub-Sublandlord may reasonably deem necessary to evidence or confirm Sub-Sublandlord’s transfer or assignment of the Sub-Subtenant Security Deposit and/or the Sub-Subtenant L-C to such transferee or mortgagee.

5.5.        Sub-Subtenant Security Deposit.

Security Deposit. Any cash sum expressly designated as a Sub-Subtenant Security Deposit as specified in Section 5.2 above shall remain the sole and separate property of Sub-Sublandlord until actually repaid to Sub-Subtenant (or at Sub-Sublandlord’s option the last assignee, if any, of Sub-Subtenant’s interest hereunder), said sum not being earned by Sub-Subtenant until all conditions precedent for its payment to Sub-Subtenant have been fulfilled under the Sub-Sublease. As this sum both in equity and at law is Sub-Sublandlord’s separate property, Sub-Sublandlord shall not be required to (i) keep said deposit separate from its general accounts, or (ii) pay interest, or other increment for its use. If Sub-Subtenant fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Sub-Sublease, including and not limited to Sub-Subtenant’s obligation to restore or clean the Sub-Sublease Premises following vacation thereof, Sub-Subtenant, at Sub-Sublandlord’s election, shall be deemed not to have earned the right to repayment of those portions of the Sub-Subtenant Security Deposit used or applied by Sub-Sublandlord for the payment of any Rent or other charges in default, or for the payment of any other

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sum to which Sub-Sublandlord may become obligated by reason of Sub-Subtenant’s default, or to compensate Sub-Sublandlord for any loss or damage which Sub-Sublandlord may suffer thereby. Sub-Sublandlord may retain such portion of the Sub-Subtenant Security Deposit as it reasonably deems necessary to restore or clean the Sub-Sublease Premises following vacation by Sub-Subtenant. The Sub-Subtenant Security Deposit is not to be characterized as Rent until and unless so applied in respect of a default by Sub-Subtenant.

(a)      Restoration of Deposit.   If Sub-Sublandlord elects to use or apply all or any portion of the Sub-Subtenant Security Deposit as provided in Section 5.5(a), Sub-Subtenant shall within five (5) days after written demand therefor pay to Sub-Sublandlord, in cash, an amount equal to that portion of the Sub-Subtenant Security Deposit used or applied by Sub-Sublandlord, and Sub-Subtenant’s failure to so do shall be a material breach of this Sub-Sublease.

(b)      Reduction of Deposit.   In the event Sub-Subtenant performs all the terms and provisions of this Sub-Sublease during the entire term hereof, and is not in default, the Sub-Subtenant Security Deposit (together with the Sub-Subtenant L-C) shall be reduced as specified in Exhibit E.

6.	MASTER SUBLEASE; ASSUMPTION.

6.1.      Subordination.

(a)      Subordination.   Sub-Subtenant acknowledges that it has read the Master Sublease and is fully familiar with all of the terms and conditions of the Master Sublease. Except as otherwise provided in the Consent, this Sub-Sublease shall at all times during the Term remain subject and subordinate to the Master Lease and the Master Sublease, and, further, to all modifications to the Master Lease and to the Master Sublease but only as to modifications permitted pursuant to the provisions of this Sub-Sublease and the Consent.

(b)      Non-Violation.   Sub-Subtenant agrees that it will not violate any of the provisions of the Master Sublease or Master Lease.

6.2.      Incorporation and References.

(a)      Incorporation.   All of the provisions of the Master Sublease are incorporated into this Sub-Sublease as if fully set forth in this Sub-Sublease except that the following are expressly not incorporated into this Sub-Sublease: Recitals A, B and C; Articles 1, 2, 3, 4, 5, 6; Articles 9, 10, 12, 13, 15, 17, 22, 23, 24; Exhibits B-G, inclusive; and the First Amendment to Sublease; provided, however, the provisions of Article 12 of the Master Sublease requiring the consent of Master Landlord and Master Sublandlord to any assignment or sublease pursuant to the provisions of Article 12 shall be binding upon Sub-Sublandlord and Sub-Subtenant. Notwithstanding the provisions of the preceding sentence of this Section 6.2(a), in the event, and at the time, that Master Sublandlord succeeds to the interest of Sub-Sublandlord under this Sub-Sublease, (a) the following provisions of the Master Sublease are expressly incorporated into this Sub-Sublease: Section 12.1, and Articles 15 and 17, and (b) in the event of any conflict between the provisions of this Sub-Sublease and Section 12.1, and Articles 15 and 17 of the Master Sublease as incorporated, the provisions of the Master Sublease shall control.

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(b)      References.   With respect to the incorporation of certain provisions of the Master Sublease as provided in Section 6.2(a) above, the term “Sublandlord” as used in the Master Sublease shall refer to “Sub-Sublandlord” hereunder, the term “Subtenant” as used in the Master Sublease shall refer to “Sub-Subtenant” hereunder, the term “Sublease” as used in the Master Sublease shall refer to this Sub-Sublease and the term “Subleased Premises” as used in the Master Sublease shall refer to the Sub-Sublease Premises described herein, except that: (i) all references to “Landlord” shall mean and include Master Landlord, Master Sublandlord and Sub-Sublandlord in Sections 7.04(a) and 7.04(b) of the Master Lease (except that any exceptions to the indemnification of Master Landlord, Master Sublandlord and Sub-Sublandlord shall apply solely to their respective own negligence or willful misconduct); (ii) any indemnification, defense and hold harmless protections running in favor of the “Landlord Parties” shall also run in favor of Master Landlord, Master Sublandlord and Sub-Sublandlord and their respective employees, agents, contractors, subcontractors, consultants, officers, directors, parents, subsidiaries, affiliates, members, managers, constituent partners, invitees and licensees; (iii) the definition of “Tenant Parties” as incorporated into the Sub-Sublease shall mean Sub-Subtenant and Sub-Subtenant’s employees, agents, contractors, subcontractors, consultants, officers, directors, parents, subsidiaries, affiliates, members, managers, constituent partners, invitees and licensees; and (iv) the “Project” as used in Section 7.07(a) of the Master Lease as incorporated into the Sub-Sublease shall mean a portion of the Project which if not restored materially and adversely affects Sub-Subtenant’s ability to operate its business in the Sub-Subleased Premises in the normal course of business.

6.3.      Abatement of Rent.   If Sub-Sublandlord actually receives an abatement of Rent under the Master Sublease as to the Sub-Sublease Premises (for a period after the Term Commencement Date), then Sub-Subtenant shall be entitled to receive from Sub-Sublandlord a proportionate share of such Rent abatement of Rent calculated as follows: for each rentable square foot to which the Rent abatement specifically applies and for which Sub-Subtenant is obligated to pay Rent under this Sub-Sublease, Sub-Subtenant shall receive its proportionate share of such Rent abatement based on the ratio of the per square foot Rent payable by Sub-Subtenant under this Sub-Sublease relating specifically to the Rent abatement applicable to the per square foot Rent payable by Sub-Sublandlord under the Master Lease for the Sub-Sublease Premises, but, in no event, in excess of the Rent abatement actually received by Sub-Sublandlord for the applicable Sub-Sublease Premises.

6.4.      Conflict of Provisions.   If any provisions of this Sub-Sublease expressly conflict with any portion of the Master Sublease as incorporated herein, the provisions of this Sub-Sublease shall govern. Sub-Subtenant shall assume and perform for the benefit of Sub-Sublandlord and Master Sublandlord all of Subtenant’s obligations under the Master Sublease provisions as incorporated pursuant to Section 6.2 above, to the extent that the provisions are applicable to the Sub-Sublease Premises. Notwithstanding anything to the contrary contained in this Sub-Sublease, Sub-Sublandlord does not assume the obligations of the Master Landlord under the Master Lease or Master Sublandlord under the Master Sublease; however, Sub-Sublandlord shall exercise diligent, commercially reasonable, and good faith efforts to enforce the provisions of the Master Sublease and the obligations of Master Sublandlord as specified in Section 6.5 below; provided, however, Sub-Sublandlord shall not be required to incur any costs or initiate any arbitration or legal proceedings in connection with such efforts.

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6.5. Services and Sub-Subtenant Remedies.

(a)      Sub-Subtenant shall be entitled to receive all of the work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of any other obligations required of Master Landlord under the Master Lease with respect to the Sub-Sublease Premises, or the Common Areas of the Building (except to the extent any such obligations are not incorporated by reference above); provided, however, that Sub-Sublandlord’s sole obligation with respect thereto is to request such services upon notice from Sub-Subtenant, and at Sub-Subtenant’s sole cost and expense, pursue diligent and good faith efforts to secure such services. If Master Landlord or Master Sublandlord shall default in any of its obligations with respect to the Sub-Sublease Premises, Sub-Sublandlord will use diligent, commercially reasonable and good faith efforts to cause Master Landlord or Master Sublandlord, as the case may be, to perform and observe such obligations, subject to the following limitations:

(i)      Sub-Sublandlord shall not be obligated to commence any legal, arbitration or audit proceedings against Master Landlord or Master Sublandlord, or utilize any self-help rights, or make any payment of money or other consideration, but Sub-Sublandlord shall have no liability for failure to obtain the observance or performance of such obligations by Master Landlord or Master Sublandlord, or by reason of any default of Master Landlord or Master Sublandlord under the Master Lease or the Master Sublease, as the case may be, or any failure of Master Landlord or Master Sublandlord to act or grant any consent or approval under the Master Lease or the Master Sublease, or from any misfeasance or non-feasance of Master Landlord or Master Sublandlord unless such failure, misfeasance or non-feasance is the result of Sub-Sublandlord’s breach of the Master Sublease or Sub-Sublandlord’s failure to request approval or consent in a good faith and diligent manner.

(ii)      Master Landlord’s failure to furnish, or any interruption or termination of such services and utilities (“Services”) due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Master Landlord (a “Service Failure”) including, without limitation, any failure by Master Landlord to provide any such Services, shall not (1) render Sub-Sublandlord liable to Sub-Subtenant, (2) constitute a constructive or actual eviction of Sub-Subtenant, (3) give rise to an abatement of Rent, or (4) relieve Sub-Subtenant from the obligation to fulfill any covenant or agreement under this Sub-Sublease, except as expressly provided in Sections 6.5(b) through 6.5(d) below.

Promptly following Sub-Sublandlord’s receipt of written notice from Sub-Subtenant identifying with reasonable particularity the nature of any Service Failure (“Service Failure Correction Notice”), Sub-Sublandlord, at Sub-Subtenant’s sole cost and expense, shall reasonably investigate to determine the cause of the Service Failure. Where the Service Failure is caused or materially contributed to by the failure of Master Landlord to perform under the Master Lease (a “Master Landlord Service Failure”), Sections 6.5(b) and 6.5(d) hereafter shall apply thereto.

(b)      In the case of a Master Landlord Service Failure, Sub-Sublandlord shall commence using and diligently pursue to completion commercially reasonable efforts to cause Master Landlord to undertake appropriate corrective action.

(c)      If any Master Landlord Service Failure shall give rise to a right of abatement under the Master Sublease with respect to any portion of the Master Sublease Premises, which includes the Sub-Sublease Premises, Sub-Sublandlord shall abate Rent to the extent Sub-Sublandlord is entitled to Rent abatement (measured by the Rentable Area of the Sub-Sublease Premises as to

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which Rent is abated, rather than by the dollar amount of Rent abatement under the Master Sublease), among all tenants occupying the portion of the Master Sublease Premises affected by such Master Landlord Service Failure, provided that if only a portion of the Sub-Sublease Premises is affected and such portion is otherwise eligible for the abatement of Rent under the Master Sublease, such abatement shall be based on the proportion the area of the Sub-Sublease Premises affected by the abatement bears to the total Sub-Sublease Premises hereunder. Where a material part of the Sub-Sublease Premises is affected by a Master Landlord Service Failure, then, notwithstanding anything to the contrary contained in this Sub-Sublease, the Master Sublease or the Master Lease, Sub-Sublandlord and Sub-Subtenant shall jointly cooperate and conduct any negotiation with Master Landlord and Sub-Sublandlord with regard to abatement of Rent, and Sub-Sublandlord shall make no separate agreement with Master Landlord and Sub-Sublandlord with respect to such abatement without the prior written consent of Sub-Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed. If Sub-Sublandlord and Sub-Subtenant cannot agree in good faith as to the handling of the negotiations with Master Landlord and Sub-Sublandlord in regard to Rent abatement pursuant to the Master Lease and Master Sublease, the matter shall be submitted for Interim Resolution in accordance with Article 18 below.

6.6.      Restriction on Termination.   Except as provided in Section 6.6(a) or Section 6.6(b) below, and subject to the provisions of Section 6.6(c) below, Sub-Sublandlord shall not voluntarily terminate the Master Sublease with respect to the Sub-Sublease Premises (or any portion thereof), or otherwise intentionally, willfully, or otherwise in a grossly negligent manner commit any acts that would entitle Master Sublandlord to terminate the Master Sublease, or amend or waive any provision of the Master Sublease that would materially and adversely affect Sub-Subtenant’s rights or obligations under this Sub-Sublease, without first obtaining Sub-Subtenant’s prior written consent, which consent shall not be unreasonably withheld.

If Sub-Sublandlord has a right to voluntarily terminate all or any portion of the Sub-Sublease Premises (including the Expansion Option Premises #1 or the Expansion Option Premises #2) under the Master Sublease in the event of (i) a condemnation or the threat of eminent domain, or (ii) in the event of a Casualty, Sub-Sublandlord shall not exercise such termination right without first providing Sub-Subtenant with at least ten (10) days’ prior notice and an opportunity, within said ten (10) day period, to consult with Master Sublandlord and Master Landlord for the purposes of determining whether Sub-Subtenant and Master Landlord and/or Master Sublandlord can agree on a direct lease or direct sublease which would allow Sub-Subtenant’s continued occupancy of the Sub-Sublease Premises and a release of Sub-Sublandlord with respect to any obligation in regard to the affected Sub-Sublease Premises. If Sub-Subtenant and Master Landlord and/or Master Sublandlord reach an agreement with respect to the termination of the affected Sub-Sublease Premises and the concomitant release of liability of Sub-Sublandlord within said ten (10) day period, Sub-Sublandlord shall execute any and all reasonable documents confirming same.

(a)      If Sub-Subtenant fails to reach an agreement with respect to the termination of the affected Sub-Sublease Premises with Master Landlord and/or Master Sublandlord and the concomitant release of liability of Sub-Sublandlord within the ten (10) day notice period specified in Section 6.6(a) above, or Sub-Subtenant fails to respond within the ten (10) day notice period specified in Section 6.6(a) above, then, in either event, Sub-Sublandlord may terminate the Master Sublease as to the affected Sub-Sublease Premises.

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(b)      Notwithstanding the provisions of Section 6.6 above, in the event, and at the time, that Master Sublandlord succeeds to the interest of Sub-Sublandlord under this Sub-Sublease, the provisions of this Section 6.6 shall be null and void and of no force and effect.

6.7.      Sub-Sublandlord Indemnity.   Sub-Sublandlord shall perform all obligations imposed on Sub-Sublandlord as “Subtenant” under the Master Sublease in accordance with the terms thereof, except to the extent such obligations have been assumed by Sub-Subtenant under this Sub-Sublease. In the event Sub-Sublandlord defaults (beyond applicable notice and cure periods) under the Master Sublease and such default is not caused or materially contributed to by Sub-Subtenant’s failure to perform its obligations under this Sub-Sublease, Sub-Sublandlord shall indemnify and hold Sub-Subtenant harmless from and against any claims (“Claims”) resulting from such default, as well as reimbursing Sub-Subtenant for all expenses reasonably incurred by Sub-Subtenant in remedying any default by Sub-Sublandlord under the Master Sublease. Sub-Sublandlord shall pay all such Claims and expenses within thirty (30) Business Days after demand by Sub-Subtenant. In the event Sub-Sublandlord disputes whether Sub-Subtenant is entitled to indemnity, either party may require that the dispute be submitted for the applicable Alternative Dispute Resolution Process specified in Article 18 hereafter.

6.8.      Sub-Subtenant Indemnity.   Sub-Subtenant shall indemnify and save Sub-Sublandlord harmless against any claim, demand, loss, damage, liability or injury, including, without limitation, reasonable attorneys’ fees, and/or any amounts assessed against Sub-Sublandlord by Master Sub-Sublandlord under the Master Sublease on account of any Default by Sub-Subtenant that shall give rise to an actual or potential Event of Default under the Master Sublease, which Sub-Sublandlord may suffer or incur under the Master Sublease as the result of Sub-Subtenant’s failure to observe, perform or otherwise discharge its obligations under this Sub-Sublease, including, without limitation, any provisions of the Master Sublease that are incorporated herein. Sub-Subtenant’s obligations in this Section 6.8 shall survive the Expiration Date or earlier termination of this Sub-Sublease. Notwithstanding any other provision of this Sub-Sublease to the contrary, in the event of any failure of Sub-Subtenant to observe, perform or otherwise discharge its obligations under this Sub-Sublease (and after any notice and opportunity to cure as may be required under this Sub-Sublease) that may cause an Event of Default to occur under the Master Sublease, Sub-Sublandlord may, in addition to all other remedies granted to Sub-Sublandlord under this Sub-Sublease, take such action as may reasonably be required to prevent such matter from maturing into an Event of Default under the Master Sublease. Sub-Subtenant shall pay all expenses reasonably incurred by Sub-Sublandlord in connection therewith (together with interest thereon at the Interest Rate from the date of expenditure) within thirty (30) days after demand by Sub-Sublandlord; provided, however, in the event Sub-Subtenant disputes whether Sub-Subtenant in fact breached the Sub-Sublease and/or that such breach would cause an Event of Default to occur under the Master Sublease, Sub-Subtenant may require that the dispute be submitted to Interim Resolution pursuant to Article 18 prior to payment of Sub-Sublandlord’s demand.

6.9.        Sub-Sublandlord Restrictions.   Commencing on the Effective Date, Sub-Sublandlord shall not exercise one (1) or more of the following rights and options specified in the Master Sublease: (a) the Guaranteed Expansion Option specified in Section 2.7 of the Master Sublease; (b) the Right of First Offer specified in Section 2.8 of the Master Sublease; or (c) the Option to Extend Term specified in Section 2.9 of the Master Lease. Further, Sub-Sublandlord shall not otherwise extend the term of the Master Sublease, or amend the Master Sublease with respect to any material matter which adversely affects the rights and/or obligations of Sub-Subtenant under this Sub-Sublease without the prior approval (in its sole discretion) of Sub-Subtenant.

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7.	SUB-SUBLANDLORD COVENANTS AND WARRANTS.

7.1.      Representations Regarding Defaults.   Sub-Sublandlord hereby represents and warrants to Sub-Subtenant that: (a) the Master Sublease is in full force and effect as of the date hereof; (b) to Sub-Sublandlord’s actual present knowledge, Master Sublandlord is not in default under the Master Sublease nor have any acts or events occurred which, with the passage of time or the giving of notice or both, could become defaults of Master Sublandlord under the Master Sublease; and (c) Sub-Sublandlord has received no notice that there exist any defaults on the part of Sub-Sublandlord under the Master Sublease, or that there exists an event or condition which, with the giving of notice or the passage of time or both, would become a default under the Master Sublease.

7.2.      Representations Regarding Authority.   Sub-Sublandlord represents and warrants that: (a) it has full authority to execute and perform this Sub-Sublease and to grant the subject leasehold estate to Sub-Subtenant; (b) Sub-Sublandlord has not assigned, transferred or encumbered its interest in the Master Sublease; (c) neither the Sub-Sublease Premises nor the Expansion Option Premises #1 or the Expansion Option Premises #2 are subject to any sublease or assignment to any other party; and (d) Exhibit A attached hereto is a complete and true copy of the Master Sublease.

7.3.      Quiet Enjoyment.   Subject to the provisions of the Consent, Sub-Sublandlord covenants that, so long as Sub-Subtenant fully and faithfully performs its obligations under this Sub-Sublease, Sub-Subtenant shall peaceably and quietly have, hold and enjoy the Sub-Sublease Premises during the entire Term, without any interference with its quiet enjoyment by any persons claiming by, through or under Sub-Sublandlord.

8.	CONDITION OF SUB-SUBLEASE PREMISES; FF&E; ALTERATIONS.

8.1.      Condition of Fourth Floor Premises and Initial First Floor Premises.   Except as provided in Sections 8.1(a) and 8.1(b) below, Sub-Subtenant accepts, on an “AS-IS” basis, the condition of the Fourth Floor Premises and the Initial First Floor Premises (collectively, the “Initial Sub-Sublease Premises”) as they existed on the Effective Date (“Existing Condition”), and that, subject to the provisions of Sections 8.1(a) and 8.1(b) below, taking of possession of any portion of the Sub-Sublease Premises by Sub-Subtenant shall be conclusive evidence that the Initial Sub-Sublease Premises, the Project and the Building are suited for the use intended by Sub-Subtenant and are in good and satisfactory condition at the time such possession was taken. Sub-Subtenant represents and warrants to Sub-Sublandlord that prior to executing this Sub-Sublease it has made such investigations as it deems appropriate with respect to the suitability of the Sub-Sublease Premises for its intended use and has determined that the Sub-Sublease Premises are suitable for such intended use. Sub-Subtenant acknowledges that Sub-Sublandlord and Brokers have not made, and Sub-Subtenant has not relied upon, any representations, warranty or other assurances concerning the Existing Condition of the Sub-Sublease Premises or the Building.

(a) Delivery of the Initial Sub-Sublease Premises to Sub-Subtenant shall be conditioned upon the Initial Sub-Sublease Premises being in broom-clean and good condition and repair, with all the furniture, fixtures, and equipment (“FF&E”) in place as specified in Section 8.1(b) below.

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(b)      Upon the Term Commencement Date for each portion of the Initial Sub-Sublease Premises, Sub-Sublandlord shall transfer to Sub-Subtenant title to the FF&E owned by Sub-Sublandlord located within each such portion of the Initial Sub-Sublease Premises, as described in the attached Exhibits F-1 and F-2 (the “FF&E Inventories”), at no additional rental or other consideration, and in their “AS-IS” and “WITH ALL FAULTS” condition. Sublandlord shall execute a Bill of Sale in the form of Exhibits G-1 and G-2 for the transfer of the FF&E. If Sub-Subtenant does not continue to lease the Initial Sub-Sublease Premises from Master Landlord following expiration of the Term of this Sub-Sublease, Sub-Subtenant, at Sub-Subtenant’s sole cost and expense, shall be responsible to remove all FF&E from the Initial Sub-Sublease Premises in accordance with this Sub-Sublease.

8.2.      Expansion Option Premises #1. Except as provided in Sections 8.2(a) and 8.2(b) below, Sub-Subtenant accepts, on an “AS-IS” basis, the condition of the Expansion Option Premises #1, and that, subject to the provisions of Sections 8.1(a) and 8.1(b) below, taking of possession of any portion of the Sub-Sublease Premises by Sub-Subtenant shall be conclusive evidence that the Expansion Option Premises #1, the Project and the Building are suited for the use intended by Sub-Subtenant and are in good and satisfactory condition at the time such possession was taken. Sub-Subtenant represents and warrants to Sub-Sublandlord that prior to executing this Sub-Sublease it has made such investigations as it deems appropriate with respect to the suitability of the Expansion Option Premises #1 for its intended use and has determined that the Sub-Sublease Premises are suitable for such intended use.

(a)      Delivery of the Expansion Option Premises #1 to Sub-Subtenant shall be conditioned upon the Expansion Option Premises #1 being in broom-clean and good condition and repair, with all the FF&E in place as specified in Section 8.2(b).

(b)      Upon the Term Commencement Date for the Expansion Option Premises #1, Sub-Sublandlord shall transfer to Sub-Subtenant title to the FF&E owned by Sub-Sublandlord located within the Expansion Option Premises #1, as described in the attached Exhibits F-3 (the “FF&E Inventory”), at no additional rental or other consideration, and in their “AS-IS” and “WITH ALL FAULTS” condition. Sublandlord shall execute a Bill of Sale in the form of Exhibits G-3 for the transfer of the FF&E. If Sub-Subtenant does not continue to lease the Expansion Option Premises #1 from Master Landlord following expiration of the Term of this Sub-Sublease, Sub-Subtenant, at its sole cost and expense, shall be responsible to remove all FF&E from the Expansion Option Premises #1 in accordance with this Sub-Sublease.

8.3.      Expansion Option Premises #2. Except as provided in Sections 8.3(a) and 8.3(b) below, Sub-Subtenant accepts, on an “AS-IS” basis, the condition of the Expansion Option Premises #2, and that, subject to the provisions of Sections 8.3(a) and 8.3(b) below, taking of possession of the Expansion Option Premises #2 by Sub-Subtenant shall be conclusive evidence that the Expansion Option Premises #2, the Project and the Building are suited for the use intended by Sub-Subtenant and are in good and satisfactory condition at the time such possession was taken. Sub-Subtenant represents and warrants to Sub-Sublandlord that prior to executing this Sub-Sublease it has made such investigations as it deems appropriate with respect to the suitability of the Expansion Option Premises #2 for its intended use and has determined that the Expansion Option Premises #2 are suitable for such intended use.

(a)      Delivery of the Expansion Option Premises #2 to Sub-Subtenant shall be conditioned upon the Expansion Option Premises #2 being in broom-clean and good condition and repair, with all FF&E removed.

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(b)    The Expansion Option Premises #2 do not include any FF&E of Sub-Sublandlord located in the Expansion Option Premises #2.

8.4.     Inspection Rights.    Upon reasonable prior notice, and from time to time, Sub-Subtenant shall have a right to inspect the Expansion Option Premises #1 and/or the Expansion Option Premises #2.

8.5.     Alterations.    Subject to obtaining the Consent, Sub-Subtenant may, at Sub-Subtenant’s own cost and expense, install such improvements, fixtures, and equipment in the Initial Sub-Sublease Premises as shown on Exhibits K and L attached hereto, and Sub-Subtenant complies with the construction access and procedures specified in Exhibit M attached hereto. Sub-Subtenant shall, at its own cost and expense, install such improvements as are required to demise the Initial First Floor Premises from the remainder of the First Floor of the Building in substantially the manner summarized in Exhibit K attached hereto, and to improve the Fourth Floor Premises in substantially the manner summarized in Exhibit L attached hereto. Such installation shall be performed in compliance with the requirements of the Master Lease and Master Sublease, and according to applicable governmental laws and regulations. Upon the expiration of the Term of this Sub-Sublease, Sub-Subtenant, at its option and in its own discretion (but in compliance with the provisions of the Master Lease, Master Sublease and the Consent), may elect to remove such improvements and fixtures, or abandon them in the Sub-Sublease Premises without any restoration requirements. Subject to the provisions of Exhibit M, Sub-Subtenant shall have the right and access to risers and horizontal spaces in the Building in order to install IT cables and wires.

9.	USE; SIGNAGE, RECEPTION AREA; PARKING.

9.1.        Use.    Subject to the provisions of the Consent, Sub-Subtenant agrees that the Sub-Sublease Premises shall be used by Sub-Subtenant (and its permitted occupants, assignees and subtenants) solely for general office use, employee and customer training, demonstration of Sub-Subtenant’s products, and related business purposes, and for no other use, business or purpose whatsoever.

9.2.        Signage.    Subject to the requirements of the Master Lease and Master Sublease, and Sub-Subtenant not being in default beyond any applicable cure period, Sub-Subtenant shall have the right to install the following signage at the following times during the Term, with all such signs to be installed and maintained at Sub-Subtenant’s sole cost and expense:

(a)        As of January 1, 2009, Sub-Subtenant shall have joint use of the exterior ground level building monument signage in accordance with the sign drawing attached as Exhibit I, and exclusive use of the existing “eyebrow” signage on the Building as shown on Exhibit I.

(b)        Both Sub-Subtenant and Sub-Sublandlord shall have rights to install interior lobby signage as shown on Exhibit I-1.

(c)        Should Sub-Subtenant exercise the right to expand into Expansion Option Premises #1, upon the date that Sub-Subtenant commences paying Base Rent for the Expansion Option Premises #1, Sub-Subtenant shall have the right to install and maintain one (1) of the two (2) parapet signs (which one to be determined by Sub-Sublandlord). Upon the expiration or earlier termination of the Term, subject to compliance with applicable Legal Requirements, unless otherwise agreed by Master Landlord, Sub-Subtenant shall remove all of its signage and restore any damage resulting from such removal, all at Sub-Subtenant’s sole cost and expense and in compliance with the Master Sublease.

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9.3.        First Floor Reception Desk.    Sub-Subtenant will staff the first floor reception area and desk (“Reception Area”), and represent both Sub-Subtenant and Sub-Sublandlord for all visitors during the Sub-Sublease Term. Wall colors, furniture and signage in the Reception Area shall be substantially as shown in Exhibit J attached hereto.

9.4.        Parking.    During the Term of this Sub-Sublease, Sub-Subtenant shall have the right to use Sub-Subtenant’s pro rata share of all parking rights granted to Sub-Sublandlord pursuant to Section 10.3 of the Master Sublease.

10.	ASSIGNMENT AND SUBLEASE.

10.1.        Consent.    Except as provided in Section 10.2 below, subject to Sub-Subtenant obtaining the consent of Master Landlord, Master Sublandlord and Sub-Sublandlord, if required, which consent shall not be unreasonably withheld, conditioned or delayed on the part of Sub-Sublandlord, Sub-Subtenant shall have the right to assign this Sub-Sublease or to further sub-sublease the Sub-Sublease Premises in accordance with the provisions of the Master Sublease. Without limiting the reasons upon which Sub-Sublandlord could reasonably withhold its consent, Sub-Sublandlord may reasonably withhold its consent if Sub-Sublandlord does not reasonably approve (a) a change in the permitted use of the Sub-Sublease Premises, or (b) the creditworthiness or business reputation of the new sub-subtenant or assignee. Such assignment or sub-sublease shall be subject to all of the terms and conditions of the Master Sublease and this Sub-Sublease, and Sub-Subtenant shall remain primarily liable under this Sub-Sublease notwithstanding any such sub-sublease or assignment. In connection with any assignment or further sub-subletting, Sub-Sublandlord shall have the right to review and approve the current financial statements of a proposed assignee or any proposed sub-subtenant. Fifty Percent (50%) of any profit realized by Sub-Subtenant as a result of such further sub-subleasing (after first deducting all of Sub-Subtenant’s reasonable costs associated therewith, including, without limitation, brokerage fees and commissions, reasonable attorneys’ fees, and the cost of remodeling or otherwise improving or altering the Sub-Sublease Premises for said sublessee), shall be paid to Sub-Sublandlord.

10.2.        Permitted Transfers.    Notwithstanding the provisions of Section 10.1 above, subject to Sub-Subtenant obtaining the consent of the Master Landlord and Master Sublandlord (as may be required under the Master Sublease), Sub-Subtenant shall be entitled, without further consent from Sub-Sublandlord, to assign this Sub-Sublease or sublet all or a portion of the Sub-Sublease Premises to (a) an Affiliate (defined in the Master Sublease), (b) to the surviving or new entity in connection with any merger, consolidation, reorganization, or public securities offering, of Sub-Subtenant, or (c) to the purchaser of all or substantially all of the assets of Sub-Subtenant and Sub-Subtenant’s business provided that in each instance under (a), (b) and (c) above, (i) such assignee or subtenant has a net worth (determined in accordance with generally accepted accounting principles consistently applied) of at least Ten Million Dollars ($10,000,000) (exclusive of goodwill) both immediately prior to and immediately following the consummation of such assignment or subletting, and (ii) Sub-Subtenant notifies Sub-Sublandlord of the same within ten (10) days after such event, provided that the foregoing shall not relieve Sub-Subtenant of any of its liabilities or obligations under this Sub-Sublease. Subject to the requirements of the Master Lease and the Master Sublease, and any consents required thereunder, Sub-Subtenant may allow use of the Sub-Sublease Premises by a Strategic Partner (as defined in the Master Lease and the Master Sublease).

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11.	DEFAULTS AND REMEDIES.

11.1.     Rights and Remedies.    Subject to the provisions of Sections 11.2 and 11.3 below, upon any default by Sub-Subtenant under this Sub-Sublease or any default by Sub-Subtenant under the Master Sublease, Sub-Sublandlord shall have all rights and remedies available at law or in equity, including, without limitation, all of the rights and remedies described in the Master Sublease, including, without limitation, Section 7.08 of the Master Lease.

11.2.    Holdover.    Any holdover by Sub-Subtenant of any portion of the Sub-Sublease Premises beyond the scheduled Term expiration date shall result in the payment of monthly holdover rent equal to One Hundred Fifty Percent (150%) of the amount of Base Rent and Additional Rent payable by Sub-Subtenant during the last month of the Sub-Sublease Term (“Hold Over Rent”) under this Sub-Sublease, plus any other sums payable by Master Sublandlord pursuant to Section 7.17 of the Master Lease to the extent caused by such holdover by Sub-Subtenant or otherwise which are in excess of the Hold Over Rent. Notwithstanding the foregoing provisions of this Section 11.2, Sub-Subtenant shall have no right to holdover any portion of the Sub-Sublease Premises without the consent of Sub-Sublandlord and Master Sublandlord. Sub-Subtenant shall indemnify, protect defend and hold harmless Sub-Sublandlord from and against any and all claims, demands, damages, losses, liabilities, costs, fees and expenses arising out of or resulting from Sub-Subtenant’s holding over in the Sub-Sublease Premises beyond the expiration or early termination of the Term of this Sub-Sublease.

11.3.    Cure Periods.    In the event of any failure by Sub-Subtenant to pay Rent when due, Sub-Subtenant shall not be in default unless such failure continues for three (3) days after receipt of written notice from Sub-Sublandlord of such failure to pay. In the event of a non-monetary default by Sub-Subtenant under this Sub-Sublease, Sub-Subtenant shall have the same notice and cure rights provided for in the Master Lease as Sub-Sublandlord would have for a similar default under the Master Lease, except that Sub-Subtenant’s time to cure shall not exceed Seventy-Five Percent (75%) of the corresponding cure period under the Master Sublease.

11.4.    Required Notices.    Sub-Sublandlord shall promptly notify Sub-Subtenant in writing of any notice of default received by Sub-Sublandlord concerning a default by either Sub-Sublandlord, Master Sublandlord or Master Landlord under the terms and conditions of the Master Sublease or the Master Lease.

12.	GENERAL INDEMNITY BY SUB-SUBTENANT.

Except to the extent caused by the negligence or willful misconduct of Sub-Sublandlord, Master Sublandlord or Master Landlord or their respective agents, employees or contractors or a breach by Sub-Sublandlord (or a breach by Master Landlord under the Master Lease, or Master Sublandlord under the Master Lease or the Master Sublease) of its obligations under this Sub-Sublease, Sub-Subtenant shall indemnify, defend and hold Sub-Sublandlord, Master Sublandlord and Master Landlord and their respective employees, agents, contractors, subcontractors, consultants, officers, directors, parents, subsidiaries, affiliates, members, managers, constituent partners, invitees and licensees harmless from all claims, damages, losses, liabilities, costs and expenses, including, without limitation, any sums for which Sub-Sublandlord may be liable to Master Sublandlord under any indemnity, hold harmless or other provision in the Master Sublease (“Master Sublease Indemnify”) and reasonable attorneys’ fees and costs, arising from: (a) Sub-Subtenant’s use of the Sub-Sublease Premises or the conduct of its business or any activity, work, or thing done, permitted

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or suffered by Sub-Subtenant in or about the Sub-Sublease Premises; (b) any breach or default in the performance of any obligation to be performed by Sub-Subtenant under the terms of this Sub-Sublease (or any consents thereto); and (c) any act, neglect, fault or omission of Sub-Subtenant or of its directors, officers, agents, employees, licensees or invitees. In case any action or proceeding shall be brought against Sub-Sublandlord by reason of any such claim, Sub-Subtenant upon notice from Sub-Sublandlord shall defend the same, at Sub-Subtenant’s sole cost and expense, by counsel reasonably approved in writing by Sub-Sublandlord. To the fullest extent permitted by law, Sub-Subtenant, as a material part of the consideration to Sub-Sublandlord, hereby assumes all risk of and waives all claims against Sub-Sublandlord with respect to damage to property or injury to persons in, upon or about the Sub-Sublease Premises from any cause whatsoever except that which is caused by the negligence or willful misconduct of Sub-Sublandlord or the failure of Sub-Sublandlord to observe any of the terms and conditions of this Sub-Sublease where such failure has persisted for an unreasonable period of time after written notice to Sub-Sublandlord of such failure, provided that in no event shall Sub-Subtenant be liable for special, consequential or punitive damages.

13.	DAMAGE TO SUB-SUBTENANT’S PROPERTY.

Notwithstanding anything to the contrary in this Sub-Sublease, Master Landlord, Master Sublandlord and Sub-Sublandlord and its directors, officers and agents shall not be liable for (a) any damage to any property entrusted by Sub-Subtenant to employees of the Building or its property managers, (b) loss or damage to any property by theft or otherwise, (c) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, or (d) any damage or loss to the business or occupation of Sub-Subtenant arising from the acts or neglect of other tenants or occupants of, or invitees to, the Building. Sub-Subtenant shall give reasonably prompt notice to Sub-Sublandlord and Master Landlord in case of a fire or accident in the Sub-Sublease Premises, or in the Building, or of defects of which Sub-Subtenant has actual knowledge.

14.	SUBTENANT’S INSURANCE.

14.1.    Insurance Requirements.    Sub-Subtenant, at its sole cost and expense, shall maintain or cause to be maintained from and after the Term Commencement Date and thereafter throughout the Term, (a) a policy of commercial general liability insurance [including, without limitation, premises operation, bodily injury, automobile operation, personal injury liability (including, without limitation, libel, slander, false arrest and wrongful eviction), wrongful death, products and completed operations, broad form contractual liability and broad form property damage] on occurrence based forms with premiums thereon fully paid in advance, issued by and binding upon an insurance company rated A-, VIII, with a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence in the Building, (b) a policy or policies of Special Form fire and casualty insurance (including sprinkler leakage and water damage coverage) insuring the full replacement cost of all Sub-Subtenant improvements in the Sub-Sublease Premises on the Term Commencement Date, all alterations and all of Sub-Subtenant’s moveable furniture, fixtures, equipment, trade fixtures and other personal property in the Sub-Sublease Premises (collectively, “Tenant’s Insured Property”), and (c) worker’s compensation and employer’s liability insurance, all satisfying the requirements of Section 7.03 of the Master Lease. Sub-Sublandlord, Master Sublandlord and Master Landlord shall be named as additional insureds on Sub-Subtenant’s liability policies and as loss payees under Sub-Subtenant’s fire and casualty policies as their interests shall

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appear. Prior to the time such insurance is first required to be carried by Sub-Subtenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, Sub-Subtenant shall deliver to Sub-Sublandlord certificates evidencing all required insurance.

14.2.        Waiver of Subrogation.    Sub-Subtenant hereby waives on behalf of itself any and all rights of recovery against Sub-Sublandlord, Master Sublandlord and Master Landlord and the officers, employees, agents and representatives of Sub-Sublandlord, Master Sublandlord or Master Landlord on account of loss or damage occasioned to Sub-Subtenant or its property or the properties of others under its control caused by fire or any extended coverage (Special Form) risks described hereunder to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder. Sub-Subtenant shall give notice to its insurance carrier of the foregoing waiver of subrogation. Sub-Sublandlord hereby waives on behalf of itself (and shall also cause its insurers to do so under the applicable property insurance) any and all rights of recovery against Sub-Subtenant and its officers, employees, agents and representatives on account of damage to the Sub-Sublandlord or its property or the properties of others under its control caused by fire or any of the extended coverage (Special Form) risks described herein to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder.

14.3.        Casualty. If this Sub-Sublease is terminated by Sub-Subtenant, Sub-Sublandlord, Master Sublandlord, or Master Landlord as a consequence of a casualty in accordance with any of the provisions of the Master Sublease, then all proceeds of Sub-Subtenant’s insurance payable in connection with all of the Sub-Subtenant improvements in the Sub-Sublease Premises on the Term Commencement Date and all alterations thereafter constructed by or for Sub-Subtenant shall be payable in accordance with the Master Sublease.

15.	TIME.

Time is of the essence of this Sub-Sublease.

16.	NOTICES.

All notices under this Sub-Sublease shall be in writing as follows:

If to Sub-Sublandlord:	E-LOAN, INC.
6230 Stoneridge Mall
Pleasanton, CA 94588
Attention: Legal Department

With an additional copy to:	E-LOAN, INC.
6230 Stoneridge Mall
Pleasanton, CA 94588
Attention: Office of the President

If to Master Landlord
and Master Sublandlord:	To the Notice Addresses and Addressees set forth in the Master Sublease

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If to Sub-Subtenant:	WORKDAY, INC.
6230 Stoneridge Mall, Suite 200
Pleasanton, CA 94588
Attention: Chief Financial Officer

With a copy to:	WORKDAY, INC.
6230 Stoneridge Mall, Suite 200
Pleasanton, CA 94588
Attention: General Counsel

With a copy to:	Thomas E. Cooper, Esquire
Bartko, Zankel, Tarrant & Miller
900 Front Street, Suite 300
San Francisco, CA 94111

or such addresses as may hereafter be designated by either party by notice as required herein. Any such notices shall be either sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered on receipt, (b) sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered when actually delivered (or when delivery is rejected), or (c) personally delivered, in which case notice shall be deemed delivered upon receipt (or when delivery is rejected).

17.	SURRENDER OF SUBLEASE PREMISES.

The voluntary or other surrender of this Sub-Sublease by Sub-Subtenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Sub-Sublandlord, operate as an assignment to it of any subleases or subtenancies.

18.	ALTERNATIVE DISPUTE RESOLUTION.

18.1.    General.    The parties agree that any and all disputes, claims or controversies (collectively, “Dispute” or “Disputes”) arising out of this Agreement that are not resolved by mutual agreement shall be subject to final and binding resolution pursuant to the provisions of this Article 18. Any Dispute in which the amount of the controversy is more than Twenty-Five Thousand Dollars ($25,000) and less than One Hundred Thousand Dollars ($100,000) shall be resolved by Interim Resolution pursuant to the provisions of Section 18.2 below. Any other Dispute in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000) shall be resolved by Arbitration pursuant to the provisions of Section 18.3 below. Any Dispute as to whether a matter is subject to Interim Resolution or Arbitration shall be resolved by Interim Resolution.

18.2.    Interim Resolution.

(a)        As used in this Sub-Sublease, the term “Interim Resolution” refers to the expedited dispute resolution procedure set forth in this Section 18.2.

(b)        Sub-Sublandlord or Sub-Subtenant may initiate an Interim Resolution by making written demand therefor upon the other party and delivering a copy of such demand to the San Francisco office of JAMS. The written demand shall describe with reasonable particularity the matter(s) in dispute and the relief sought by the party initiating the Interim Resolution.

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(c)        JAMS shall select a single neutral arbitrator (“Arbitrator”) meeting the qualifications stated below, and shall administer the Interim Resolution in accordance with the AAA’s Commercial Arbitration Rules (as then in effect), except insofar as such Commercial Arbitration Rules conflict with the express provisions of this Section 18.2. The Arbitrator shall be a retired Superior Court judge with a minimum of ten (10) years experience on the bench or a licensed California attorney with a minimum of fifteen (15) years experience handling the negotiation and/or enforcement of commercial real estate matters.

(d)        The Arbitrator shall conduct an initial hearing within fifteen (15) days after his or her selection and shall endeavor to conclude all further hearings needed to reach his or her decision within fifteen (15) days after such appointment. AU hearings shall be held in San Francisco, California, unless the parties mutually agree on another venue. The hearings shall be reported by a certified shorthand court reporter, and written transcripts shall be made available to the parties on either party’s request.

(e)        Within twenty (20) days after his or her appointment, the Arbitrator shall prepare and provide to the parties a written decision on all matters which are the subject of the Interim Resolution (the “Interim Resolution Decision”). The Interim Resolution Decision shall include the factual findings and legal conclusions which form the basis therefor. The Interim Resolution Decision shall be binding on Sub-Sublandlord and Sub-Subtenant.

(f)        The Arbitrator shall have the power to grant such legal and equitable remedies and award such damages as may be granted or awarded by a judge of the Superior Court of the State of California; provided, however, that the Arbitrator shall not be empowered to terminate the Sub-Sublease or release Sub-Subtenant from all further obligations hereunder.

(g)        The Interim Resolution Decision shall be effective immediately and bind the parties.

(h)        The parties each shall have the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver, if the Interim Resolution Decision to which the applicant may be entitled could be rendered ineffectual in the absence of such relief, or if there is no other adequate remedy. Any such application shall not act as a waiver of the applicant’s rights to seek an Interim Resolution Decision.

(i)        In no event shall any demand for Interim Resolution be made after the date that the institution of legal proceedings based on the underlying claim, dispute or other matter would be barred by the applicable statute of limitations.

18.3.    Arbitration.    Any matter subject to Arbitration pursuant to Section 18.1 shall be submitted to final and binding Arbitration before the San Francisco office of JAMS, or its successor. Either party may commence the Arbitration process called for herein by filing a written demand for Arbitration with JAMS, with a copy to the other party. The Arbitration will be conducted in accordance with the provisions of JAMS dispute resolutions procedures in effect at the time of filing of the demand for Arbitration, except as follows: (a) one (1) arbitrator shall decide the arbitration; (b) the parties shall agree on the one (1) arbitrator, and, if they cannot agree, JAMS shall appoint a retired judge to act as an arbitrator; (c) discovery shall be limited to those matters and procedures specified in Federal Rules of Civil Procedure, Rule 26; and (d) the parties shall exercise due

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diligence and good faith to schedule an Arbitration date that is no later than sixty (60) days after the initial notice of Arbitration and conclude the arbitration within ninety (90) days after the initial notice of Arbitration. The costs of arbitration (but not including the attorney’s fees of either party) shall be awarded to the prevailing party in such Arbitration. Such arbitration shall take place in Alameda County, California.

19.	GENERAL PROVISIONS.

19.1.    Entire Agreement.    This Sub-Sublease and Exhibits A-M, attached hereto, contain all of the agreements of the parties, and there are no verbal or other agreements which modify or affect this Sub-Sublease. This Sub-Sublease and Exhibits A-M attached hereto supersedes any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Sub-Sublease Premises.

19.2.    Terms and Headings.    The words “Sub-Sublandlord” and “Sub-Subtenant” include the plural as well as the singular, and words used in any gender include all genders. The titles to Sections of this Sub-Sublease are not a part of this Sub-Sublease and shall have no effect upon the construction or interpretation of any part hereof.

19.3.    Successors and Assigns.    All of the covenants, agreements, terms and conditions contained in this Sub-Sublease shall inure to and be binding upon Sub-Sublandlord and Sub-Subtenant and their respective successors and assigns.

19.4.    Brokers.    Sub-Subtenant represents and warrants to Sub-Sublandlord that, except with respect to Griggs Resource Group (“Sub-Subtenant’s Broker”), Sub-Subtenant has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sub-Sublease and Sub-Subtenant shall indemnify, defend and hold harmless Sub-Sublandlord against any loss, cost, liability or expense incurred by Sub-Sublandlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or asserted to have been made by or on behalf of Sub-Subtenant. Sub-Sublandlord represents and warrants to Sub-Subtenant that, except with respect to CM Realty (“Sub-Sublandlord’s Broker”), Sub-Sublandlord has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sub-Sublease and Sub-Sublandlord shall indemnify, defend and hold harmless Sub-Subtenant against any loss, cost, liability or expense incurred by Sub-Subtenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Sub-Sublandlord. Sub-Subtenant’s Broker and Sub-Sublandlord’s Broker are hereinafter collectively referred to as “Brokers.” If, and solely if, this Sub-Sublease transaction is consummated and Sub-Subtenant and pays Base Rent, Sub-Sublandlord shall pay the real estate brokerage commission with respect to this Sub-Sublease transaction pursuant to a separate written agreement. In the event Sub-Sublandlord fails to pay the real estate brokerage commission to the Brokers within thirty (30) days of the due date and billing, Sub-Subtenant may pay the Brokers (whether in installments or in a lump sum, at Sub-Subtenant’s sole option) and deduct all such amounts paid from Rent coming due.

19.5.    Liability of Sub-Sublandlord.    No officer, director, employee or shareholder of Sub-Sublandlord shall have or incur any personal liability whatsoever with respect to this Sub-Sublease. Further, the liability of Sub-Sublandlord to Sub-Subtenant with respect to Sub-Sublandlord’s obligations under this Sub-Sublease shall not, in the aggregate, exceed One Million Eight Hundred Thousand Dollars ($1,800,000).

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19.6.    Severability.    Any provision of this Sub-Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

19.7.     Examination of Sub-Sublease.    Submission of this instrument for examination or signature by Sub-Subtenant does not constitute a reservation of or an option to Sub-Sublease, and it is not effective as a Sub-Sublease or otherwise unless and until (a) the execution by and delivery to both Sub-Sublandlord and Sub-Subtenant of this Sub-Sublease, and (b) the Master Landlord and Master Sub landlord Consent hereto as provided in Article 3 above.

19.8.    Recording.    Neither Sub-Sublandlord nor Sub-Subtenant shall record this Sub-Sublease or a short form Memorandum of same.

19.9.    Survival of Obligations.    All provisions of this Sub-Sublease which require the payment of money or the delivery of property after the termination of this Sub-Sublease or require Sub-Subtenant to indemnify, defend or hold Sub-Sublandlord harmless or require Sub-Sublandlord to indemnify, defend or hold Sub-Subtenant harmless shall survive the expiration or earlier termination of this Sub-Sublease.

19.10.    Business Days.    Business Day(s) shall have the same meaning as specified in Section 1.16 of the Master Lease.

19.11.    Non-Solicitation of Employees.    Unless otherwise mutually agreed in writing, prior to one (1) year after the Effective Date, or prior to one (1) year after the expiration of the Term of this Sub-Sublease, or earlier termination, whichever is later, neither party will encourage or solicit any employee or consultant of the other party to terminate its relationship with such other party for any reason. Notwithstanding the foregoing, each party can, without liability, hire the employee of the other party if the employee answers a general solicitation of the soliciting party or its agents; provided, however, that the party making such a general solicitation is not permitted to use any information of the other party to make such a general solicitation.

19.12.    Counterparts.    The parties may execute this Sub-Sublease in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Sub-Sublease in the presence of the other parties to this Sub-Sublease. This Sub-Sublease is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Sub-Sublease, a party must produce or account only for the executed counterpart of the party to be charged. Any party delivering an executed counterpart of this Sub-Sublease by facsimile shall also deliver a manually executed counterpart of this Sub-Sublease, but the failure to do so does not affect the validity, enforceability, or binding effect of this Sub-Sublease.

[Signatures on the following page]

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19.13.    Appendices and Riders.    The following exhibits are attached hereto and by this reference made a part of this Sub-Sublease:

EXHIBIT A	Master Sublease
EXHIBIT B	Sub-Sublease
EXHIBIT C	Premises Consent
EXHIBIT D	Confirmation of Commencement Date
EXHIBIT E	Base Rent and L-C Reduction Schedules
EXHIBIT F-1	FF&E (Fourth Floor)
EXHIBIT F-2	FF&E (First Floor)
EXHIBIT F-3	FF&E (Fifth Floor)
EXHIBIT G-1	Bill of Sale (Fourth Floor)
EXHIBIT G-2	Bill of Sale (First Floor)
EXHIBIT G-3	Bill of Sale (Fifth Floor)
EXHIBIT H	Letter of Credit Form and Escrow Letter
EXHIBIT I	Sign Exhibit
EXHIBIT I-1	Interior Lobby Signage
EXHIBIT J	First Floor Reception Area and Lobby Improvements
EXHIBIT K	First Floor Improvements
EXHIBIT L	Fourth Floor Improvements
EXHIBIT M	Construction Procedures

IN WITNESS WHEREOF, the parties hereto have executed this Sub-Sublease as of the date first above written.

SUB-SUBTENANT:		SUB-SUBLANDLORD:

Workday, Inc.,		E-Loan, Inc.,
a Nevada corporation		a Delaware corporation

By:	/s/ Steve Hill	By:	/s/ Mark Lefanowiez
Name:	Steve Hill	Name:	Mark Lefanowiez
Its:	CFO	Its:	President

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EXHIBIT A

MASTER SUBLEASE

Exhibit A

SUBLEASE

BUILDING D

i

	9.2	Tenant Improvement Allowance	18

	9.3	Additional Allowance	20

10.	Use; Sublandlord’s Trade Names; Parking; Signage; Roof Rights; Generator; BART Shuttle		21

	10.1	Use	21

	10.2	No Use of Trade Names	21

	10.3	Parking	21

	10.4	Signage	22

	10.5	Rooftop Richts	23

	10.6	Generator	23

	10.7	BART Shuttle	23

11.	Compliance With Laws and Regulations; Prohibited Actions		23

12.	Sub-Subletting		25

13.	Defaults And Remedies		26

14.	Alterations		27

15.	Indemnification		28

16.	Damage to Subtenant’s Property		29

17.	Subtenant’s Insurance		29

18.	Services		30

19.	Time		30

20.	Right To Perform		31

21.	Non-Waiver		31

22.	Notices		31

23.	Surrender of Sublease Premises		32

24.	General Provisions		32

	24.1	Entire Agreement	32

ii

24.2	Terms and Headings	32

24.3	Successors and Assigns	32

24.4	Brokers	32

24.5	Liability of Sublandlord	33

24.6	Severability	33

24.7	Examination Of Sublease	33

24.8	Recording	33

24.9	SNDA	33

24.10	Survival of Obligations	33

24.11	Appendices and Riders	33

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SUBLEASE

BUILDING D

This Sublease is made as of June 20, 2003 by and between CHARLES SCHWAB & CO., INC., a California corporation (“Sublandlord”), and E-Loan, INC., a Delaware corporation (“Subtenant”).

R E C I T A L S:

A.      California Corporate Properties D, LLC, a Delaware limited liability company (“Master Landlord”), as Landlord, and Sublandlord, as Tenant, entered into that certain Amended and Restated Office Building Lease effective March 16, 2000, a copy of which is attached hereto as Exhibit A (as amended, the “Master Lease”), covering the premises comprising approximately 148, 902 rentable square feet (“RSF”) described in the Master Lease (the “Master Premises”) in that certain building known as Building D of the Pleasanton Corporate Commons located at 6230 Stoneridge Mall Road in Pleasanton, California (“Building D”). Capitalized terms used in this Sublease but not defined herein shall have the meaning given them in the Master Lease.

B.      Sub-Subtenant desires to sublet from Sublandlord a portion of the Master Premises located on the entire First, Third, Fourth and Fifth Floor(s) of Building D, described as approximately 118,134 RSF as shown on Exhibit B attached hereto (the “Sublease Premises”) and Sublandlord desires to sublease the Sublease Premises to Subtenant on the terms, covenants and conditions contained in this Sublease.

C.      Sublandlord also leases from affiliates of Master Landlord those certain Buildings known as Building B and Building C of the Pleasanton Corporate Commons located on Stoneridge Mall Road in Pleasanton, California (“Building B” and “Building C”, respectively) pursuant to those certain Amended and Restated Office Building Leases for Building B effective March 16, 2000 and Building C effective March 16, 2000 (as amended, the “Building B Lease” and “Building C Lease”, respectively), a copy of each of which has previously been delivered by Sublandlord to Subtenant.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Sub-Subtenant agree as follows:

1.	SUBLEASE.

Upon and subject to the terms, covenants and conditions hereinafter set forth, Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord the Sublease Premises.

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2.	TERM; POSSESSION.

2.1      COMMENCEMENT DATE.    The Commencement Date of this Sublease shall be the later to occur of (a) the date on which the Master Landlord consents in writing to this Sublease as described in Section 3 below or (b) June 20, 2003. Possession of the Sublease Premises shall be delivered to Subtenant in three (3) separate phases (hereinafter defined as Phase I, Phase II and Phase III, respectively, as set forth below in Section 2.2) following receipt of the executed Master Landlord’s Consent, in broom-clean and “AS-IS and WITH ALL FAULTS” condition as provided in Section 9 below (subject to all of the terms and conditions set forth in this Sublease except for Subtenant’s obligation to pay Base Rent and Additional Rent) for the sole and limited purpose of allowing Subtenant to install in each of Phase I, Phase II and Phase III, respectively, its Tenant Improvements (as defined in Section 9.2 below), fixtures, furnishings, equipment, cabling and personal properly pursuant to Section 14 below but subject to the restrictions set forth in Section 6.3 below. The date on which Phase I of the Sublease Premises is delivered to Subtenant is referred to herein as the “Phase I Delivery Date.” The date on which Phase II of the Sublease Premises is delivered to Subtenant is referred to herein as the “Phase II Delivery Date.” The date on which Phase III of the Sublease Premises is delivered to Subtenant is referred to herein as the ‘Phase III Delivery Date.” Sublandlord and Subtenant shall enter in a Commencement Date and Phase I Delivery Date Agreement in substantially the form attached hereto as Exhibit C-1 confirming the Commencement Date and the Phase I Delivery Date promptly following the Commencement Date. Likewise, Sublandlord and Subtenant shall enter into a Phase II Delivery Date Agreement and Phase III Delivery Date Agreement in the forms attached hereto as Exhibit C-2 and Exhibit C-3, respectively, confirming the Phase II Delivery Date and the Phase III Delivery Date, respectively, promptly following the Phase II Delivery Date and the Phase III Delivery Date, respectively.

2.2      PHASES DEFINED.    As used in this Sublease, Phase I, Phase II and Phase III shall have the following meanings:

  2.2.1    PHASE I.     Phase I shall mean approximately 25,830 rentable square feet (“RSF”) on the First Floor of Building D and approximately 18,938 RSF on the Third Floor of Building D, as set forth on the floor plan attached hereto as Exhibit D-1 (for a total RSF for Phase I of approximately 44,768 RSF).

  2.2.2    PHASE II.    Phase II shall mean approximately 15,384 RSF on the Fourth Floor of Building D as set forth on the floor plan attached hereto as Exhibit D-2.

  2.2.3    PHASE III.    Phase III shall mean approximately 15,384 RSF on the Fourth Floor of Building D, approximately 11,830 RSF on the Third Floor of Building D and the entire Fifth Floor of Building D comprised of approximately 30,768 RSF as set forth on the floor plan attached hereto as Exhibit D-3 (for a total RSF for Phase III of approximately 57,982 RSF).

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2.3      SUBLANDLORD’S REMEASUREMENT OF EACH PHASE.    Intentionally Deleted.

2.4      PHASE DELIVERY DATES AND PHASED RENT COMMENCEMENT DATE.    The Sublease Premises shall be delivered to Subtenant, and Subtenant shall commence paying rent for the Sublease Premises, in three (3) Phases as follows:

  2.4.1    PHASE I.    Provided that Subtenant has paid the first month’s Base Rent applicable to Phase I to Sublandlord and Master Landlord has delivered its Master Landlord Consent, as provided in Section 3 below, Sublandlord shall deliver Phase I to Subtenant on June 20, 2003 (“Phase I Delivery Date”) to permit Subtenant to construct and install its Tenant Improvements, fixtures, furnishings, cabling and personal property therein pursuant to the Work Letter for Subtenant Improvements attached hereto as Exhibit E (“Work Letter”) but subject to the restrictions set forth in Section 6.3 below. Subtenant shall commence paying Base Rent for Phase I on the earlier to occur of (i) the date on which Subtenant commences the conduct of its business in all or any portion of Phase I or (ii) October 10, 2003; provided, however, that so long as Subtenant is diligently pursuing the completion of its Tenant Improvements in Phase I, this October 10, 2003 date may be extended for up to thirty (30) days to November 9, 2003, and provided further, that this October 10, 2003 date may be further extended for up to an additional twenty (20) days to November 29 , 2003 if and solely to the extent that Subtenant is delayed in completing its Tenant Improvements in Phase I by reason of Force Majeure Delays (with such earlier date in (i) or (ii) above being the “Phase I Rent Commencement Date”). In no event shall the Phase I Rent Commencement Date be extended beyond November 29, 2003 for any reason whatsoever.

  2.4.2    PHASE II.    Provided Subtenant has paid the first month’s Base Rent applicable to Phase II to Sublandlord, Sublandlord shall deliver Phase II to Subtenant on October 1, 2003 (“Phase II Delivery Date”) or earlier pursuant to Subtenant’s written request in accordance with Section 2.4.2.1 below to permit Subtenant to construct and install its Tenant Improvements, fixtures, furnishings, cabling and personal property therein pursuant to the Work Letter. Subtenant shall commence paying Base Rent for Phase II on the earlier to occur of (i) the date on which Subtenant commences the conduct of its business in all or any portion of Phase II or (ii) March 24, 2004 (with such earlier date being the “Phase II Rent Commencement Date”).

  2.4.2.1      Subtenant, in its discretion, shall have the right to request in writing that Phase II be delivered by Sublandlord to Subtenant in the condition specified in Section 9 of this Sublease prior to the October 1, 2003 Phase II Delivery Date specified in Section 2.4.2 above to permit Subtenant to construct and install its Tenant Improvements, fixtures, furnishings, cabling and personal property therein pursuant to the Work Letter, in which event the Phase II Delivery Date shall be such earlier actual delivery date as to Phase II and Subtenant shall pay the first month’s Base Rent applicable to Phase II to Sublandlord on or before such earlier actual Phase II Delivery Date. In such event, Subtenant shall reimburse to Sublandlord the cost of providing utilities and services and other variable cost to Phase II as reasonably determined by Sublandlord in connection with the build-out and completion of the Tenant Improvements in Phase II prior to the Phase II Rent Commencement Date (e.g., the cost of providing heating, ventilating and air conditioning (“HVAC”) and similar services to Phase II). Additionally, as provided in Section 2.4.2 above, the Phase II Rent Commencement Date shall be the earlier of (i) March 24, 2004 or (ii) the date on which Subtenant commences the

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conduct of its business in all or any part of Phase II (with “conduct of its business” being defined broadly to include the conduct of Tenant’s business in, occasional or ancillary use of, or storage of equipment or supplies in all or any portion of Phase II). Until the Phase II Rent Commencement Date occurs, upon the reasonable request of Sublandlord from time to time, an officer of Subtenant shall certify to Sublandlord in writing that no portion of Phase II is being used or occupied by Subtenant and Sublandlord and its agents shall have the right to inspect Phase II with respect to Subtenant’s occupancy.

  2.4.3     PHASE III.    Provided Subtenant has paid the first month’s Base Rent applicable to Phase III to Sublandlord, Sublandlord shall deliver Phase III to Subtenant on October 1, 2003 (the “Phase III Delivery Date”) or earlier pursuant to Subtenant’s written request in accordance with Section 2.4.3.1 below to permit Subtenant to construct and install its Tenant Improvements, fixtures, furnishings, cabling and personal property therein pursuant to the Work Letter. Subject to the provisions of Section 2.4.3.1 below, Subtenant shall commence paying Base Rent for Phase III on November 30, 2004 (the “Phase III Rent Commencement Date”). If Subtenant commences the conduct of its business in all or any portion of Phase III prior to the November 30, 2004 Phase III Rent Commencement Date or otherwise requires that utilities or other services be provided to Phase III in connection with its use and/or occupancy of Phase III prior to the Phase III Rent Commencement Date, Subtenant shall reimburse to Sublandlord the cost of providing all such utilities and services and any other variable costs which are actually incurred by reason of Subtenant’s occupancy on a monthly basis within thirty (30) days of Subtenant’s receipt of invoices therefor.

  2.4.3.1      Subtenant, in its discretion, shall have the right to request in writing that Phase III be delivered by Sublandlord to Subtenant in the condition specified in Section 9 of this Sublease prior to the Phase III Delivery Date specified in Section 2.4.3 above to permit Subtenant to construct and install its Tenant Improvements, fixtures, furnishings, cabling and personal property pursuant to the Work Letter, in which event the Phase III Delivery Date shall be such earlier actual delivery date as to Phase III and Subtenant shall pay the first month’s Base Rent applicable to Phase III to Sublandlord on or before such earlier actual Phase III Delivery Date. In such event, Subtenant shall reimburse to Sublandlord the cost of providing utilities and services and other variable costs to Phase III as reasonably determined by Sublandlord in connection with the build-out and completion of the Tenant Improvements in Phase III prior to the Phase III Rent Commencement (e.g. the cost of providing HVAC and similar services to Phase III). If Subtenant commences the conduct of its business in all or any part of Phase III (with “conduct of its business” again being defined broadly to include the conduct of Tenant’s business in, occasional or ancillary use of, or storage of equipment or supplies in all or any portion of Phase III) prior to October 1, 2003, then Subtenant shall pay the Base Rent otherwise applicable to Phase III from the date such conduct of business commences in Phase III through September 30, 2003 (after which date the provisions of Section 2.4.3 above shall control). Until October 1, 2003, upon the reasonable request of Sublandlord from time to time, an officer of Subtenant shall certify to Sublandlord in writing that no portion of Phase III is being used or occupied by Subtenant and Sublandlord and its agents shall have the right to inspect Phase III with respect to Subtenant’s occupancy.

2.5    TERM.    The term of the Sublease (the “Term”) shall commence on the Commencement Date and shall terminate at 11:59 p.m. on June 30, 2010 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof or of the Master Lease or unless extended pursuant to the provisions of Section 2.9 below.

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2.6    EARLY ACCESS.    Subject to the terms and provisions of the Work Letter and the terms and provisions of this Sublease, Subtenant shall be permitted to enter Phase I from and after the Phase I Delivery Date until the Phase I Rent Commencement Date (but subject to the restrictions set forth in Section 6.3 below), to enter Phase II from and after the Phase II Delivery Date until the Phase II Rent Commencement Date, and to enter Phase III from and after the Phase III Delivery Date until the Phase III Rent Commencement Date, respectively, for the sole and limited purpose of constructing and installing its Tenant Improvements, fixtures, furnishings, equipment, cabling and personal property within Phase I, Phase II and Phase III, respectively, of the Sublease Premises; provided, however, that, as to Phase III only, such early access shall allow the commencement of business as provided in, and subject to the terms and conditions of, Section 2.4.3 above. Such limited entry and use of the Sublease Premises shall not obligate Subtenant to commence paying Base Rent for each applicable Phase unless Subtenant commences its business operations in all or any portion of such Phase prior to the Rent Commencement Date for each respective Phase. This right of entry onto the Sublease Premises is subject to revocation by Sublandlord in the event that Subtenant or its employees, contractors, subcontractors or agents cause unreasonable interference with any of Sublandlord’s work in Building D or any labor dispute or damage during such period which results either directly or indirectly from the installation or delivery of the foregoing, or Subtenant otherwise breaches any term, covenant or condition of this Sublease. Prior to Subtenant’s entry onto the Sublease Premises in accordance with this Section 2.6, Subtenant shall satisfy all of the insurance requirements set forth in Section 17 of this Sublease. Under no circumstances shall Sublandlord be liable or responsible for, and Subtenant agrees to assume all risk of loss or damage to such installation of its tenant improvements, furniture, fixtures, furnishings, equipment, cabling and personal property and to indemnify, defend and hold Sublandlord harmless from any liability, loss or damage arising from any damage to the property of Sublandlord, or its contractors, employees or agents, and any death or personal injury to any person or persons to the extent caused by, attributable to or arising out of, whether directly or indirectly, Subtenant’s entry onto the Subleased Premises or the delivery, placement, installation, or presence of its tenant improvements, furniture, fixtures, furnishings, equipment, cabling and personal property, except to the extent that such loss or damage is caused by Sublandlord’s willful misconduct or gross negligence or the willful misconduct or gross negligence of Sublandlord’s contractors, agents or employees.

2.7    GUARANTEED EXPANSION OPTION.    Sublandlord hereby grants to Subtenant the option to expand the Sublease Premises to include, in addition to the Sublease Premises, the portion of the Master Premises located on the entire Second Floor of Building D and containing approximately 30,768 RSF rentable square feet as shown on Exhibit F attached hereto (“Expansion Premises”), provided that Subtenant may not exercise the foregoing option if Subtenant has defaulted under this Sublease (and any applicable cure periods have expired without cure) and such uncured default is continuing either at the time of giving its notice of its irrevocable election to exercise its expansion option or on the commencement date of the Expansion Term (defined below) and Subtenant shall not exercise the foregoing option for less than the entire Second Floor of Building D. Subtenant shall have the right to exercise such option by giving its irrevocable written notice of exercise of the option (“Option Exercise

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Notice”) to Sublandlord no later than October 1, 2004. Subtenant shall sublease the Expansion Premises on all of the terms and conditions contained in this Sublease including, without limitation, the same per RSF Base Rent and Tenant Improvement Allowance (defined in Section 9.2 below) and Base Year as for the balance of the Sublease Premises, except that (i) the term of the sublease for the Expansion Premises shall commence within seven (7) days following Sublandlord’s receipt of the Option Exercise Notice on a date specified in writing by Sublandlord (the “Expansion Commencement Date”) and shall terminate on the June 30, 2010 Expiration Date (“Expansion Term”); (ii) Subtenant shall not have access to the Expansion Premises prior to the Expansion Commencement Date; (iii) Subtenant’s obligation to commence paying Base Rent for the Expansion Premises shall commence on the earlier of (a) the date on which Subtenant commences the conduct of its business in all or any portion of the Expansion Premises or (b) six (6) months following the Expansion Commencement Date (with such earlier date being the “Expansion Premises Rent Commencement Date”); and (iv) Subtenant’s Proportionate Share for increases in Basic Operating Expenses of Building D shall be adjusted upward to one hundred percent (100%) as provided in Section 5 below. The Expansion Premises shall be delivered by Sublandlord to Subtenant broom clean and in “AS IS and WITH ALL FAULTS” condition as provided in Section 9 below. The foregoing right to sublease the Expansion Premises is personal to Subtenant and may not be assigned, sold, leased, subleased or otherwise transferred, voluntarily or involuntarily, by or to any other person or entity, other than to an Affiliate (as defined in Section 12.2 below).

2.8       RIGHT OF FIRST OFFER.    Provided that Subtenant is not then in default under this Sublease (following the expiration of all applicable cure periods without cure) and provided further that the Master Landlord of Building C or the Master Landlord of Building B, as applicable, has consented in writing to Subtenant leasing space in Building C or Building B pursuant to the terms and provisions set forth in this Section 2.8 and the applicable sublease:

  (i)      if Subtenant has previously declined (i.e., on or before October 1, 2004) to exercise its Expansion Option set forth in Section 2.7 to sublease the Expansion Premises and Sublandlord desires to sublease part or all of the Second Floor of Building D to a third party subtenant; or

  (ii)      if and only if Subtenant is then subleasing all of Building D (or has irrevocably exercise its option to lease the entire Expansion Premises prior to the earlier to occur of (a) Sublandlord delivering its first written subleasing proposal to prospective third party subtenant with respect to Offered Space (defined below) or (b) Sublandlord receiving the first written proposal from a prospective third party subtenant offering to sublease Offered Space from Sublandlord) and only in such events, if Sublandlord desires to sublease part of Building C (as defined in Recital C above) to a third party subtenant, then in either such event, before offering to sublease part or all of the Second Floor of Building D or part of Building C to a third party subtenant on terms acceptable to Sublandlord in Sublandlord’s sole discretion, Sublandlord shall first deliver to Subtenant Sublandlord’s written notice (“Offer Notice”) of the space which Sublandlord is proposing to sublease (the “Offered Space”), which Offer Notice shall specify the RSF and location of the Offered Space, the term of

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the sublease for the Offered Space and any extension and/or expansion options or puts, the commencement date and rent commencement date, base rent, additional rent and base year (if any) for the Offered Space, the tenant improvement allowance (if any) or other concessions (if any) for the Offered Space, those terms and conditions of the Master Lease (and/or the Building C Lease) which shall be specifically excluded (in the same manner as set forth in Section 7.1 of this Sublease) from applying to the Offered Space and such other terms, provisions and conditions as Sublandlord elects to include in the Offer Notice; provided, however, that if and only if the rent commencement date for such offered space will occur on or before March 1, 2005, then the Offer Notice shall only specify the RSF and location of the Offered Space, the commencement date and any extension and/or expansion options or puts, and shall otherwise contain the terms and provisions set forth in the third to the last sentence of this Section 2.8. Notwithstanding anything contained in this Section 2.8 to the contrary, Sublandlord shall have no obligation to offer any space in Building C to Subtenant as Offered Space or otherwise if any one of the following applies: (i) Subtenant is not then subleasing all of Building D; (ii) Subtenant is then subleasing (or has exercised its irrevocable option under this Section 2.8 to sublease) at least two (2) full floors (or the equivalent thereof on a RSF basis) in Building C (or at least two (2) floors in Building B (or the equivalent thereof on a RSF basis) if Sublandlord in its sole discretion has exercised its right set forth below in this Section 2.8 to substitute space in Building B as Offered Space in lieu of space in Building C); or (iii) if such space becomes available by reason of any extension or expansion option in favor of any third party subtenant then subleasing space in Building C (or Building B, if applicable). Subtenant shall have five (5) business days following receipt of Sublandlord’s Offer Notice in which to irrevocably and unconditionally elect to sublease the Offered Space pursuant to all of the terms and conditions set forth in the Offer Notice, including, without limitation, Subtenant’s agreement to sublease all of the Offered Space which is subject to the Offer Notice. If Subtenant fails to so irrevocably and unconditionally elect to timely exercise its right to sublease the Offered Space within such five (5) business day period (or if Subtenant’s election is conditional in any manner whatsoever), then Subtenant shall be deemed to have rejected the Offer Notice, Subtenant’s rights under this Section 2.8 with respect to the Offered Space shall terminate and thereafter be null and void and Sublandlord shall thereafter have the right to sublease the Offered Space to any third party offeree on terms and conditions deemed acceptable to Sublandlord; provided, however, that if (w) Sublandlord fails to enter into a binding sublease agreement for at least eighty percent (80%) of the Offered Space covered in the Offer Notice with a net effective rent per RSF equal to at least eighty percent (80%) of the net effective rent per RSF set forth in the Offer Notice for the Offered Space within two hundred seventy (270) days following the date of Subtenant’s rejection (or deemed rejection) of the Offer Notice, or (x) Sublandlord elects, following Subtenant’s rejection (or deemed rejection) of the Offer Notice to offer less space than eighty percent (80%) of the entire Offered Space set forth in the rejected Offer Notice, or (y) Sublandlord elects following Subtenant’s reject (or deemed rejection) of the Offer Notice to offer the Offered Space for less than eighty percent (80%) of the net effective rent per RSF set forth in the rejected Offer Notice or (z) such Offered Space again becomes available for subleasing at a later date following the expiration of the earlier third party sublease (each, a “Re-Up Right”), Subtenant’s rights under this Section 2.8 shall again apply to such Offered Space. Notwithstanding the foregoing, Sublandlord shall not be obligated to offer more than two (2) full floors in Building C to Subtenant as Offered Space (and Subtenant’s rights under this Section 2.8 with respect to subleasing space in Building C shall terminate and be null and void from and

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after the date on which Subtenant subleases at least two (2) full floors in Building C (or in Building B if Sublandlord, in its sole discretion, has substituted Offered Space in Building B in lieu of Offered Space in Building C as set forth below)); provided, however, that if, in Sublandlord’s sole and absolute discretion, Sublandlord’s Offer Notice with respect to Offered Space in Building C includes more than two (2) floors of Building C, Subtenant’s irrevocable and unconditional election to sublease such Offered Space must be as to all of the Offered Space in Building C which is the subject of Sublandlord’s Offer Notice and not solely as to two (2) floors. If the Offered Space includes all or a part of the Second Floor of Building D, then this Sublease shall be amended to include the Offered Space on the terms and conditions that are set forth in the Offer Notice. If the Offered Space includes space in Building C (or in substituted space in Building B as discussed below) then Sublandlord and Subtenant shall enter into a new sublease for such Offered Space in Building C (or in Building B, as applicable) on the terms and conditions set forth in the Offer Notice and otherwise on the terms and conditions set forth in this Sublease (including, without limitation, the requirement for an additional letter of credit as provided in Section 6.2 below) but appropriately modified to reflect the terms and conditions of the Building C Lease (or the Building B Lease, if applicable). If Subtenant elects to sublease two (2) floors or less (but not more than two (2) floors) in Building C pursuant to Sublandlord’s Offer Notice where the rent commencement date occurs on or before March 1, 2005, or if Subtenant submits an offer to lease up to two (2) floors (but not more than two (2) floors) in Building C in full floor increments other than on the first floor of Building C and in half-floor increments for such first floor where the rent commencement date occurs on or before March 1, 2005 (which Sublandlord hereby agrees to accept subject to the terms set forth in this sentence and in the first sentence of this Section 2.8 (including, without limitation, Sublandlord’s right to specify Offered Space in Building B in lieu of Building C)), then Sublandlord, in Sublandlord’s sole and absolute discretion, shall have the right to substitute space in Building B rather than Building C, and such subleasing shall be on all of the same terms and provisions of this Sublease except that (a) the Base Rent shall be Twenty and 64/00 Dollars ($20.64) per RSF per annum, (b) the Base Year shall be the 2004 calendar year, (c) the tenant improvement allowance shall equal Thirty-Seven and 50/00 Dollars ($37.50) per RSF multiplied by the fraction the numerator of which is the number of months in the sublease term as to such Building C space (or the number of months in the sublease as to such Building B space if Sublandlord has elected to substitute space in Building B in lieu of space in Building C)P, and the denominator of which is sixty-seven (67) months (provided that in no event shall such tenant improvement allowance ever exceed $37.50 per RSF) and Subtenant shall deliver an additional letter of credit in the amount of Ten Dollars ($10.00) per RSF of the Offered Space (and with the same annual burn-off features), to Sublandlord as provided in Section 6.2 below; (d) Subtenant shall be entitled to 3.4 unreserved vehicle parking spaces per 1,000 RSF of space occupied by Subtenant in Building C (or Building B, as applicable); and (e) the sublease shall be subject to the terms and conditions of the Building C Lease (or the Building B Lease, as applicable). Subtenant’s rights under the immediately preceding sentence (A) shall only apply where Subtenant is then subleasing all of Building D and Subtenant’s offer or the Offer Notice with respect to the Offered Space specifies a rent commencement date on or before March 1, 2005 and (B) shall not apply to any space in Building C (or Building B, as applicable), which Subtenant has previously rejected as Offered Space pursuant to an Offer Notice previously delivered by Sublandlord to Subtenant (unless Subtenant has a Re-Up Right (as defined above in this Section 2.8) to sublease such Offered Space). Notwithstanding the foregoing, Subtenant acknowledges and agrees that

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Subtenant has no right of first offer, right of first refusal or any other right of any nature whatsoever under this Sublease or otherwise to sublease any space in Building B unless Sublandlord elects to offer space in Building B to Subtenant for sublease as set forth above in this Section 2.8. Subtenant’s rights under this Section 2.8 shall terminate if the Sublease or Subtenant’s rights to possession of the Sublease Premises under the Sublease are terminated, if Subtenant assigns any of its interest in the Sublease (except for a permitted transfer to Affiliate under the Sublease), or if Subtenant sublets any portion of the Sublease Premises or Subtenant fails to timely exercise its option as herein provided.

2.9      OPTION TO EXTEND TERM.    If and only if Subtenant is then subleasing at least four (4) full floors in Building D, Sublandlord hereby grants to Subtenant the right to extend the term of this Sublease for one additional period of thirty-six (36) months commencing on July 1, 2010 and expiring at 11:59 p.m. on June 30, 2013 (“Extended Term”) as to the entire space then being subleased by Subtenant in Building D. Similarly, if and only if Subtenant is occupying at least four (4) full floors in Building C, then in the sublease for Building C, Sublandlord shall grant to Subtenant the right to extend the term of the sublease for Building C as to the entire space then being subleased by Subtenant in Building C for one additional period of thirty-six (36) months commencing on May 1, 2010 and expiring at 11:59 p.m. on April 30, 2013 (the “Building C Extended Term”). Similarly, if and only if Subtenant is occupying at least four (4) full floors in Building B, then in the sublease for Building B Sublandlord shall grant to Subtenant the right to extend the term of the sublease for Building B as to the entire space then being subleased by Subtenant in Building B for one additional period of thirty-six (36) months commencing on November 1, 2010 and expiring on October 31, 2013 (the “Building B Extended Term”). Subtenant shall have no right to extend the term of this Sublease or the sublease for Building B or Building C, as applicable for less than the entire space then being subleased by Subtenant in Building D, Building B or Building C, as applicable (but Subtenant may extend as to Building D and not Building B or Building C, as applicable, or vise versa). Subtenant may exercise the foregoing rights to extend if and only if (i) Subtenant notifies Sublandlord in writing of its irrevocable election to extend the term of the Sublease as to Building D on or before April 29, 2009, or as to Building C on or before February 27, 2009, or as to Building B on or before August 30, 20009, and (ii) Subtenant is not in default of any of this Sublease or the subleases for Building B or Building C (following the expiration of any applicable cure periods without cure) either at the time of giving notice of its irrevocable election to extend or on the commencement date of the Extended Term. If each of the conditions set forth in the immediately preceding sentence is not satisfied in full, then Subtenant’s’ option to extend the Term of the Sublease and the subleases for Building B and Building C, as applicable, shall lapse and be null and void. Subtenant’s notice(s) of its election to extend the Term(s) shall be irrevocable when made. All of the terms and provisions of this Sublease or the sublease for Building B or Building C, as applicable, shall apply during the Extended Term except that (a) Base Rent during the Extended Term shall increase to Twenty Eight Dollars ($28.00) per RSF of the entire Sublease Premises (and the entire sublease premises in Building B or Building C, as applicable) per year, (b) there shall be no further right to extend the term of the Sublease or the sublease for Building B or Building C, as applicable, beyond the applicable Extended Term, (c) Sublandlord shall have no obligation to make improvements to the Sublease Premises (or to the sublease premises in Building B or

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Building C, as applicable) of any nature whatsoever or to pay any Tenant Improvement Allowance or similar payment to Subtenant and (d) the Base Year for Basic Operating Expenses for both this Sublease and the subleases as to Building B or Building C, as applicable, shall be the 2010 calendar year. The foregoing right to extend the term of the Sublease is personal to Subtenant and may not be assigned, sold, leased, subleased or otherwise transferred, voluntarily or involuntarily, by or to any other person or entity, other than to an Affiliate (as defined in Section 12.2 below).

3.	MASTER LANDLORD’S CONSENT.

This Sublease is not and shall not be effective unless and until Master Landlord shall have delivered to Sublandlord Master Landlord’s written consent to this Sublease in accordance with the provisions of the Master Lease. If Master Landlord fails to consent to this Sublease within twenty (20) days after the date of this Sublease, either party may terminate this Sublease by written notice to the other party and in such event neither party shall have any obligations to the other party under this Sublease, except that Sublandlord shall promptly (i) refund to Subtenant prepaid Base Rent for the first month of the Term and (ii) return the L-C (as defined in Section 6.1 below) to Subtenant.

4.	BASE RENT.

4.1      During the Term, Subtenant agrees to pay Sublandlord as base rent (“Base Rent”) for the Sublease Premises the sum of Twenty-Two and 50/00 Dollars ($22.50) per RSF annually, which Base Rent shall be payable in equal monthly installments of One and 875/100ths Dollars ($1.875) per RSF. Commencing on the date which is ninety (90) days following the Phase I rent Commencement Date, Subtenant shall pay Sublandlord monthly Base Rent in equal monthly installments of Eighty-Three Thousand Nine Hundred Forty Dollars ($83,940) each for Phase I. Commencing on the Phase II Rent Commencement Date, Subtenant shall pay Sublandlord monthly Base Rent in equal monthly installments of One Hundred Twelve Thousand Seven Hundred Eighty-Five Dollars ($112,785) each for Phase I and Phase II. Commencing on the Phase III Rent Commencement Date, Subtenant shall pay Sublandlord monthly Base Rent in equal monthly installments of Two Hundred Twenty-One Thousand Five Hundred One and 25/00 Dollars ($221,501.25) each for Phase I, Phase II and Phase III. If Subtenant exercises its Guaranteed Expansion Option under Section 2.7 above, then commencing on the Expansion Premises Rent Commencement Date, Subtenant shall pay Sublandlord monthly Base Rent in equal monthly installments of Two Hundred Seventy-Nine Thousand One Hundred Ninety-One and 25/00 Dollars ($279,191.25) each for Phase I, Phase II, Phase III and the Expansion Premises. The parties hereby stipulate and agree that if Sublandlord’s remeasurement of Phase I, Phase II, Phase III and the Expansion Premises pursuant to Section 2.3 above results in a change in the RSF of any portion of the Sublease, Premises, the foregoing monthly Base Rent figures (and Subtenant’s Proportionate Share of increases in Basic Operating Costs and Estimated Basic Operating Costs over actual Basic Operating Costs for the 2004 Base Year as provided in Section 5 below) shall be adjusted upward or downward to reflect the remeasured RSF of the Sublease Premises. The RSF of the Master Premises and the Sublease Premises set forth in Recitals A and B of this Sublease, respectively, shall be conclusive and binding for all purposes under this Sublease and shall not be subject to further adjustment or remeasurement by Subtenant or Sublandlord.

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4.2    As more particularly provided in the Work Letter attached to this Sublease as Exhibit E, if Sublandlord fails to approve Tenant’s Plans and Drawings for a given Phase or the Expansion Premises within the time periods set forth in Article 1 of the Work Letter for such approval by Sublandlord, other than by reason of a delay by Master Landlord, a Subtenant Delay or Force Majeure Delay (as both terms are defined in the Work Letter), and such failure by Sublandlord actually and demonstrably results in Subtenant being unable to substantially complete its Tenant Improvements on or before the applicable Rent Commencement Date for such Phase (above and beyond any delays resulting from Subtenant Delays or Force Majeure Delays), then Subtenant shall be entitled to two (2) days of abatement in Base Rent for such affected Phase (but no abatement in Base Rent applicable to any other Phase) for each day of delay in Subtenant’s substantial completion of its Tenant Improvements in such Phase by reason of such Sublandlord delay.

4.3    Each monthly installment of Base Rent shall be payable in advance on the first day of each calendar month during the Term, except that the first month’s installment of Base Rent for each Phase of the Sublease Premises and the Expansion Premises (if applicable) shall be paid by Subtenant to Sublandlord on or before the applicable Delivery Date for such Phase or the Expansion Premises. If the applicable Rent Commencement Date commences or ends on a day other than the first day of a calendar month, then the rent for such months shall be prorated (and paid at the beginning of each such month) in the proportion that the number of days this Sublease is in effect as to such Phase during such month bears to the total number of days in such month, and such month’s installment shall be paid no later than the commencement of the subject month. In addition to the Base Rent, Subtenant agrees to pay as additional rent the amount of Additional Rent (as defined below) and other charges required to be paid by this Sublease. All rent (which shall include Base Rent, Additional Rent and other charges required to be paid by this Sublease) shall be paid to Sublandlord, without prior demand and without any deduction, offset, counterclaim or abatement, in lawful money of the United States of America, at Charles Schwab & Co., Inc., 22857 Network Place, Chicago, IL 60673-1228, or to such other person or at such other place as Sublandlord may from time to time designate in writing. Subtenant’s covenant to pay rent shall be independent of every other covenant in this Sublease.

4.4    If Subtenant fails to pay when due Base Rent, Additional Rent or any other charges within five (5) business days after the same are due hereunder, the unpaid amount will bear interest from the due date until the date of actual payment at the Applicable Rate (as defined in Section 1.06 of the Master Lease). If Subtenant fails to pay any installment of Base Rent, Additional Rent or other charges within five (5) business days after the same are due, or fails to make any other payment for which Subtenant is obligated under this Sublease, then Subtenant shall pay to Sublandlord a late charge equal to Two Hundred Fifty Dollars ($250.00) plus five percent (5%) to the amount so payable; provided, however, that such late charge shall be waived with respect to the first occurrence of a late payment in any twelve (12) consecutive month period. Subtenant acknowledges that late payments will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sublandlord as a result of such late payment.

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4.5    No payment by Subtenant or receipt and acceptance by Sublandlord of a lesser amount than the Base Rent or Additional Rent shall be deemed to be other than part payment of the full amount then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Sublandlord may accept, but is not obligated to accept, such part payment without prejudice to Sublandlord’s right to recover the balance due and payable or to pursue any other remedy provided in this Sublease or by law. If Sublandlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a delay or constitute a waiver of Sublandlord’s rights hereunder.

5.	ADDITIONAL RENT.

In addition to the Base Rent, commencing on January 1, 2005 and at all times thereafter during the Term (including the Extended Term, if applicable) Subtenant shall pay Subtenant’s Proportionate Share of the increase in Basic Operating Costs and Estimated Basic Operating Costs (as such terms are defined in Sections 1.12, 1.25 and 3.06 of the Master Lease) for the Sublease Premises for such calendar year of the Sublease Term in excess of the actual Basic Operating Costs for the Sublease Premises for the 2004 calendar year (the “Base Year”) in accordance with the procedures and provisions of Section 3.04 of the Master Lease (with the provisions of the last paragraph of Section 3.06(b) applying to this Sublease if Subtenant is subleasing less than 100% of Building D at any time during the Term of this Sublease). Subtenant’s “Proportionate Share” shall be the ratio which the rentable area of the Sublease Premises bears to the rentable area of the Master Premises, which ratio is agreed to be as follows: Subtenant’s Proportionate Share with respect to Phase I shall equal 30.07% (based on 44,768 RSF for Phase I and 148,902 RSF for Building D); Subtenant’s Proportionate Share with respect to Phase I and Phase II shall equal 40.40% (based on 60,152 RSF for Phase I and Phase II in the aggregate and 148,902 RSF for Building D); Subtenant’s Proportionate Share with respect to Phase I, Phase II and Phase III shall equal 79.34% (based on 118,134 RSF for Phase I, Phase II and Phase III in the aggregate and 148,902 for Building D); and Subtenant’s Proportionate Share with respect to Phase I, Phase II, Phase III and the Expansion Premises shall equal 100% (based on Subtenant occupying all of the RSF of Building D). All said sums (including any estimates of such sums) shall be paid to Sublandlord at the times required pursuant to the terms and conditions of the Master Lease. Sublandlord shall provide Subtenant with full and complete copies of Master Landlord’s annual Operating Costs Statement provided to Sublandlord under Section 3.08 of the Master Lease promptly following Sublandlord’s receipt of the same from Master Landlord. In addition, Subtenant shall be responsible to pay its proportionate share of all other sums which Sublandlord is obligated to pay under the Master Lease (but not such other sums which (x) result from a default by Sublandlord under the Master Lease unless caused in whole or in part by the acts or omissions of Subtenant or (y) are not related in whole or in part to Sublease Premises) and shall also be responsible to pay for any additional charges and expenses imposed by Master Landlord pursuant to the terms of the Master Lease and related specifically to Subtenant’s use and occupancy of the Sublease Premises during the Term (e.g., after-hours HVAC, additional cleaning, excess utilities, etc.), said sums shall be paid to Sublandlord at the times required pursuant to the terms and conditions of the Master Lease. All sums payable by Subtenant for after-hours HVAC and/or electrical service shall be at Master Landlord’s actual cost, without any premium or mark-up, as provided in Section 4.02 of the Master Lease. All sums payable pursuant to this Section 5 shall be considered additional rent payable under this Sublease and Sublandlord shall have all rights and remedies available hereunder for the failure to pay such additional rent.

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6.	LETTER OF CREDIT.

6.1        DELIVERY OF LETTER OF CREDIT.  Not later than July 7, 2003, Subtenant shall deliver to Sublandlord an unconditional and irrevocable letter of credit (the “L-C”) in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “L-C Amount”), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local San Francisco, California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) acceptable to Sublandlord in Sublandlord’s sole discretion, and which L-C shall be in a form and content as set forth on Exhibit G, or otherwise acceptable to Sublandlord in Sublandlord’s sole discretion. Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining and maintaining the L-C. Subtenant’s failure to timely deliver the L-C on or before July 7, 2003 shall constitute a material default by Subtenant under this Sublease and, if Subtenant thereafter fails to deliver the L-C in accordance with the provisions of this Section 6.1 within two (2) business days following Sublandlord’s written demand for immediate delivery of the L-C, such failure shall constitute an immediate and uncurable material default by Subtenant under this Sublease in accordance with Section 6.3 and 13.5 below.

6.2        APPLICATION OF LETTER OF CREDIT.  The L-C shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Sublease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Subtenant without the prior written consent of Sublandlord. If there is an “Event of Default” (as defined in Section 7.08(a) of the Master Lease (but with the time periods for cure being as defined and limited in Article 13 below)) by Subtenant with respect to any provisions of this Sublease, including, but not limited to, the provisions relating to the payment of Base Rent or Additional Rent, or if Subtenant fails to renew the L-C at least thirty (30) days before its expiration, Sublandlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Base Rent or Additional Rent or any other sums in default, or for the payment of any amount that Sublandlord may reasonably spend or may become obligated to spend by reason of Subtenant’s default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant’s default. The use, application or retention of the L-C, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law, it being intended that Sublandlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Sublandlord shall first be applied to sums owing to Sublandlord with respect to the Event of Default, but any sums drawn which are not so used or applied by Sublandlord shall be held by Sublandlord and deemed a security deposit (the “L-C Security Deposit”). If any portion of the L-C is drawn upon, Subtenant shall, within three (3) business days after written demand therefor, either (i) deposit cash with Sublandlord (which cash shall be applied by Sublandlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Sublease or (ii) reinstate the L-C to the amount then required under this Sublease, and if any portion of the L-C Security Deposit is used or applied, Subtenant shall, within three (3) business days after written demand therefor, deposit cash with Sublandlord (which cash shall be applied by Sublandlord to the L-C Security Deposit) in an amount sufficient

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to restore the L-C Security Deposit to the amount then required under this Sublease, and Subtenant’s failure to do so shall be a default under this Sublease. Subtenant acknowledges that Sublandlord has the right to transfer or mortgage its interest in the Master Lease or this Sublease and Subtenant agrees that in the event of any such transfer or mortgage, Subtenant shall have the right to transfer or assign the L-C Security Deposit and/or the L-C, provided that Sublandlord delivers commercially reasonable written evidence of such transfer to Subtenant. Subtenant shall, within three (3) business days of request by Sublandlord, execute such further instruments or assurances as Sublandlord may reasonably deem necessary to evidence or confirm Sublandlord’s transfer or assignment of the L-C Security Deposit and/or the L-C to such transferee or mortgagee. Any transfer fee with respect to the foregoing shall be paid by Sublandlord. If and to the extent Sublandlord advances all or any portion of the Additional Allowance (as defined in Section 9.3 below) to Subtenant for any Phase of the Sublease Premises, and as a condition precedent to such advance, the face amount of the Letter of Credit shall be increased above $1,500,000 on the basis of One and 33/00 Dollars ($1.33) for each Five Dollars ($5.00) of the aggregate Additional Allowance advanced by Sublandlord to Subtenant. Additionally, if and to the extent that Sublandlord advances any tenant improvement allowance with respect to any floor(s) which Subtenant may sublease in Building B or Building C, as applicable, in accordance with Section 2.8 above, as a condition precedent to Sublandlord advancing such tenant improvement allowance, Subtenant shall provide to Sublandlord a letter of credit satisfying all of the requirements of this Article 6 in the face amount required by Section 2.8 above with respect to the sublease of any Building B or Building C floors, as applicable. Provided that Subtenant has neither previously committed an Event of Default under this Sublease nor is then in default under this Sublease (following the expiration of all applicable cure periods without cure), the face amount of the L-C shall be reduced by twenty-percent (20%) per annum on the first anniversary of the Phase III Rent Commencement Date and on each subsequent anniversary date of the Phase III Rent Commencement Date, provided that in no event shall the face amount of the L-C ever be reduced below One Hundred Fifty Thousand Dollars ($150,000) plus ten percent (10%) of the amount of the increase in the L-C resulting from the advance of the Additional Allowance by Sublandlord to Subtenant.

6.3        LATE DELIVERY OF LETTER OF CREDIT.  As more particularly provided in Section 13.5 below, Subtenant’s failure to timely deliver the L-C to Sublandlord in form and substance satisfactory to Sublandlord and in accordance with the requirements of Section 6.1 above on or before July 7, 2003 shall constitute a material default by Subtenant under this Sublease and, if Subtenant thereafter fails to deliver the L-C in accordance with the provisions of Section 6.1 within two (2) business days following Sublandlord’s written demand for immediate delivery of the L-C, such failure shall constitute an immediate and uncurable material default by Subtenant under this Sublease and in such event Sublandlord shall immediately and without notice be able to pursue all remedies for such default available at law or in equity including, without limitation, all of the rights and remedies available under the master Lease including, without limitation, Section 7.08 of the Master Lease (but without any of the notice or cure periods set forth in the Master Lease applying to such default). Anything contained in this Sublease or the Work Letter attached to this Sublease as Exhibit E to the contrary notwithstanding, Subtenant and nits agents, employees, contractors, subcontractors, architects and consultants shall have no right to enter the Sublease Premises for any purpose whatsoever (other than for the sole and limited purpose of undertaking inspections, measurements and other architectural requirements, and assessments as provided in the second sentence of Section 3.1 of the Work Letter) or to commence any construction work of any nature whatsoever in the Sublease Premises unless and until Subtenant delivers the L-C to Sublandlord as required in Section 6.1 above.

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7.	INCORPORATION OF MASTER LEASE BY REFERENCE; ASSUMPTION.

7.1        Subtenant acknowledges that it has read the Master Lease and is fully familiar with all terms and conditions of the Master Lease. All of the Articles, Sections and Exhibits of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease except that (i) the Basic Lease Information provisions entitled “Leased Premises”, “Net Rentable Area”, “Estimated Term Commencement Date”, “Term”, “Annual Base Rent”, “Annual Additional Base Rent”, “Security Deposit”, “Parking”, “Tenant Broker” and “Landlord Brokers” are deleted in their entirety form the Master Lease as incorporated unto the Sublease, (ii) Sections 1.01, 1.02, 1.03, 1.04, 1.07, 1.08, 1.09, 1.10, 1.11, 1.22, 1.24, 1.33, 1.37 (except the first sentence thereof), 1.38, 1.40 (except the first sentence thereof), 1.42, 1.43, 1.44, 1.46, 1.47, 1.48, 1.49, 2.01 3.01, 3.02, 3.03, 3.05, 3.09, 3.10, 4.01(a)(vi), 4.01(b), 4.01(d), the first, second and fourth sentences of Section 4.01(e), Sections 4.03, 4.06, 4.07, 5.02, 5.03, 5.07(c)(ii), 5.07(e), the second and third sentences of Section 5.08, the balance of the first sentence of Section 5.13(a) beginning with the words “provided that such Mortgage Lender”, the words “subject to Section 4.06 hereof” at the beginning of Section 5.13(c), the portion of the first sentence of Section 5.15 beginning with the words “and subject to the provisions” and ending with the words “judgment was obtained”, the first sentence of Section 5.19, the second, seventh, eighth and ninth sentences of Section 7.01 and Tenant’s right to require Landlord to carry earthquake insurance in Section 7.01, Section 7.03(c), the balance of the fourth sentence of Section 7.06 beginning with the words “and (x)”, Sections 7.07(e), 7.07(f), 7.07(g), the balance of Section 7.08(d)(i) beginning with the words “the net present value”, Sections 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.25, 7.376 and 7.38 and Exhibits A-2, B (except that Schedules B-4, B-5 and B-6 to Exhibit B to the Master Lease are expressly incorporated into the Work Letter attached to this Sublease as Exhibit E), D, E, H, I and L through S, inclusive, are deleted in their entirety from the Master Lease as incorporated into the Sublease, (iii) the representations and warranties in the last sentence of Section 4.01(a) and the first, second, and seventh sentences of Section 5.10(a) of the Master Lease are made solely by Master Landlord and not by Sublandlord, (iii) any rights of Sublandlord to extend, contract, expand, cancel or terminate the Master Lease, any rights of first offer to lease additional space, any rights of first offer or rights of first refusal or options to purchase Building D and any rights of self-help and set-off in favor of Sublandlord are deleted from the Master Lease as incorporated into the Sublease, (iv) the arbitration provisions of Section 7.36 of the Master Lease shall not apply to the determination of whether a default exists under the Sublease and (v) all references to “Critical Areas” and “Additional Base Rent” are deleted in their entirety from the Master Lease as incorporated into the Sublease.

7.2        The term “Landlord” as used in the Master Lease shall refer to “Sublandlord” hereunder, the term “Tenant” as used in the Master Lease shall refer to “Subtenant” hereunder, the term “Lease” as used in the Master Lease shall refer to this Sublease and the term “Leased Premises” as used in the Master Lease shall refer to the Sublease Premises described herein, except that all references to “Landlord” shall mean and include both Master Landlord and Sublandlord in Sections 5.09, 5.11, 5.17(a), 7.04(a) and 7.04(b) (except that any exceptions to indemnification as to Master Landlord and Sublandlord shall apply solely to their

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respective own negligence or willfull misconduct) of the Master Lease, and any indemnification, defense and hold harmless protections running in favor of the “Landlord Parties” shall also run in favor of Sublandlord and Sublandlord’s employees, agents, contractors, subcontractors, consultants, officers, directors, parents, subsidiaries, affiliates, members, managers, constituent partners, invitees and licensees. The definition of “Tenant Parties” as incorporated into the Sublease shall mean Subtenant and Subtenant’s employees, agents, contractors, subcontractors, consultants, officers, directors, parents, subsidiaries, affiliates, members, managers, constituent partners, invitees and licensees.

7.3        If Sublandlord shall actually receive under the Master Lease an abatement of Rent as to the Sublease Premises (for a period after the Commencement Date), then Subtenant shall be entitled to receive from Sublandlord a proportionate share of such abatement calculated as follows: for each rentable square foot to which the abatement applies and for which Subtenant is obligated to pay Rent under this Sublease, Subtenant shall receive its proportionate share of such abatement based on the ratio of the per square foot Rent payable by Subtenant under this Sublease to the per square foot Rent payable by Sublandlord under the Master Lease for the Sublease Premises, but in no event in excess of the abatement actually received by Sublandlord for the Sublease Premises.

7.4        If any provisions of this Sublease expressly conflict with any portion of the Master Lease as incorporated herein, the terms of this Sublease shall govern Subtenant shall assume and perform for the benefit of Sublandlord and Master Landlord all of Tenant’s obligations under the Master Lease provisions as incorporated herein to the extent that the provisions are applicable to the Sublease Premises. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord does not assume the obligations of the Master Landlord under the Master Lease.

7.5        Subtenant shall be entitled to receive all of the work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of any other obligations required of Master Landlord under the Master Lease with respect to the Sublease Premises or the common areas of Building D (except to the extent any such obligations were not incorporated by reference above); provided, however, Sublandlord’s sole obligation with respect thereto shall be to request the same, as requested in writing by Subtenant and at Subtenant’s sole cost and expense. If Master Landlord shall default in any of its obligations to Sublandlord with respect to the Sublease Premises, Sublandlord will use reasonable commercial efforts to cause Master Landlord to perform and observe such obligations (except that Sublandlord shall not be obligated to commence any legal, arbitration or audit proceedings against Master Landlord, or utilize any self-help rights, or make any payment of money or other consideration other than as expressly required of Sublandlord under Master Lease), but Sublandlord shall have no liability for failure to obtain the observance or performance of such obligations by Master Landlord or by reason of any default of Master Landlord under the Master Lease or any failure of Master Landlord to act or grant any consent or approval under the Master Lease, or form any misfeasance or non-feasance of Master Landlord, nor shall the obligations of Subtenant hereunder be excused or abated in any manner by reason thereof, except as expressly provided in this Sublease. If Sublandlord elects to commence legal, arbitration or audit or other proceedings against the Master Landlord to enforce, or otherwise enforces, Sublandlord’s rights under the Master Lease which are applicable to Subtenant and the Sublease Premises as well as

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to the Sublandlord as to the remainder of the Premises, Subtenant shall be responsible for reimbursing Sublandlord for the reasonable costs of such proceedings, including, without limitation, reasonable attorney’s fees incurred by Sublandlord at the following rates: (a) one hundred (100%) percent thereof if such pertain only to the Sublease Premises; (b) Subtenant’s Proportionate Share if such pertain to the entire Premises; or (c) a proportionate percentage if such pertain to the Sublease Premises or any part thereof and to a portion of the Premises other than the Sublease Premises, such reimbursement to be made by Subtenant to Sublandlord within twenty (20) days after invoice therefor.

7.6        Subtenant shall cooperate with Sublandlord as may be required to obtain from Master Landlord any such work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of any of Master Landlord’s other obligations under the Master Lease, provided that in day-to-day issues, Subtenant shall contact Master Landlord first to obtain the desired service or item and shall only contact Sublandlord if Master Landlord fails to perform. This Sublease shall at all times during the Term remain subject and subordinate to the Master Lease (and to all matters to which the Master Lease is subject and subordinate) and to all modifications and amendments to the Master Lease. Sublandlord agrees with Subtenant that so long as Subtenant is not in default hereunder beyond any applicable notice and/or cure period. Sublandlord shall not enter into any modification or amendment to the Master Lease which will prevent or materially adversely affect the use by Subtenant of the Sublease Premises in accordance with the terms of the Sublease, or increase the obligations of Subtenant or decrease its rights under the Sublease in any way materially adversely affecting the Sublease.

8.	MASTER LEASE.

At any time and on reasonable prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform Subtenant’s obligations under this Sublease directly to Master Landlord, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications that Subtenant shall send to and receive from Master Landlord. Subtenant shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination; provided, however, that in no event shall either party be liable for special, consequential or punitive damages.

9.	ACCEPTACE OF SUBLEASE PREMISES; ALLOWANCES.

9.1        ACCEPTANCE OF SUBLEASE PREMISES “AS IS”.  The Sublease Premises shall be delivered to Subtenant broom clean in “AS-IS” and WITH ALL FAULTS” condition and without any representations and warranties with respect thereto by Sublandlord, its agents, officers, directors, employees, consultants or attorneys. Subtenant acknowledges and agrees that Sublandlord and its agents, officers, directors, employees, consultants and attorneys have made

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no representations, warranties or promises of any nature whatsoever with respect to Building D, the Project, Building C, Building B, the Complex, the Sublease Premises or any improvements located therein. The taking of possession of any portion of the Sublease Premises (or any sublease premises in Buildings B or Building C) by Subtenant shall be conclusive evidence that Subtenant accepts the same “AS IS and WITH ALL FAULTS” and that the Sublease Premises, the Project and the Building are suited for the use intended by Subtenant and are in good and satisfactory condition at the time such possession was taken. Subtenant represents and warranties to Sublandlord that (a) Subtenant’s sole intended use of the Sublease Premises is for general office use, call center use, consumer lending and related business purposes, and (b) prior to executing this Sublease, Subtenant has made such investigations as it deems appropriate with respect to the suitability of the Sublease Premises for its intended use and has determined that the Sublease Premises are suitable for such intended use. Sublandlord shall have no obligation whatsoever to construct any Tenant Improvements or other improvements for Subtenant or to repair or refurbish the Sublease Premises. All Tenant Improvements (as defined in the Work Letter) and all alterations, additions and improvements to the Sublease Premises shall be at Subtenant’s sole cost and expense without contribution or reimbursement from Sublandlord or Master Landlord (except to the extent of the Tenant Improvement Allowance provided for in Section 9.2 below and the Additional Allowance provided for the Section 9.3 below).

9.2        TENANT IMPROVEMENT ALLOWANCE.  Provided that Subtenant is not in default of this Sublease or the Work Letter (following the expiration of all applicable cure period without cure) Sublandlord shall provide Subtenant with the sum equal to Thirty-Seven and 50/00 Dollars ($37.50) per RSF of the Sublease Premises plus an additional One Hundred Thousand Dollars ($100,000) for work on the ground floor lobby of Building D (the “Lobby Allowance”) (collectively, the “Tenant Improvement Allowance”) for Subtenant’s design and construction of Subtenant’s initial tenant improvements within the Sublease Premises (collectively, the “Tenant Improvements”). The Tenant Improvement Allowance shall first be used to pay for the cost of Subtenant’s space plan, construction drawings and working drawings, architectural, engineering and design fees and costs, permit and approval fees and costs, actual contractor costs and charges for materials and labor, contractor’s profit, overhead and general conditions costs and other customary and reasonable hard and soft costs of designing, installing and constructing the Tenant Improvements (collectively, the “Tenant Improvement Costs”).

9.2.1    MASTER LANDLORD TI ALLOWANCE AND LOBBY ALLOWANCE.  Subtenant acknowledges that Thirty Dollars ($30.00) per RSF of the Tenant Improvement Allowance plus the $100,000 Lobby Allowance is being funded by Master Landlord to Sublandlord pursuant to the terms and provisions of the Master Lease (the “Master Landlord TI Allowance”), that use of the Master Landlord TI Allowance is expressly limited to reimbursement of actual Tenant Improvement Costs and that no portion of the Master Landlord TI Allowance can be used for furniture and furniture reconfiguration, furnishings, equipment, cabling, wiring, moving expenses, existing lease cancellation costs, construction manager fees, project manager fees, and relocation consultant costs, and other similar costs and expenses (collectively, “Non “TI-Costs”). Subtenant acknowledges and agrees that if the actual Tenant Improvement Costs are less than Thirty Dollars ($30.00) per RSF for the Subleased Premises, then Sublandlord shall only be obligated to disburse the Master Landlord TI Allowance in an amount up to the actual Tenant Improvement Costs and no more. Anything contained in this Sublease or the Work Letter to the contrary notwithstanding, Subtenant acknowledges and agrees

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that Sublandlord shall have no obligation to pay all or any portion of the Master Landlord TI Allowance portion of the Tenant Improvement Allowance to Subtenant unless and until Sublandlord receives payment of the Master Landlord TI Allowance owing by Master Landlord to Sublandlord under the Master Lease with respect to the Sublease Premises.

9.2.2    ALLOWANCE ABOVE MASTER LANDLORD TI ALLOWANCE.  Sublandlord acknowledges and agrees that if and to the extent the entire $37.50 per RSF Tenant Improvement Allowance is not applied to Tenant Improvement Costs, then up to Seven and 50/00 Dollars ($7.50) per RSF of the Tenant Improvement Allowance (that is, the portion of the Tenant Improvement Allowance over and above the Master Landlord TI Allowance) (but expressly excluding any portion of the Lobby Allowance) may be used by Subtenant to pay Non TI Costs or be applied by Subtenant against Base Rent due under the Sublease.

9.2.3    PHASED DISBURSEMENT; CONDITIONS TO DISBURSEMENT.  Subject to the foregoing, the Tenant Improvement Allowance shall be disbursed to Subtenant on a phased basis with respect to Phase I, Phase II, Phase III and the Expansion Premises on the basis of the RSF in each such Phase on the following bases. The Tenant Improvement Allowance as to each Phase and the Expansion Premises shall be disbursed by Sublandlord in three (3) installments of Twenty-Five Percent (25%), Twenty-Five Percent (25%) and Fifty Percent (50%), with the first installment of 20% (“1st Installment”) being payable on the date which is the later to occur of (i) ten (10) business days following the date on which Master Landlord is required to pay the First Installment (as defined in Section 4.2(a) of the Work Letter attached to the Master Lease as Exhibit B) to Sublandlord or (ii) seventy (70) days following the Delivery Date as to the applicable Phase or the Expansion Premise (with such later date being the “1st Installment Payment Date”), the second installment of 25% (the “2nd Installment”) being payable on the date which is thirty (30) days following the 1st Installment Payment Date and the third installment of 50% (the “3rd Installment”) being payable upon “Completion of the Tenant Improvements” (as defined below), provided that each and all of the conditions precedent set forth below in this Section 9.2 are satisfied in full. The conditions precedent to disbursement of each of the 1st Installment, the 2nd Installment and the 3rd Installment shall include all of the following: (a) Subtenant is not in default under this Sublease or the Work Letter (following the expiration of all applicable cure periods without cure), provided that the applicable portion of the Tenant Improvement Allowance shall be disbursed upon Subtenant curing any such default; (b) Subtenant has entered into a general construction contract for the Tenant Improvements which has been reasonably approved by Sublandlord as provided in the Work Letter; (c) Subtenant has commenced and is diligently pursuing the completion of the Tenant Improvements; and (d) Subtenant has delivered to Sublandlord, at least ten (10) days prior to the applicable date for disbursement of the 1st Installment, the 2nd Installment or the 3rd Installment, a certified statement from Subtenant’s architect certifying that Subtenant has installed the Tenant Improvements in the applicable Phase (or in the Expansion Premises) in an amount at least equal to the amount of the applicable Installment plus nay previous Installments paid. In addition to the foregoing conditions precedent, the disbursement of the 1st Installment shall be conditioned upon Subtenant delivering to Sublandlord a conditional waiver and release of lien upon progress payment (in the form prescribed by California Civil Code Section 3262 (“Section 3262”)) from Subtenant’s general contractor (“Contractor”) and from each subcontractor (“Subcontractor”) for which payment is then being sought in the amount of the 1st Installment, and disbursement of the 2nd Installment shall be conditioned upon Subtenant delivering a conditional waiver and release

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of a lien upon progress payment in the form prescribed by Section 3262 from the Contractor and each Subcontractor for which payment is then being sought in the amount of the 2nd Installment together with an unconditional waiver and release of lien upon progress payment in the form prescribed by Section 3262 from the Contractor and each Subcontractor with respect to the 1st Installment. Sublandlord shall not be obligated to disburse the 3rd Installment until “Completion of the Tenant Improvements” (defined below) has occurred. For purposes of this Sublease and the Work Letter, “Completion of the Tenant Improvements” shall mean the date on which the last of the following conditions has been satisfied in full: (A) Sublandlord has inspected the Sublease Premises and determined that the Tenant Improvements are substantially complete; (B) Subtenant has obtained all required certificates of occupancy for use and operation of the Premises and delivered copies of such certificates to Sublandlord; (C) Subtenant has obtained an executed unconditional waiver and release upon final payment in the form prescribed by Section 3262 from its Contractor and all Subcontractors and delivered complete copies thereof to Sublandlord; (D) Subtenant’s architect has issued certificates of final completion with respect to all Tenant Improvements and Sublandlord has been provided with copies of the same: (E) Subtenant has recorded a Notice of Completion in the Office of the Alameda County Recorder in accordance with Section 3093 of the California Civil Code and provided Sublandlord with a copy of the same and; (F) the time period for filing any mechanics’ liens with respect to the Tenant Improvements has expired without the filing of any liens. Notwithstanding the foregoing time periods for payment of the applicable Tenant Improvement Allowance, Subtenant shall have the right to make its application for the Tenant Improvement Allowance at any time prior to the second anniversary of the Delivery Date as to the applicable Phase or the Expansion Premises. Sublandlord shall have no obligation to make any disbursement of the Tenant Improvement Allowance for Non-TI Costs until (x) Completion of the Tenant Improvements and (y) receipt by Sublandlord of copies of invoices marked “paid” with respect to all Non-TI Costs for which Subtenant is requesting reimbursement.

9.3    ADDITIONAL ALLOWANCE.  In addition to Sublandlord’s payment of the Tenant Improvement Allowance to Subtenant as set forth in Section 9.2 above, provided that Subtenant is not in default under this Sublease or the Work Letter (following the expiration of all applicable cure periods without cure), Subtenant, upon written notice to Sublandlord, may elect to have Sublandlord contribute up to an additional Five Dollars ($5.00) per RSF for each of Phase I, Phase II and Phase III and the Expansion Premises for Tenant Improvement Costs and/or Non TI-Costs (the “Additional Allowance”). The Additional Allowance shall be disbursed to Subtenant on a Period basis in the same manner as the Tenant Improvement Allowance is disbursed under Section 9.2 above. If Subtenant elects to draw down the Additional Allowance, Subtenant shall reimburse Sublandlord for the Additional Allowance pursuant to monthly payments (due on the same dates and as part of Base Rent for Phase I, Phase II, Phase III and the Expansion Premises) amortized over the Term of the Sublease beginning on the applicable Rent Commencement Date as to each such Phase at the rate of Ten Percent (10%) per annum, compounded annually. Accrued interest at such rates on amounts advanced for any period prior to the applicable Rent Commencement Date as to a given Phase shall be added to the Additional Allowance for purposes of calculation of Subtenant’s monthly reimbursement payment hereunder. Anything contained in this Sublease or the Work Letter to the contrary notwithstanding, Subtenant acknowledges and agrees that Sublandlord shall have no obligation to make the Additional Allowance available to Subtenant unless and until Sublandlord receives payment of the Additional Tenant Allowance (as defined in Section 1.01 of the Work Letter)

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from Master Landlord with respect to the Sublease Premises. No portion of the Additional Allowance as to a given Phase or the Expansion Premises shall be disbursed by Sublandlord to Subtenant unless and until the applicable 1st Installment Payment Date.

10.	USE; SUBLANDLORD’S TRADE NAMES; PARKING; SIGNAGE; ROOF RIGHTS; GENERATOR; BART SHUTTLE.

10.1    Use. Subtenant agrees that the Sublease Premises shall be used by Subtenant (and its permitted assignees and subtenants) solely for general office use, call center use, consumer lending and related business purposes, and for no other use, business or purpose whatsoever. Sublandlord shall not sublease any portion of Building D to any subtenant whose principal business is consumer lending.

10.2    NO USE OF TRADE NAMES.  Subtenant agrees that it shall not, without Sublandlord’s prior written consent which consent may be withheld in Sublandlord’s sole and absolute discretion; use the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or services marks of Sublandlord, its parent, affiliated or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees (a) in any advertising, publicly or promotion or (b) in any manner other than expressly in accordance with this Sublease. Sublandlord agrees that it shall not, without Subtenant’s prior written consent, which consent may be withheld in Subtenant’s sole and absolute discretion, use the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of Subtenant, its parent, affiliated or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees (a) in any advertising, publicity or promotion or (b) in any manner other than expressly in accordance with this Sublease, except that Sublandlord may disclose the fact that Subtenant is its subtenant at Pleasanton Corporate Commons.

10.3    PARKING.  Subtenant shall have the non-exclusive right at no cost to the Subtenant to use up to Five (5) unreserved vehicle parking spaces in parking facilities saving Building D for every 1,000 RSF of the Sublease Premises occupied by Subtenant, subject to all parking rules and regulations promulgated by Master Landlord from time to time. Notwithstanding the foregoing, Subtenant shall reasonably cooperate with Sublandlord at Sublandlord’s request to monitor and ensure that Subtenant and its employees, agents, Strategic Partners (as defined in Section 12.3 below), invitees and licensees do not exceed this parking ratio of five (5) unreserved parking spaces per 1,000 RSF of the Sublease Premises occupied by Subtenant including, without limitation, instituting (i) a parking program and parking rules reasonably approved by Master Landlord and Sublandlord requiring parking stickers for all of Subtenant’s employees and Strategic Partners and the imposition of fines and/or towing requirements for Subtenant’s employees and Strategic Partners violating the parking program or parking rules and/or (ii) is Sublandlord’s sole and absolute discretion but at Sublandlord’s sole cost and expense, a valet parking program with respect to not more than seventy-five (75) vehicle parking spaces to ensure that this 5/1,000 parking ratio is met (but not any parking ratio greater than 5/1000). Subtenant, at its sole cost and expense, may elect to attempt to increase the parking ratio to Five and One-Half (5.5) unreserved vehicle parking spaces per 1,000 RSF of the Sublease Premises if and only if Subtenant contracts with a reputable parking operator and/or valet service reasonably approved by Sublandlord, subject to Master Landlord’s written consent and Master Landlord’s express written confirmation to Sublandlord that such increased parking

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ratio shall not reduce Sublandlord’s parking ratios for Building D and the balance of the Complex; provided, however, that Sublandlord makes no representation or warranty with respect to Subtenant’s ability to achieve a parking ratio of 5.5 unreserved vehicle parking spaces per 1,000 RSF of the Sublease Premises occupied by Subtenant. It and to the extent that Subtenant subleases any space in Building B or Building C, as applicable, Subtenant shall have the non-exclusive right at no cost to Subtenant to use up to Three and 4/10ths (3.4) unreserved vehicle parking spaces in the surface parking lot serving Building B or Building C, as applicable, for every 1,000 RSF of the Sublease Premises in Building B or Building C, as applicable, occupied by Subtenant.

10.4    SIGNAGE.  Subject to compliance with all applicable requirements and restrictions of the Master Lease and Subtenant obtaining the Master Landlord’s consent to the following signage, and provided Subtenant is then leasing at least four (4) full floors in Building D, Subtenant shall have the right to (i) install standard building signage, (ii) install one parapet sign on one side of Building D selected by Subtenant (provided that Subtenant shall have the right to install two (2) parapet signs on two (2) sides of Building D selected by Subtenant if Subtenant has leased the Expansion Premises) and (iii) eighty percent (80%) of existing monument signage and interior building signage (or such higher percentage of such signage as may relate to Subtenant’s percentage occupancy of Building D) in or with respect to Building D. If Subtenant leases at least two (2) full floors in Building B or Building C, as applicable, then the sublease between Sublandlord and Subtenant for Building B or Building C, as applicable, shall provide, subject to the compliance with all applicable provisions and restrictions of the Building B Lease or Building C Lease, as applicable, and Subtenant obtaining Master Landlord’s consent to the following signage, that Subtenant shall have the right to (i) install standard building signage, (ii) install one parapet sign on one side of Building B or Building C, as applicable, selected by Subtenant (provided that if Subtenant subleases less than three (3) full floors of Building B or Building C, as applicable, Sublandlord shall have the right to designate the side of Building B or Building C, as applicable, on which the parapet sign shall be located but if Subtenant subleases three (3) or more full floors in Building B or Building C, as applicable, Subtenant shall have the right to designate the side of Building B or Building C, as applicable, on which the parapet sign shall be located) and (iii) Subtenant’s proportionate share (based on the RSF of space leased in Building B or Building C, as applicable, by Subtenant over the total RSF of Building B or Building C, as applicable) of existing monument signage and interior building signage in or with respect to Building B or Building C, as applicable. All of Subtenant’s exterior signage and exterior graphics of any kind or character shall comply in all respects with all applicable Legal Requirements, and shall be subject to the review and approval of the City of Pleasanton, as necessary, and any other applicable municipality having jurisdiction over the Project. All signs shall be installed and maintained at Subtenant’s sole cost and expense. Upon the expiration or earlier termination of the Term, subject to compliance with applicable Legal Requirements, Subtenant shall remove all of its signage on or about Building D (or Building B or Building C, as applicable) and restore any damage resulting from such removal, all at Subtenant’s sole cost and expense. Subject to the Master Landlord’s consent, Subtenant is granted exclusive signage on Building D with respect to firms whose principal business is consumer lending.

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10.5    ROOFTOP RIGHTS.  Subject to compliance with all applicable requirements and restrictions of the Master Lease including, without limitation, the provisions of Section 5.19 of the Master Lease (other than the first sentence of Section 5.19) and Subtenant obtaining Master Landlord’s consent thereto, Subtenant shall have the right to install one satellite dish on the roof of Building D (and one satellite dish on the roof of Building B or Building C, as applicable, if Subtenant subleases at least two (2) full floors in Building B or Building C, as applicable), in locations reasonably designated by Sublandlord.

10.6    GENERATOR.  Upon Subtenant’s written request delivered to Sublandlord on or before July 15, 2003, Sublandlord shall sell and convey to Subtenant, without any warranty or guaranty except as to title and no prior liens, at the then market price therefor (but in no event greater than fifty percent (50%) of Sublandlord’s initial purchase price therefor when new), one generator capable of supplying at least Sawn Hundred Fifty (750) KVAs of building standard generator service to the Sublease Premises (the “Generator”). Subtenant, at Subtenant’s sole cost and expense, and subject to the Master Landlord’s prior consent (and Sublandlord’s reasonable prior written consent with respect to the location of the Generator within the Project), shall obtain all necessary permits and approvals for installation of the Generator, and Subtenant shall install, repair and maintain the Generator in first-class condition in compliance with all Legal Requirements. Upon the expiration or earlier termination of the Term, subject to compliance with all Legal Requirements, Subtenant shall remove the Generator from the Project and restore any damage resulting from such removal, all at Subtenant’s sole cost and expense.

10.7    BART SHUTTLE.  At all times during the Term of this Sublease and the Extended Term (if any), Sublandlord, at Sublandlord’s or Master Landlord’s sole cost, shall provide bus shuttle service between the Complex and the Hacienda BART Station and the Tassajara Road Park/Ride Lot on a schedule reasonably agreed to by Sublandlord and Subtenant which shall provide shuttle service Monday through Friday (holidays excepted) for approximately (but no more than) three (3) hours during morning commute hours and approximately (but no more than) three (3) hours during evening commute hours for use by Subtenant’s employees, licensees and invitees, Sublandlord’s employees, licensees and invitees and other subtenants (and their respective employees, licensees and invitees) of Sublandlord in the Complex. Subtenant acknowledges and agrees that Sublandlord presently provides this shuttle service through WHEELS, a service provided by and through Alameda County. Subtenant further acknowledges and agrees that Sublandlord may substitute another comparable shuttle service provider reasonably designated by Sublandlord or, at Sublandlord’s election by Master Landlord, in lieu of WHEELS to provide bus shuttle service between the Hacienda BART Station and the Tassajara Road Park/Ride Lot and the Complex.

11.	COMPLIANCE WITH LAWS AND REGULATIONS; PROHIBITED ACTIONS.

11.1     Subtenant, at its sole cost and expense, shall promptly comply with all local, state or federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereinafter be in force, including, without limitation, the Americans with Disabilities Act, 42 US.C. § 12 101 et seq. and any governmental regulations relating thereto, including, without limitation any required alterations for purposes of “public accommodations” under such statute, Title 24 of the California Administrative Code and similar federal, state and local laws and regulations (collectively, the “ADA”). Subtenant shall not use or permit the Sublease Premises to be used in any manner nor do any act which would increase the existing rate of insurance on Building D or Master Premises or cause the

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cancellation of any insurance policy covering Building D or the Master Premises, nor shall Subtenant permit to be kept, used or sold, in or about the Sublease Premises or Building D, any article which may be prohibited by the standard form of fire insurance policy. Subtenant shall not during the Term (i) commit or allow to be committed any waste upon the Sublease Premises, or any public or private nuisance in or around the Project, Building D or the Sublease Premises, (ii) allow any sale by auction upon the Sublease Premises, (iii) place any loads upon the floor, walls, or ceiling of the Sublease Premises which endangers Building D, (iv) use any apparatus, machinery or device in or about the Sublease Premises which will cause any substantial noise or vibration or in any manner damage Building D, (v) place any harmful liquids in the drainage system of the Project or Building D or in the soils surrounding the Project or Building D, or (vi) disturb or unreasonably interfere with other tenants of Building D. If any of Subtenant’s office machines or equipment disturbs the quiet enjoyment of any other tenant in Building D, then Subtenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance, all at Subtenant’s sole cost and expense.

11.2    Subtenant shall not generate, use, manufacture, keep, store, refine, release, discharge or dispose of any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant by any federal, state or local law, ordinance, rule or regulation now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety or industrial hygiene or environmental conditions or pollution or contamination (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601, et seq., the Solid Waster Disposal Act, 42 U.S.C. §§ 6901, et seq., the Toxic Substances Control Act, 15 U.S.C, §§ 2601, et seq., the Clean Water Act, and 33 U.S.C. §§ 1251, et seq., the Hazardous Substance Account Act, California Health and Safety Code Secs. 25300 et seq., the Hazardous Waste Control Act, California Health and Safety Code Secs. 25100 et seq., and the Porter-cologne Water Quality Control Act, California Water Code Secs. 13000, et seq. all as amended) including, without limitation, PCBs, oil and petroleum products, asbestos and asbestos-containing materials and radioactive materials (collectively, “Hazardous Substances”), on, under or near the Sublease Premises or Building D, except that Subtenant may use Hazardous Substances on the Sublease Premises that are incidental to general office use (such as photocopier toner) provided such use is in compliance with laws and prudent business practices. Subtenant shall not cause or permit any waste material or refuse to be dumped upon or retrain upon any part of Building D outside the Sublease Premises, nor shall Subtenant, cause or allow any materials, supplies, equipment, finished products or semi-finished products or articles of any nature to be stored upon or remain upon Building D outside the Sublease Premises. Subtenant agrees to indemnify Master Landlord and Sublandlord against and hold Master Landlord and Sublandlord harmless from any and all loss, cost, liability, claim, damage, and expense including, without limitation, reasonable attorneys’ fees and disbursements, incurred in connection with or arising from the generation, use, manufacture, storage, disposal or release of any Hazardous Substances by Subtenant or any person claiming through or under Subtenant or any contractor, agent, employee, visitor, assign or licensee of Subtenant, on or about Building D throughout the Term.

11.3    Sublandlord shall make reasonable request to Master Landlord for copies of the applicable approvals of the completed shell and core of Building D for each of Phase I, Phase II, Phase III and the Expansion Premises. If available from Master Landlord, Sublandlord shall provide Subtenant with Master Landlord’s written details of emergency procedures for Building D and the Project.

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12.	SUB-SUBLETTING.

12.1    Subject to Subtenant obtaining the consent of Master Landlord and Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed on the part of Sublandlord, Subtenant shall have the right to assign this Sublease or to sub-sublease the Sublease Premises in accordance with the provisions of Section 5.07 of the Master Lease (other than Sections 5.07(c)(ii) and 5.07(e) which are not incorporated into this Sublease) and this Section 12. The failure of Sublandlord to respond in writing to Subtenant’s written request to assign the Sublease or sub-sublease all or a portion of the Sublease Premises within fourteen (14) days following such written request (which written request shall be accompanied by all of the information and documents required by Section 5.07(b) of the Master Lease), shall be deemed approval by Sublandlord (but not by Master Landlord). Without limiting the reasons upon which Sublandlord could reasonably withhold its consent, Sublandlord may reasonably withhold its consent if Sublandlord does not (i) approve a change in the permitted use of the Sublease Premises, (ii) the proposed physical subdivision of the Sublease Premises or the construction of a multi-tenant corridor (unless such multi-tenant corridor is constructed entirely within the boundaries of the Sublease Premises) or (iii) the creditworthiness or business reputation of the new sub-subtenant or assignee. Such assignment or sub-sublease shall be subject to all’ of the terms and conditions of the Master Lease and this Sublease, and Subtenant shall remain primarily liable under this Sublease notwithstanding any sub-sublease or assignment. In connection with any assignment or sub-subletting, Sublandlord shall have the right to review and approve the current financial statements of Subtenant and any proposed sub-subtenant. Fifty Percent (50%) of any profit realized by Subtenant as a result of such sub-subleasing (after first deducting Subtenant’s reasonable costs associated therewith, including only brokerage fees and commissions, reasonable attorneys’ fees and the cost of remodeling or otherwise improving or altering the Sublease Premises for said sublessee), shall be paid to Sublandlord after appropriate sharing, if any, with the Master Landlord.

12.2    Notwithstanding the provisions of Section 12.1 above, subject to Subtenant obtaining the consent of the Master Landlord under Section 5.07 of the Master Lease, Subtenant shall be entitled, without further consent from Sublandlord, to assign this Sublease or sublet all or a portion of the Sublease Premises to (a) an Affiliate (defined below) of Subtenant, (b) to the surviving entity in connection with any merger, consolidation or reorganization of Subtenant or (c) to the purchaser of all or substantially all of the assets of Subtenant and Subtenant’s business provided that in each instance under (a); (b) and (c) above, (i) such assignee or subtenant has a net worth (determined in accordance with generally accepted accounting principles consistently applied) of at least One Hundred Million Dollars ($100,000,000) (exclusive of goodwill) both immediately prior to and immediately following the consummation of such assignment or subletting and (ii) Subtenant notifies Sublandlord of the same within ten (10) days after such event, provided that the foregoing shall not relieve Subtenant of any of its liabilities or obligations under this Sublease. For purposes of this Sublease, the term “Affiliate” shall mean any entity controlling, controlled by or under common control with Subtenant, and the term “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity.

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12.3    Subject to the terms and provisions of the Master Lease and Subtenant obtaining the consent of Master Landlord, Subtenant may allow Strategic Partners (defined below) of Subtenant to occupy portions of the Sublease Premises without obtaining Sublandlord’s consent under Section 12.1 above provided (i) such occupancy is for less than twenty-five percent (25%) of the RSF of the Sublease Premises, (ii) such occupancy does not constitute an assignment or sublease and such Strategic Partners have no rights under this Sublease, (iii) such occupancy is for less than one (1) year, (iv) such occupancy is subject to all of the terms and conditions of this Sublease and (v) written notice thereof is given to Sublandlord at least ten (10) business days prior to the date such occupancy is the commence. As used herein, the term “Strategic Partners” shall mean only those persons or entities providing a direct business service to Subtenant or an Affiliate (as defined in Section 12.2 above) or in which Subtenant or an Affiliate bas a material continuing financial interest and shall be of a character and reputation consistent with the types of persons or entities generally providing similar types of services in the consumer lending industry. Occupancy of portions of the Sublease Premises by Subtenant’s Strategic Partners shall not relieve Subtenant of any of its liabilities or obligations under this Sublease.

12.4    Subject to the terms and provisions of the Master Lease and Subtenant providing written notice of Such subleasing to Master Landlord, so long as Subtenant is itself actually occupying at least fifty percent (50%) of the Sublease Premises, notwithstanding the provisions of Section 12.1 above, Sublandlord hereby consents to Subtenant subleasing up to (but not more than) twenty-five percent (25%) of the RSF of the Sublease Premises to Closing Services, Inc., a Delaware corporation which is an Affiliate of Subtenant and the wholly-owned subsidiary of Subtenant, provided that the foregoing consent shall not relieve Subtenant of any of its liabilities or obligations under this Sublease, The foregoing consent shall be revoked if Closing Services, Inc. ceases to be a wholly-owned subsidiary of Subtenant. Subtenant agrees to certify to Sublandlord and Master Landlord from time to time as reasonably requested by Sublandlord and Master Landlord that Closing Services, Inc. is and remains a wholly-owned subsidiary of Subtenant.

13.	DEFAULTS AND REMEDIES.

13.1    Upon any default by Subtenant under this Sublease or any default under the Master Lease, Sublandlord shall have all rights and remedies available at law or in equity, including, without limitation, all of the rights and remedies described in the Master Lease, including, without limitation, Section 7.08 of the Master Lease. In addition to or in combination with the foregoing remedies, if Subtenant is in default of this Sublease (following the expiration of all applicable cure periods without cure) on the Phase I Delivery Date, the Phase II Delivery Date, the Phase III Delivery Date or the delivery date as to the Expansion Premises, then Sublandlord, in its sole and absolute discretion, may elect not to deliver the applicable Phase of the Sublease Premises or the Expansion Premises to Subtenant unless and until Subtenant has cured such default in full (in which event Sublandlord’s election to delay such delivery date shall not affect or extend the applicable Rent Commencement Date as to such Phase or the Expansion Premises).

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13.2    Any holdover by Subtenant of any portion of the Sublease Premises beyond the scheduled expiration date shall result in the payment of monthly holdover rent equal to One Hundred Fifty Percent (150%) of the amount of Base Rest and Additional Rent payable by Subtenant during the last month of the Sublease Term under this Sublease plus any other sums payable by Sublandlord pursuant to Section 7.17 of the Master Lease or otherwise. Notwithstanding the foregoing, Subtenant shall have no right to holdover any portion of the Sublease Premises without the consent of Sublandlord.

13.3    In the event of a non-monetary default by Subtenant under the Sublease, Subtenant shall have the same notice and cure rights provided for in the Master Lease as Sublandlord would have for a similar default under the Master Lease, except that Subtenant’s time to cure shall not exceed Seventy-Five Percent (75%) of the corresponding time under the Master Lease.

13.4    Sublandlord shall promptly notify Subtenant in writing of any default by either Sublandlord or Master Landlord under the terms and conditions of the Master Lease that affects Subtenant’s rights under this Sublease.

13.5    In accordance with the provisions of Section 6.3 above, Subtenant’s failure to timely deliver the L-C to Sublandlord in accordance with the requirements of Section 6.1 above on or before July 7, 2003 shall constitute a material default by Subtenant under this Sublease and, if Subtenant thereafter fails to deliver the L-C in accordance with the provisions of Section 6.1 within two (2) business days following Sublandlord’s written demand for immediate delivery of the L-C, such failure shall constitute an immediate and uncurable material default by Subtenant under this Sublease and in such event Sublandlord shall immediately and without notice be able to pursue all remedies for such default available at law or in equity including, without limitation, all of the rights and remedies available under the Master Lease including, without limitation, Section 7.08 of the Master Lease (but without any of the notice or cure periods set forth in the Master Lease applying to such default).

14.	ALTERATIONS.

14.1    Subtenant shall not make any alterations, additions or improvements (collectively, “Alterations”) in or to the Sublease Premises or make changes to locks on doors or add, disturb or in any way change any plumbing or wiring without obtaining the prior written consent of Sublandlord and Master Landlord. Any Alterations Must be done in full compliance with the provisions of Section 5.08 of the Master Lease and all other applicable provisions of the Master Lease; provided, however, that in all Instances concerning Sublandlord’s approval of Subtenant’s Alterations, the time period in which Sublandlord shall have to grant or withhold its consent to such Alterations shall equal One Hundred Fifty Percent (150%) (rounded up to the next full day) of the corresponding time period under the Master Lease (i.e., if Master Landlord has ten (10) business days to approve an Alteration, Sublandlord shall have fifteen (15) business days in which to approve the same Alteration). All Alterations shall be made at Subtenant’s sole cost and expense and by contractors or mechanics approved by Sublandlord and Master Landlord, shall be made at such times and in such manner as Sublandlord may from time to time designate, and shall become the property of Sublandlord without its obligation to pay for such Alterations. All work with respect to any Alterations shall be performed in a good and workmanlike manner, shall be of a quality equal to or exceeding the then existing construction standards for Building D and shall be constructed in compliance with all plans approved by

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Sublandlord and Master Landlord. Alterations shall be diligently prosecuted to completion to the end that the Sublease Premises shall be at all times a complete unit except during the period necessarily required for such work. All Alterations shall be made strictly in accordance with all laws, regulations and ordinances relating thereto, including all building codes and regulations and the ADA. Subtenant, at its sole cost and expense, shall obtain any and all permits and consents of applicable governmental authorities (collectively “Permits”) in connection with all Alterations. Subtenant shall be liable to Sublandlord and Landlord for the reasonable costs of any improvements to the Project and Building D (whether or not on the Sublease Premises) which may be required as a consequence of Subtenant’s Alterations. Before commencing any alterations, additions or improvements costing in excess of Fifty Thousand Dollars ($50,000), Subtenant, at Subtenant’s cost, shall obtain and deliver to Sublandlord a performance bond and a labor and materials payment bond for the benefit of Sublandlord, issued by a corporate surety licensed to do business in California and acceptable to Sublandlord, each in the amount of One Hundred Twenty-Five Percent (125%) of the cost of the work in a form satisfactory to Sublandlord. No Work or interior improvements installed in the Sublease Premises may be removed unless the same are promptly replaced with Work or interior improvement of the same or better quality. Sublandlord hereby reserves the right to require any contractor, subcontractor or materialman working in or providing materials to the Sublease Premises to provide lien waivers and liability insurance coveting the Alterations to the Sublease Premises. Subtenant shall give Master Landlord and Sublandlord ten (10) days written notice prior to the commencement of any Alterations and shall allow Mister Landlord and Sublandlord to enter the Sublease Premises and post appropriate notices to avoid liability to contractors or material suppliers for payment for any Alterations. All Alterations shall remain in and be surrendered with the Sublease Premises as apart thereof at the termination of this Sublease, without disturbance, molestation or injury, provided that each of Master Landlord and/or Sublandlord may require any Alterations to be removed upon termination of this Sublease in their sole and absolute discretion. In such event, all expenses to remove said Alterations and to restore the Sublease Premises to normal building standards shall be paid by Subtenant.

15.	INDEMNIFICATION.

Subtenant shall indemnify, defend and hold Sublandlord and Master Landlord and their respective employees, agents, contractors, subcontractors, consultants, officers, directors, parents, subsidiaries, affiliates, members, managers, constituent partners, invitees and licensees harmless from all claims, damages, losses, liabilities, costs and expenses, including, without limitation, any sums for which Sublandlord may be liable to Master Landlord under any indemnity or hold harmless in the Master Lease (“Master Lease Indemnity”) and reasonable attorneys’ fees and costs, arising from; (a) Subtenant’s use of the Sublease Premises or the conduct of its business or any activity, work, or thing done, permitted or suffered by Subtenant in or about the Sublease Premises, (b) any breach or default in the performance of any obligation to be performed by Subtenant under the terms of this Sublease (or any consents thereto) and (c) any act, neglect, fault or omission of Subtenant or of its directors, officers, agents, employees, licensees or invitees, provided that, except for a Master Lease Indemnity, in no event shall Subtenant be liable for special, consequential or punitive damages. In case any action or proceeding shall be brought against Sublandlord by reason of any such claim, Subtenant upon notice from Sublandlord shall defend the same at Subtenant’s expense by counsel approved in writing by Sublandlord. To the fullest extent permitted by law, Subtenant, as a material part

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of the consideration to Sublandlord, hereby assumes all risk of and waives all claims against Sublandlord with respect to damage to property or injury to persons in, upon or about the Sublease Premises from any cause whatsoever except that which is caused by the failure of Sublandlord to observe any of the terms and conditions of this Sublease where such failure has persisted for an unreasonable period of time after written notice to Sublandlord of such failure, provided that in no event shall Sublandlord be liable for special, consequential or punitive damages.

16.	DAMAGE TO SUBTENANT’S PROPERTY.

Notwithstanding anything to the contrary in this Sublease, Master Landlord and Sublandlord and its directors, officers and agents shall not be liable for (a) any damage to any property entrusted to employees of Building D or its property managers, (b) loss or damage to any property by theft or otherwise, (c) any injury or damage to persons or property resulting from lire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of Building D or from the pipes, appliances or plumbing work therein or from the root, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, or (d) any damage or loss to the business or occupation of Subtenant arising from the acts or neglect of other tenants or occupants of, or invitees to, Building D. Subtenant shall give prompt notice to Sublandlord and Master Landlord in case of fire or accident in the Sublease Premises or in Building D or of defects therein or in the fixtures or equipment.

17.	SUBTENANT’S INSURANCE.

17.1    Subtenant, at its sole cost and expense, shall maintain or cause to be maintained from and after the Commencement Date and throughout the Term, the commercial general liability and umbrella liability insurance (including premises operation, bodily injury, automobile operation, personal injury, death, products, and completed operations, broad form contractual liability and broad form property damages), a policy or policies of All Risk or Special Form fire and casualty insurance (including sprinkler leakage and water damage coverage) insuring the full replacement cost of all Existing Improvements (defined in Section 173 below) in the Sublease Premises on the Commencement Date, all Tenant Improvements, all Alterations and all of Subtenant’s moveable furniture, fixtures, equipment, trade fixtures and other personal property in the Subleased Premises (collectively, “Tenants Insured Property”) and worker’s compensation and employer’s liability insurance, all in the amounts and otherwise satisfying the requirements of Section 6.2 of the Master Lease. Sublandlord and Master Landlord shall be named as additional insureds on Subtenant’s liability policies and as loss payees under Subtenant’s fire and casualty policies. Prior to the lime such insurance is first required to be carried by Subtenant and thereafter at least thirty (30) days prior to the expiration of any such policy, Subtenant shall deliver to Sublandlord certificates evidencing all required insurance.

17.2    Subtenant hereby waives on behalf of itself and on behalf of its insurers any and all rights of recovery against Sublandlord, Master Landlord and the officers, employees, agents and representatives of Sublandlord or Master Landlord on account of loss or damage occasioned to Subtenant or its property or the properties of others under its control caused by fire or any of the extended coverage risks described hereunder to the extent that such loss or damage

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is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder. If necessary for its effectiveness, Subtenant shall give notice to its insurance carrier of the foregoing waiver of subrogation. Sublandlord hereby waives on behalf of itself and on behalf of its insurers any and all rights of recovery against Subtenant and its officers, employees, agents and representatives on amount of damage to the Sublandlord or its property or the properties of others under its control caused by rue or any of the extended coverage risks described herein to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder.

17.3    If this Sublease is terminated by Subtenant, Sublandlord or Master Landlord as a consequence of a casualty in accordance with any of the provisions of Section 7.07 of the Master Lease, then all proceeds of Subtenant’s insurance payable in connection with all of the existing improvements in the Sublease Premises on the Commencement Date (“Existing Improvements”), all Tenant improvements and all Alterations thereafter constructed by or for Subtenant shall be payable as follows: (i) if (a) Master Landlord or Sublandlord elects to terminate the Master Lease (thus automatically terminating this Sublease) or (b) if Sublandlord or Subtenant elects to terminate this Sublease and Master Landlord elects not to repair or restore the Project, then Sublandlord shall be paid all the proceeds of insurance with respect to the Existing Improvements and the Tenant Improvements and Subtenant shall be paid all the proceeds of insurance with respect to its Alterations and (ii) if (x) Sublandlord elects to terminate the Master Lease (thus automatically terminating this Sublease) or if Sublandlord or Subtenant elect to terminate this Sublease but (y) Master Landlord elects to repair or restore the Project, then Master Landlord shall be entitled to receive all of the insurance proceeds payable in connection with the Existing Improvements, the Tenant Improvements and all Alterations.

18.	SERVICES.

Except to the extent expressly provided in this Sublease, Sublandlord shall not be liable for, and Subtenant shall not be entitled to any abatement of rent by reason of (a) the failure to furnish or delay in furnishing any of the services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublandlord or Master Landlord or by the making of any repairs or improvements to the Subleased Premises or to Building D or the Project or (b) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other utility servicing the Sublease Premises or Building D by any utility or governmental agency. Subtenant shall not connect any electrical equipment to Building D’s electrical distribution system which may overload the electrical capacity of Building D or the Subleased Premises. At any time that Subtenant’s use of electricity exceeds a reasonable amount of electricity, as reasonably determined by Sublandlord or Master Landlord, Sublandlord shall have the right at any time to install, at Subtenant’s sole cost and expense, an electric current meter in the Sublease Premises or to conduct an electric current usage survey in order to measure the amount of electric current consumed on the Sublease Premises.

19.	TIME.

Time is of the essence of this Sublease.

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20.	RIGHT TO PERFORM.

If Subtenant shall fail to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for three (3) days after notice thereof by Sublandlord, Sublandlord may, but shall not be obligated so to do, and without waiving or releasing Subtenant from any obligations of Subtenant, make any such payment or perform any such other act on Subtenant’s part to be made or performed as provided in this Sublease. Subtenant shall reimburse Sublandlord for all costs incurred in connection with such payment or perforn3ance immediately upon demand.

21.	NON-WAIVER.

Neither the acceptance of rent nor any other as or omission of Sublandlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Sublease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or deprive Sublandlord of its right to cancel or forfeit this Sublease, upon the notice required by law, at any time that cause for cancellation or forfeiture may exist, or be construed so as to at any future time prevent Sublandlord from promptly exercising arty other option, right or remedy that it may have under any term or provision of this Sublease.

22.	NOTICES.

All notices under this Sublease shall be in writing as follows:

If to Sublandlord:	CHARLES SCHWAB & CO, INC. 101 Montgomery St, San Francisco, CA 94104 Attn.: Senior Vice President, Corporate Real Estate

with a copy to:	CHARLES SCHWAB & CO, INC. P.O. Box 881566 San Francisco, CA 94188-1566 Attn: Corporate Real Estate Lease Administration

If to Master Landlord:	To the Notice Addresses and Addressees set forth in the Basic Lease Provisions of the Master

If to Subtenant:	E-LOAN, INC. 5875 Arnold Road, Suite 100 Dublin, CA 94568 Attention: Stephanie Pierce

with a copy to:	E- LOAN, INC. 5875 Arnold Road, Suite 100 Dublin, CA 94568 Attention: Kendra Niedziejko

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and with a copy to:	E-LOAN, INC. 5875 Arnold Road, Suite 100 Dublin, CA 94568 Attention: Edward A. Giedgowd, Esq.

or such addresses as may hereafter be designated by either party in writing, Any such notices shall be either sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after timely deposit, postage prepaid in the U.S. Mail; sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered when actually delivered; or personally delivered, in which case notice shall be deemed delivered upon receipt.

23.	SURRENDER OF SUBLEASE PREMISES.

The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Sublandlord, operate as an assignment to it of any subleases or subtenancies.

24.	GENERAL PROVISIONS.

24.1    ENTIRE AGREEMENT.   This Sublease and Exhibits A – G attached hereto contains all of the agreements of the parties, and there are no verbal or other agreements which modify or affect this Sublease. This Sublease and Exhibits A – G attached hereto supersedes any and all prior agreements made or executed by or on behalf of the patties hereto regarding the Sublease Premises.

24.2     TERMS AND HEADINGS.   The words “Sublandlord” and “Subtenant” include the plural as well as the singular, and words used in any gender include all genders. The titles to sections of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any pert hereof.

24.3    SUCCESSORS AND ASSIGNS.   All of the covenants, agreements, terms and conditions contained in this Sublease shall inure to and be binding upon Sublandlord and Subtenant and their respective successors and assigns.

24.4        BROKERS.   Subtenant represents and warrants to Sublandlord that, except with respect to Grubb & Ellis (“Subtenant’s Broker”), Subtenant has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease and Subtenant shall indemnify, defend and hold harmless Sublandlord against any loss, cost, liability or expense incurred by Sublandlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or asserted to have been made by or on behalf of Subtenant. Sublandlord represents and warrants to Subtenant that, except with respect to CM Realty (“Sublandlord’s Broker”), Sublandlord has not engaged any broker, finder or other person who would be entitled to any commission or fee in respect of the negotiation, execution or delivery of

32

this Sublease and Sub landlord shall indemnify, defend and hold harmless Subtenant against any loss, cost, liability or expense incurred by Subtenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Sublandlord. If and solely if this Sublease transaction is consummated and Subtenant takes possession of the Sublease Premises, (i) Sublandlord shall pay the real estate brokerage commission to Sublandlord’s Broker with respect to this Sublease transaction pursuant to a separate written agreement between Sublandlord and Sublandlord’s Broker and (ii) Sublandlord shall also pay the real estate brokerage commission to Subtenant’s Broker with respect to this Sublease transaction pursuant to a separate written agreement between Sublandlord and Subtenant’s Broker.

24.5    LIABILITY OF SUBLANDLORD.   Sublandlords obligations and liability to Subtenant under this Sublease shall be limited solely to the value of Sublandlord’s leasehold interest in the Sublease Premises, and neither Sublandlord, nor any officer, director, employee or shareholder of Sublandlord, or any parent, subsidiary or affiliate of Sublandlord shall have or incur any personal liability whatsoever with respect to this Sublease.

24.6    SEVERABILITY.   Any provision of this Sublease which shall prove to be invalid, void or illegal Shat in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

24.7    EXAMINATION OF SUBLEASE.   Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option to sublease, and it is not effective as a sublease or otherwise unless and until (a) the execution by and delivery to both Sublandlord and Subtenant, and (b) the Master Landlord consents hereto as provided in Section 3 above.

24.8    RECORDING.   Neither Sublandlord nor Subtenant shall record this Sublease nor any memorandum hereof without the written consent of the other and any attempt by Subtenant to do the same shall constitute an immediate and uncurable default by Subtenant under this Sublease.

24.9    SNDA.   Subtenant shall have the right to request that Master Landlord attempt to negotiate a subordination, nondisturbance and adornment agreement from Master Landlord’s lender (“SNDA”) in favor of Subtenant provided that Master Landlord’s failure to obtain such SNDA from its lender shall not affect the validity and binding affect of this Sublease or give Subtenant the right to terminate this Sublease.

24.10    SURVIVAL OF OBLIGATIONS.   All provisions of this Sublease which require the payment of money or the delivery of property after the termination of this Sublease or require Subtenant to indemnify, defend or hold Sublandlord harmless or require Sublandlord to indemnify, defend or hold Subtenant harmless shall survive the expiration or earlier termination of this Sublease.

24.11    APPENDICES AND RIDERS.   The following exhibits are attached hereto and by this reference made a part of this Sublease:

EXHIBIT A                Master Lease

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EXHIBIT A

MASTER LEASE

FIRST AMENDMENT TO SUBLEASE

This FIRST AMENDMENT TO SUBLEASE (“Amendment”) is made as of June     , 2005 by and between CHARLES SCHWAB & CO., INC., a California corporation (“Sublandlord’) and E-LOAN, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.    Sublandlord and Subtenant entered into that certain Sublease (“Sublease”) dated June 20, 2003, pursuant to which Sublandlord subleased to Subtenant, and Subtenant subleased from Sublandlord, approximately 118,134 rentable square feet (“RSP”) comprising the entire First, Third, Fourth and Fifth Floors (the “Sublease Premises”) of that certain building known as Building D of Pleasanton Corporate Commons located at 6230 Stoneridge Mall Road in Pleasanton, California (the “Building”). Capitalized terms used in this Sublease but not defined herein shall have the meanings given them in the Sublease.

B.    Sublandlord has informed Subtenant that California Corporate Properties B, LLC, a Delaware limited liability company, the original Master Landlord under the Master Lease, has sold the Building to 6200 Stoneridge Mall Road Investors, LLC, a Delaware limited liability company and has assigned all of its right, title and interest as Landlord under the Master Lease to 6200 Stoneridge Mall Road Investors, LLC. All references in the Sublease and this Amendment to “Master Landlord” shall mean 6200 Stoneridge Mall Road Investors, LLC.

C.    Sublandlord and Subtenant desire to amend the Sublease as of the Effective Date (as defined in Section 3 below) to (i) add to the Sublease Premises the entire Second Floor of the Building (comprising approximately 30,768 RSF) (the “Second Floor”) for the period commencing on the Effective Date and ending June 30, 2008 (defined in Section 2 below as the Interim Term), as such Second Floor is shown and described on Exhibit 1 attached to this Amendment and (ii) further amend the Sublease as set forth below in this Amendment.

D.    Sublandlord has informed Subtenant (i) that Sublandlord presently intends to exercise its Contraction Right (as defined in Section 7.14(b) of the Master Lease) as to the entire Second Floor, with the Contraction Date (as defined in Section 7.14(b) of the Master Lease) as to the Second Floor being June 30, 2008 and (ii) that Sublandlord will vacate and surrender the entire Second Floor to Master Landlord on the June 30, 2008 Contraction Date.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and the promises of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree to amend the Sublease effective as of the Effective Date as follows:

1.    Recitals A through D, inclusive, set forth above are incorporated into this Amendment by this reference. The effectiveness of this Amendment and Sublandlord’s and Subtenant’s respective rights and obligations hereunder are subject to Sublandlord, in Sublandlord’s reasonable discretion, delivering written notice (the “Completion Notice”) to Subtenant advising Subtenant that Sublandlord has substantially completed or intends to substantially complete and finalize construction of a surface parking lot on the real property owned by Sublandlord commonly known as 6180 Stoneridge Mall Road. Pleasanton, California, pursuant to validly issued and non-appealable permits with such surface parking lot containing parking spaces for the unreserved parking of approximately one hundred ninety-nine (199) motor vehicles and all related driveways, drive aisles, sidewalks, curbs, barriers and lighting. If Sublandlord fails to deliver the Completion Notice to Subtenant on or before December 15, 2005, then Sublandlord may elect to declare this Amendment void ab initio by written notice delivered by Sublandlord to Subtenant on or before December 31, 2005, in which event the Sublease shall remain in full force and effect unamended by this Amendment and this Amendment shall be void ab initio. Unless and until Sublandlord delivers this Completion Notice to Subtenant, Subtenant shall have no rights under this Amendment.

2.    Sublandlord and Subtenant acknowledge and agree that commencing on the Effective Date and ending on June 30, 2008 (the “Interim Term”), the entire Second Floor of the Building shall be added to and form a part of the Sublease Premises such that the Sublease Premises shall include the entire 148,902 RSF of the Building. The foregoing RSF amount shall be conclusive and binding for all purposes under the Sublease. The Second Floor shall be delivered to Subtenant on the Effective Date in “AS-IS and WITH ALL FAULTS” condition as provided in Section 2.1 of the Sublease. Subtenant shall surrender the entire Second Floor to Sublandlord on June 30, 2008 in the condition required by Section 5.18 of the Master Lease and Section 14.1 of the Sublease to enable Sublandlord to vacate and surrender the entire Second Floor to Master Landlord on June 30, 2008 in accordance with the provisions of Section 7.14 of the Master Lease. Subtenant acknowledges and agrees that the option to extend provisions of Section 2.9 of the Sublease do not apply to the Second Floor and that Subtenant has no right to extend the term of the Sublease as to the Second Floor beyond June 30, 2008.

3.    The Effective Date of this Amendment (and the commencement date of the Sublease as to the Second Floor) shall be the later to occur of (i) the date on which Master Landlord consents to this Sublease as set forth in Section 11 below or (ii) the date on which Sublandlord delivers the Completion Notice to Subtenant. Subtenant shall commence paying Base Rent for the Second Floor on the Effective Date and in accordance with Section 6 below.

4.    Sublandlord and Subtenant hereby acknowledge and agree that Sections 2.7 and 2.8 of the Sublease are deleted in their entirety from the Sublease.

5.    The following sentence appearing in Section 4.1 of the Sublease is deleted in its entirety:

“If Subtenant exercises its Guaranteed Expansion Option under Section 2.7 above, then commencing on the Expansion Premises Rent Commencement Date, Subtenant shall pay Sublandlord monthly Base Rent in equal monthly installments of Two Hundred Seventy-Nine Thousand One Hundred Ninety-One and 25/00 Dollars ($279,191.25) each for Phase I, Phase II, Phase Ill and the Expansion Premises.”

6.    The following paragraph is added to the end of Section 4.1 of the Sublease:

“Commencing on the Effective Date and continuing until June 30, 2008, in addition to the Base Rent payable by Subtenant under this Section 4.1 of the Sublease with respect to the First, Third, Fourth and Fifth Floors of the Sublease Premises, Subtenant agrees to pay Sublandlord as additional Base Rent for the Second Floor the sum of Nineteen Thousand Nine Hundred Ninety-Nine and 20/00 Dollars ($19,999.20) per month, which monthly Base Rent is derived by multiplying the annual Base Rent of Seven and 80/00 Dollars ($7.80) per RSF by the 30,768 RSF of the Second Floor, and then dividing the product of Two Hundred Thirty-Nine Thousand Nine Hundred Ninety and 40/00 Dollars ($239,990.40) by Twelve (12).”

7.    The following paragraph is added to Section 5 of the Sublease at the end thereof:

“Subject to the occurrence of the Effective Date, in addition to (i) the Base Rent payable by Subtenant under Section 4.1 of the Sublease as to the First, Third, Fourth and Fifth Floors of the Sublease Premises, (ii) the additional Base Rent payable by Subtenant under Section 6 of this Amendment as to the Second Floor and (iii) all Additional Rent payable by Subtenant under Section 5 of the Sublease, commencing on January 1, 2006 and at all times thereafter during the Interim Term, Subtenant shall pay Subtenant’s “Second Floor Share” (defined below) of the increase in Basic Operating Costs and Estimated Basic Operating Costs (as such terms are defined in Sections 1.12, 1.25 and 3.06 of the Master Lease) for the Second Floor for each such calendar year of the Interim Term in excess of the actual Basic Operating Costs for the Second Floor for the 2005 calendar year (the “Second Floor Base Year”) in accordance with the procedures and provisions of Section 3.04 of the Master Lease. Subtenant’s “Second Floor Share” shall be the ratio that the rentable area of the Second Floor bears to the rentable area of the Master Premises, which ratio is agreed to be Twenty and 66/00 Percent (20.66%) based on the 30,768 RSF for the Second Floor and 148,902 RSF for the Master Premises. If Subtenant improves the Second Floor and/or uses the Second Floor for any use permitted under Section 10.1 of the Sublease other than storage purposes (a “Non-Storage Improvement and/or Use”), Subtenant shall be responsible for the payment of all increases in Basic Operating Costs arising from any Non-Storage Improvement and/or Use and any such increases in Basic Operating Costs which arise from any Non-Storage

Improvement and/or Use occurring or effected during the 2005 calendar year shall be expressly excluded from Basic Operating Costs for the Second Floor Base Year. The provisions of the fifth, sixth and seventh sentences of Section 5 of the Sublease are incorporated in full into this Section 7 as to the Second Floor.”

8.    The Second Floor shall be delivered by Sublandlord to Subtenant on the Effective Date in “AS-1S and WITH ALL FAULTS” condition in accordance with all of the provisions of Section 9.1 of the Sublease, except that Sublandlord shall not be required to provide any Tenant Improvement Allowance, Additional Allowance or any other allowance, contribution or reimbursement of any nature whatsoever to Subtenant with respect to the Second Floor. The provisions of Section 9.2 and 9.3 of the Sublease shall not apply to the Second Floor in any respect whatsoever.

9.    Notwithstanding the parking provisions of Section 10.3 of the Sublease, from and after the Effective Date until the earlier of (i) June 30, 2008 or (ii) the earlier termination of the Sublease as to the Second Floor, Subtenant shall have the non-exclusive right at no cost to the Subtenant to use only 3.4 (and not 5.0) unreserved vehicle parking spaces in the parking facilities serving the Building for every 1,000 RSF of the Second Floor, subject to all parking rules and regulations promulgated by Master Landlord from time to time.

10.    Effective as of the Effective Date, Section 10.4 of the Sublease is deleted in its entirety and the following Section 10.4 is inserted in its place:

“Subject to Subtenant’s compliance with all applicable requirements and restrictions of the Master Lease, all Legal Requirements (as defined in the Master Lease), the signage plan for the Complex on file with, and approved by, the City of Pleasanton, and Subtenant obtaining Master Landlord’s and the City of Pleasanton’s prior written consent and approval, during the Interim Term while Subtenant is occupying 100% of the Master Premises, Subtenant shall have all of the signage rights granted to Sublandlord under Section 4.03 of the Master Lease. Notwithstanding the foregoing, on June 30, 2008 or such earlier time as Subtenant no longer subleases 100% of the Building, Subtenant shall remove one (1) of its eyebrow signs and one (1) of its parapet signs from the Building and restore any damage resulting from the removal of such signs, all at Subtenant’s sole cost and expense, and at all times Subtenant shall continue to comply with the requirements and restrictions for signage set forth in Section 4.03 of the Master Lease.”

11.    This Amendment shall not be effective until the Effective Date. If Master Landlord fails to consent to this Amendment within twenty (20) days after the date of this Amendment, either party may elect to terminate this Amendment by written notice to the other in which event the Sublease shall remain in full force and effect unamended by this Amendment.

12.    In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Sublease, the terms and provisions of this Amendment shall govern and control. Except as amended by this Amendment, the terms and provisions of the Sublease shall remain unmodified and in full force and effect. From and after the Effective Date and for so long as Subtenant subleases 100% of the Building, paragraphs 3, 7, 8, and 9 of that certain letter agreement dated January 21, 2005 between Sublandlord and Subtenant shall be suspended. Paragraphs 1, 2, 4, 5 and 6 of said letter agreement shall remain in full force and effect as between Sublandlord and Subtenant.

13.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SUBLANDLORD:	CHARLES SCHWAB & CO., INC. a California corporation

	By:	/s/ Glenn Cooper
	Name:	Glen Cooper
	Its:	Senior Vice President

SUBTENANT:	E-LOAN, INC., a Delaware corporation

	By:	/s/ Scott D. McKinlay
	Name:	Scott D. McKinlay
	Its:	VP and Chief Legal Officer

EXHIBIT G

FORM OF LETTER OF CREDIT

[Insert Name and Address Of Issuing Bank]

IRREVOCABLE LETTER OF CREDIT

Charles Schwab & Co. Inc.	Letter of Credit No.
101 Montgomery Street	Date: June , 2003
San Francisco, CA 94101
Attention: Senior Vice President, Corporate Real Estate

Ladies and Gentlemen:

At the request and for the account of E-Loan, Inc., a Delaware corporation, [insert address], we hereby establish our Irrevocable Letter of Credit in your favor in the amount of One Million Five Hundred Thousand Dollars (US$1,500,000) available with us at our above office by payment of your drafts) drawn on to at sight in the form of Exhibit 1 hereto with the instructions in brackets therein complied with accompanied by your signed and dated statement in the form of Exhibit 2 hereto with the instructions in brackets therein complied with.

Each drawing must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such drawing.

Partial and multiple drawings are permitted under this Letter of Credit, however each drawing must be in an amount of not less than Twenty Thousand and No/100 United States Dollars (US$20,000.00).

If any instructions accompanying a drawing under this Letter of Credit request the payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit expires at our above office on                     , 20    , but shall be automatically extended, without written amendment, to                      in each succeeding calendar year up to, but not beyond,                     , 20     unless we have sent written notice to you at your address above by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice (the “Non-Renewal Expiration Date”), which Non-Renewal Expiration Date will be                     , 20     or any subsequent                      occurring before                     , 20     and be at least sixty (60) calendar days after the date we send you such notice.

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under this Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the form attached hereto as Exhibit 3 with the instructions in brackets therein complied with together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All commissions and charges in connection with this transfer are for the account of E-Loan, Inc.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500, and engages us in accordance therewith.

Very truly yours,

[insert name of issuing bank]

EXHIBIT B

SUB-SUBLEASE PREMISES

EXHIBIT B

EXHIBIT B

EXHIBIT C

CONSENT TO SUB-SUBLEASE

AND

EXERCISE OF CANCELLATION OPTION

September     , 2008

To:	E LOAN, Inc. and WORKDAY, Inc.

Re:	Master Lease:

That certain Amended and Restated Office Building Lease effective March 16, 2000, between 6200 STONERIDGE MALL ROAD INVESTORS LLC, a Delaware limited liability company (successor in interest to CALIFORNIA CORPORATE PROPERTIES D, LLC, a Delaware limited liability company) (“Landlord”), and CHARLES SCHWAB & CO., INC., a California corporation (“Sublandlord”).

Premises:

Approximately one hundred forty eight thousand nine hundred two (148,902) rentable square feet of space in Building D of Pleasanton Corporate Commons located at 6230 Stoneridge Mall Road, Pleasanton, California (the “Property”).

	Subtenant:	E LOAN, INC., a Delaware corporation.

	Sublease:	That certain Sublease dated June 20, 2003, between Subtenant and Sublandlord, as amended by that certain First Amendment to Sublease dated June , 2005.

	Sub-Subtenant:	WORKDAY, INC., a Nevada corporation.

	Sub-Sublease:	That certain Sub-Sublease dated September 18, 2008, between Subtenant and Sub-Subtenant, a copy of which is attached hereto as Exhibit A.

Sub-Sublet Premises:

That portion of the Premises consisting of approximately 38,356 rentable square feet, comprising a portion of the first (1st) floor and the entire fourth (4th) floor of the Premises, as shown on Exhibit A to the Sublease, together with Expansion Options to sublease the entire fifth (5th) floor, the entire third (3rd) floor, and the remainder of the first (1st) floor as set forth in the Sub-Sublease.

Ladies and Gentlemen:

Pursuant to Section 12 of the Sublease, you, as Subtenant under the Sublease, have requested Sublandlord’s consent to the Sub-Sublease of the Sub-Sublet Premises to Sub-Subtenant. Sublandlord hereby consents to the Sub-Sublease of the Sub-Sublet Premises pursuant to the terms of the Sub-Sublease, upon the following express terms and conditions:

1.

The Sub-Sublease shall be subject and subordinate to the Sublease and the Master Lease and to all of their respective terms, covenants, conditions, provisions and agreements, except as set forth below. Subtenant and Sub-Subtenant each represent and warrant to Sublandlord that (a) the copy of the Sub-Sublease attached hereto as Exhibit A is true, complete and correct and constitutes the entire agreement between Subtenant and Sub-Subtenant, and (b) the Sub-Sublease shall not be modified or amended without Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

2.

The term of the Sub-Sublease shall automatically terminate upon the termination of the Master Lease for any reason whatsoever, including, without limitation, the termination of the Master Lease prior to the expiration of the term thereof pursuant to a written agreement between Landlord and Sublandlord. Notwithstanding any provision to the contrary in the Sub-Sublease or in any other agreement, Sub-Subtenant acknowledges that it shall have no right and there shall not be vested in Sub-Subtenant any right to exercise rights of first refusal, options to extend, options to expand, cancellation rights, or other similar preferential rights, if any, given to Sublandlord under the Master Lease insofar as the same relate to the Sub-Sublet Premises or given to Subtenant under the Sublease insofar as the same relate to the Sub-Sublet Premises.

3.

For the period covered by the Sub-Sublease, Sub-Subtenant agrees to perform all of the terms, covenants, conditions, provisions and agreements of Subtenant contained in the Sublease insofar as they are incorporated into the Sub-Sublease and relate to the Sub-Sublet Premises. Subtenant shall not use the Sub-Sublet Premises (or allow the Sub-Sublet Premises to be used) for a purpose that would constitute a violation of the terms of the Master Lease or Sublease, or otherwise take any other action (or permit any other action to be taken) that would constitute a default under the Master Lease or Sublease; however, Sublandlord and Landlord expressly consent to Sub-Subtenant’s use of the Sub-Sublet Premises as provided in Section 9.1 of the Sub-Sublease.

4.	Except as expressly otherwise provided in this Consent, neither the Sub-Sublease nor this Consent thereto shall:

(a)    Release or discharge Subtenant from any liability, whether past, present or future, under the Sublease;

(b)    Operate as a consent or approval by Sublandlord to any of the terms, covenants, conditions, provisions or agreements of the Sub-Sublease, and Sublandlord shall not be bound thereby;

(c)    Be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Sublease, or to waive any breach thereof, or any of Sublandlord’s rights as the landlord thereunder, or to enlarge or increase Sublandlord’s obligations thereunder;

(d)    Be construed as a consent by Landlord or Sublandlord to any further subletting either by Subtenant or by Sub-Subtenant or to any assignment by Subtenant of the Sublease, or assignment by Sub-Subtenant of the Sub-Sublease, it being clearly understood that this Consent shall not in any way be construed to relieve Subtenant or Sub-Subtenant of the obligation to obtain Landlord’s prior written consent to any further subletting or assignment in accordance with the provisions of Section 5.07 of the Master Lease and Sublandlord’s prior written consent to any further subletting or assignment in accordance with the provisions of Section 12 of the Sublease; however, Landlord and Sublandlord hereby expressly agree that the Permitted Transfers specified in Section 10.2 of the Sub-Sublease shall not require the consent of Landlord and/or Sublandlord; or

(e)    Obligate Sublandlord to accept payments by or from Sub-Subtenant, except as Sublandlord may elect pursuant to Section 5 below.

5.

(a)    Subject to the terms of Section 5(b) below, Subtenant hereby absolutely and irrevocably assigns and transfers to Sublandlord all of Subtenant’s rights under the Sub-Sublease to all rentals and other sums due Subtenant under the Sub-Sublease.

(b)    Sublandlord agrees that until a default shall occur in the performance of Subtenant’s obligations under the Sublease (following the expiration of all applicable cure periods without cure by Subtenant (an “Uncured Default”)), Subtenant shall have a license to receive, collect, apply and enjoy all rentals and other sums due Subtenant under ‘the Sub-Sublease (subject to the provisions of Section 12.1 of the Sublease concerning the payment of any sublease profits or “bonus rents” to Sublandlord). However, said license shall automatically terminate without notice to Subtenant upon the occurrence of an Uncured Default and Sublandlord may thereafter, at its option, receive and collect, directly from Sub-Subtenant, all rentals and other sums due or to be due Subtenant under the Sub-Sublease and credit all such sums actually received by Sublandlord from Sub-Subtenant against sums owing by Subtenant to Sublandlord under the Sublease. Sublandlord shall not, by reason of the assignment of all rentals and other sums due Subtenant under the Sub-Sublease, nor by reason of the collection of said rentals or other sums from Sub-Subtenant, nor by reason of its approval of the Sub-Sublease, (i) be bound by or become a party to the Sub-Sublease, (ii) be deemed to have accepted the attornment of Sub-Subtenant, or (iii) be deemed liable to Sub-Subtenant for any failure of Subtenant to perform and comply with Subtenant’s obligations under the Sub-Sublease. Subtenant hereby irrevocably authorizes and directs Sub-Subtenant, upon receipt of any written notice from Sublandlord stating that a default exists in the performance of Subtenant’s obligations under the Sublease, to pay directly to Sublandlord the rents and other income due and to become due under the Sub-Sublease. Subtenant agrees that Sub-Subtenant shall have the right to rely solely upon such notice from Sublandlord notwithstanding any conflicting demand by Subtenant or any other party, and Subtenant further agrees that Sub-Subtenant shall receive a dollar for dollar credit under the Sub-Sublease for all sums so paid directly to Sublandlord. Subtenant hereby irrevocably releases Sub-Subtenant from liability from any claim by Subtenant arising from Sub-Subtenant’s payment of rent to Sublandlord to the extent such payment is made by Sub-Subtenant in reliance on Sublandlord’s written notice to Sub-Subtenant demanding payment of rent to Sublandlord.

6.    Nondisturbance and Attornment.   Subject to the provisions of this Section 6, the Sub-Sublease shall at all times remain subordinate and subject to the Sublease. In the event that the Sublease is terminated prior to the expiration of the Term of the Sub-Sublease, whether as a result of an event of default on the part of Subtenant or by rejection in a bankruptcy or insolvency proceeding concerning Subtenant or otherwise, or in the event the Subtenant’s obligations under the Sub-Sublease are terminated in connection with a bankruptcy or insolvency proceeding affecting Subtenant, and provided that there does not then exist any default on the part of the Sub-Subtenant under the Sub-Sublease beyond any applicable cure period, the Sub-Sublease, as amended by this Consent and specifically subject to the amendments thereof set forth in Sections 26 and 33 below, shall remain in full force and effect as a direct sublease between Sub-Subtenant and Sublandlord, in which event Sub-Subtenant shall attorn to Sublandlord and Sublandlord shall not disturb the rights of Sub-Subtenant under the Sub-Sublease, as amended by this Consent, so long as Sub-Subtenant is not in default under the Sub-Sublease beyond any applicable cure period. If requested by Sublandlord, Sub-Subtenant shall execute a direct lease with Sublandlord on the terms and conditions of the Sublease, as modified by this Consent. Sublandlord will assume the obligations of Subtenant under the Sub-Sublease, as amended by this Consent, from the time of termination of the Sublease, but Sublandlord will not be:

(a)    liable for any of the following unless actually delivered to Sublandlord: rent paid by Sub-Subtenant to Subtenant more than one month in advance or any security deposit paid by Sub-Subtenant to Subtenant;

(b)    liable for any act or omission of Subtenant under the Sublease or for any default of Subtenant under the Sub-Sublease which occurred prior to Sub-Subtenant’s attornment to Sublandlord under the Sub-Sublease pursuant to Section 6 above;

(c)    liable for any act or omission due to be performed by Subtenant under the Sub-Sublease or the Sublease prior to Sub-Subtenant’s attornment to Sublandlord under the Sub-Sublease pursuant to Section 6 above;

(d)    bound by or liable under any representations, warranties, covenants or indemnities made by Subtenant to Sub-Subtenant, including, without limitation, any representations, warranties, covenants or indemnities regarding Hazardous Materials (as defined in the Sublease);

(e)    obligated to construct any tenant improvements in the Sub-Sublet Premises for use by Sub-Subtenant or pay any tenant improvement allowance;

(f)    subject to any defenses or offsets that Sub-Subtenant may have against Subtenant which arose prior to Sublandlord’s assumption; or

(g)    bound by any changes, modifications or amendments made to the Sub-Sublease without the prior written consent of Sublandlord, all of which shall be void and of no force or effect.

7.    Notwithstanding anything herein to the contrary, or any action hereinafter taken by Sublandlord, in no event shall Sublandlord be (a) liable for any act or omission by Subtenant, (b) subject to any offsets or defenses which Sub-Subtenant had or might have against Subtenant, (c) except as provided in Section b(a) above, obligated to recognize and credit Sub-Subtenant with any security deposit, letter of credit or other payment unless the same has been remitted by Subtenant to Sublandlord and identified by Subtenant (in writing) as being such security deposit, letter of credit or other payment, (d) obligated to perform or pay for the build out of the Sub-Sublet Premises, or (e) bound by any amendment to the Sub-Sublease not consented to by Sublandlord, in writing.

8.    Within thirty (30) days after execution of this Consent, Subtenant shall deliver to Sublandlord a calculation of the amounts payable to Sublandlord under Section 12 of the Sublease (the “sublease profits”), if any, together with a statement of the method by which such sublease profits (if any) were calculated and certified by Subtenant as true and correct. Subtenant shall deliver to Sublandlord any such sublease profits within ten (10) days following Subtenant’s actual receipt of the same from Sub-Subtenant as required by Section 12 of the Sublease. Subtenant acknowledges and agrees that Sublandlord’s consent contained herein is expressly made subject to the payment to Sublandlord of all amounts due under Section 12 of the Sublease, if any.

9.    Subtenant and Sub-Subtenant shall be and continue to be liable for the payment of all bills rendered by Landlord or Sublandlord, if any, for charges incurred by Sub-Subtenant for services and materials supplied to the Sub-Sublet Premises.

10.    Except with respect to Permitted Transfers as provided in Section 10.2 of the Sub-Sublease, this Consent is not assignable without the prior written consent of Landlord and Sublandlord.

11.    Subject to Sections 30 and 31 below, nothing contained in this Consent shall operate as a representation or warranty by either Sublandlord or Landlord of any nature whatsoever.

12.    Sublandlord and Landlord approve Sub-Subtenant’s contemplated improvements specified in the Sub-Sublease. Landlord agrees that it shall not require either Sublandlord or Subtenant to remove any improvements upon the expiration or earlier termination of the term of the Sub-Sublease.

13.    Sub-Subtenant shall, at Sub-Subtenant’s expense, with respect to the Sub-Sublet Premises, secure and keep in force during the term of the Sub-Sublease such insurance as is required under the Sub-Sublease. Without limiting the generality of the immediately preceding sentence, the policy or policies of liability insurance shall name Landlord, Landlord’s manager (UBS Realty Investors LLC, a Massachusetts limited liability company), Landlord’s lenders, if any, and Sublandlord as additional insureds. A certificate evidencing such insurance shall be delivered to Sublandlord promptly after the date hereof and prior to Sub-Subtenant taking possession of the Sub-Sublet Premises.

14.    This Consent may be executed in counterparts.

15.    This Consent shall be governed by and construed in accordance with the laws of the State of California. In the event of a conflict between the terms and provisions of this Consent and the Sub-Sublease, this Consent shall control Terms not defined in this Consent shall have the same meanings as in the Sublease.

16.    The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.    If any one or more provisions in this Consent shall be invalid, illegal or unenforceable for any reason, the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18.    Sublandlord hereby consents to the Sub-Sublease. All reasonable out of pocket fees and costs of consultants (including attorneys’ fees) incurred by Sublandlord in connection with the Sub-Sublease, the Landlord’s Consent thereto and the Sublandlord’s Consent thereto (without regard to the $2,500 cap on such fees and costs set forth in Section 5.07(i) of the Master Lease) shall be reimbursed by Subtenant to Sublandlord within thirty (30) days of receipt of written invoices therefor from Sublandlord.

19.    Landlord hereby consents to the Sub-Sublease; provided, however, that nothing contained herein shall be deemed to modify or amend that certain Landlord’s Consent to Sublease, dated as of June 26, 2003 between Landlord, Sublandlord and Subtenant, and Landlord’s Consent to First Amendment to Sublease, dated June 27, 2005. All reasonable out of pocket fees and costs of consultants (including attorneys’ fees) incurred by Landlord in connection with the Sub-Sublease and this consent agreement (without regard to the $2,500 cap on such fees and costs set forth in Section 5.07(i) of the Master Lease) shall be reimbursed by Subtenant to Landlord within thirty (30) days of receipt of written invoices therefor from Landlord.

20.    Subtenant acknowledges and agrees that as of the date of its execution of this Consent (as indicated below the signature line hereto) there exists, to Subtenant’s actual and present knowledge, without investigation, no default by Sublandlord in the performance of the obligations required of Sublandlord pursuant to the Sublease.

21.    This Consent may not be modified or amended except by a writing executed by all parties to the Consent.

22.    Each of the parties hereto mutually waive any claim against each other and their respective agents for any loss or damage to any of their property located on or about the Sub-Sublet Premises, the Property and the Project that is caused by or results from perils covered by property insurance carried by such parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether due to the negligence of the other party or its agent(s). Each of Sublandlord and Sub-Subtenant shall immediately notify its insurer, in writing, of these mutual waivers and have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers.

23.    The execution of this Consent by Subtenant and by Sub-Subtenant shall evidence Subtenant’s and Sub-Subtenant’s respective confirmation of the foregoing conditions, and of their agreement to be bound thereby and shall constitute Sub-Subtenant’s acknowledgement that it has received a copy of the Master Lease and the Sublease.

24.    The obligations of indemnification, defense and hold harmless set forth in Section 15.1 of the Sublease shall also be provided by Sub-Subtenant in favor of Sublandlord and Master Landlord, and the other persons and entities described therein.

25.    Sublandlord hereby exercises its Cancellation Option with respect to the Master Lease specified in Section 7.14 of the Master Lease effective as of June 30, 2010, and Landlord hereby confirms and accepts such exercise, with any Cancellation Payment due on or before June 30, 2010.

26.    Sublandlord agrees to the following (and Landlord approves), which, to the extent applicable to the Sub-Sublease and Sub-Sublet Premises, constitute amendments to the Sublease and shall be binding upon Sublandlord as a direct obligation to Sublessee as of the Effective Date of the Sublease:

(a)    Building Risers/Raceways. The provisions of the last sentence of Section 8.5 of the Sub-Sublease are incorporated into the Master Lease.

(b)    Use. The provisions of Section 9.1 of the Sub-Sublease are incorporated into the Sublease.

(c)    First Floor. The provisions of Section 9.3 of the Sub-Sublease are incorporated into the Sublease.

(d)    Use. Sub-Subtenant’s use of the Sub-Sublet Premises shall comply with the terms and conditions set forth in Section 9.1 of the Sub-Sublease, provided that Sub-Subtenant’s use of the Sub-Sublet Premises may also include, subject to compliance with all applicable governmental regulations (i) customer displays within the Sub-Sublet Premises, and (ii) subject to the prior consent of Landlord (which shall not be unreasonably withheld) and further subject to any reasonable conditions, rules and regulations promulgated by Landlord, occasional company special events and parties within the Sub-Sublet Premises which are consistent and compatible with first-class office use.

27.    Any notice that may or must be given by any party under this Agreement will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to Landlord, Sublandlord or Subtenant shall be sent to the respective address set forth in the Sublease. A notice sent pursuant to the terms of this Section 27 shall be deemed delivered (i) when delivery is attempted, if delivered personally, (ii) upon receipt if by deposit into the United States mail, or (iii) upon receipt if delivered by a nationally recognized overnight courier.

28.    Concurrent with Sublandlord’s delivery of any notice of default to Subtenant, Sublandlord shall also send a copy of same to Sub-Subtenant at the Sub-Sublease Premises. Concurrent with any exercise by Sub-Subtenant of any expansion option(s) under the terms of the Sub-Sublease, Sub-Subtenant shall provide concurrent notice of the same to Landlord and Sublandlord.

29.    If any party commences litigation against any other party for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties waive any right to a trial by jury and, in the event of any commencement of any litigation or agreed upon dispute resolution, the prevailing party shall be entitled to recover from the applicable party such costs and reasonable attorneys’ fees as may have been incurred.

30.    Sublandlord represents that (i) the Sublease is in full force and effect, (ii) Sublandlord has full authority to execute this Consent without the consent or approval of any other person and (iii) the individual executing this Consent on behalf of Sublandlord is authorized to do so on behalf of Sublandlord.

31.    Landlord represents that: (i) the Master Lease is in full force and effect and, to Landlord’s actual and present knowledge, without investigation, neither Landlord nor Sublandlord is in default thereunder; (ii) the initial term of the Master Lease expires June 30, 2010; (iii) Landlord has full authority to execute this Consent without the consent or approval of any other person; and (iv) the individual executing this Consent on behalf of Landlord is authorized to do so on behalf of Landlord.

32.    To memorialize the restrictions contained in Section 6.9 of the Sub-Sublease, Sublandlord and Subtenant agree that the following provisions of the Sublease are hereby deleted: Sections 2.7, 2.8, and 2.9.

33.    Notwithstanding the provisions of the second sentence of Section 19.5 of the Sub-Sublease, in the event Sub-Subtenant attorns to Sublandlord under the Sublease pursuant to Section 6 above, Sublandlord’s liability to Sub-Subtenant with respect to Sublandlord’s obligations under the Sub-Sublease shall be limited solely to the value of Sublandlord’s leasehold interest in the Sub-Sublease Premises.

34.    Sublandlord and Subtenant acknowledge and agree that (i) the last sentence of Section 6.2 of the Sublease is deleted from the Sublease in its entirety and (ii) the face amount of the L-C (as defined in Section 6.1 of the Sublease) shall remain Nine Hundred Sixty Thousand Dollars ($960,000) for the balance of the term of the Sublease without any further reduction.

This Consent shall expire automatically if a fully executed copy has not been received by Sublandlord on or before                 .

Very truly yours,

AGREED:

Landlord:		6200 STONERIDGE MALL ROAD INVESTORS LLC, a Delaware limited liability company

	By:	UBS REALTY INVESTORS LLC, a Massachusetts limited liability company, its Manager

By:
Name:
Title:
Date:

Sublandlord:		CHARLES SCHWAB & CO., INC., a California corporation

By:
Name:
Title:
Date:

Subtenant:		E-LOAN, INC., a Delaware corporation

By:
Name:
Title:
Date:

Sub-Subtenant:		WORKDAY, INC., a Nevada corporation

By:
Name:
Title:
Date:

EXHIBIT A

Sub-Sublease Agreement

EXHIBIT D

CONFIRMATION OF COMMENCEMENT DATE

This Confirmation is made as of                 , 2008, between Workday, Inc. (“Sub-Subtenant”), and E-Loan, Inc. (“Sub-Sublandlord”).

Sub-Sublandlord and Sub-Subtenant have entered into that certain Sub-Sublease dated             , 2008, in which Sub-Sublandlord leased to Sub-Subtenant and Sub-Subtenant leased from Sub-Sublandlord certain Sub-Sublease Premises located in Building D of the Pleasanton Corporate Commons located at 6230 Stoneridge Mall Road in Pleasanton, California, as such Sub-Sublease Premises are more particularly defined in the Sub-Sublease.

Pursuant to Section 2.1 of the Sub-Sublease, Sub-Sublandlord and Sub-Subtenant hereby confirm the Term Commencement Date of the term of the Sub-Sublease as follows:

            , 2008, is the Term Commencement Date of the Sub-Sublease of the Fourth Floor Premises.

            , 2008, is the Term Commencement Date of the Sub-Sublease of the Initial First Floor Premises.

SUB-SUBTENANT:	SUB-SUBLANDLORD:
Workday, Inc.,	E-Loan, Inc.,
a Nevada corporation	a Delaware corporation

By:	By:

Name:	Name:	Mark Lefanowicz
Its:	Its:	President

EXHIBIT E

BASE RENT AND

L-C REDUCTION SCHEDULES

RENT AND LETTER OF CREDIT SUMMARY

Month	Date	Rent © $1.25	Workday LOC
1	Nov-08	$0	$772,545
2	Dec-08	$0	$772,545
3	Jan-09	$17,790	$772,545
4	Feb-09	$17,790	$754,755
5	Mar-09	$17,790	$736,965
6	Apr-09	$47,945	$719,175
7	May-09	$47,945	$671,230
8	Jun-09	$47,945	$623,285
9	Jul-09	$47,945	$575,340
10	Aug-09	$47,945	$527,395
11	Sep-09	$47,945	$479,450
12	Oct-09	$47,945	$431,505
13	Nov-09	$47,945	$383,560
14	Dec-09	$47,945	$335,615
15	Jan-10	$47,945	$287,670
16	Feb-10	$47,945	$239,725
17	Mar-10	$47,945	$191,780
18	Apr-10	$47,945	$143,835
19	May-10	$47,945	$95,890
20	Jun-10	$47,945	$95,890
		$772,545

EXHIBIT F-1

INVENTORY OF FF&E

(Fourth Floor)

(The following is not an exact but an approximate good faith estimate of the FF&E inventory located on the 4th Floor)

275 work stations

147 Green work stations

18 Multi Colored chairs

1 Kirkwood conference table

24 black leather Off Star conference chairs

124 Grey Office chairs

18 gray stack chairs

8 Camel conference chairs

4 ganging tables in Alpine conf

12 conf chairs in Alpine conf.

4 half moon tables in coach rooms

150 misc. chairs non matching

1 Mt Rose conf table

1 northstar conf table

1 Heavenly Hud. conferece table

2 fridges

2 microwaves

EXHIBIT F-2

INVENTORY OF FF&E

(First Floor)

(The following is not an exact but an approximate good faith estimate of the FF&E inventory located on the 1” Floor)

72 work stations.

72 task chairs

Misc. Pedestals

EXHIBIT F-3

INVENTORY OF FF&E (Fifth Floor)

(The following is not an exact but an approximate good faith estimate of the FF&E inventory located on the 5th Floor)

276 workstations

40-2drw lat files/shelves

18 - 4 drw lat files

8 - 2 drw files

5 Private off. Sys. Furn.

Bay conf-13 camel chrs

1 large conf tbl

2 task chairs

1 halfinoon tbl

Dunbarton conf. 2 sml tbls

San Mateo Tmg 7-72X30 tbls

1 - 30” round tbl

5 fldg chairs

Golden Gt Tmg 8 Conf. trng tbls

9 blue folding chairs

1 fridge, 2 microwaves

45 green task chairs

92 gray task chairs

35 multi color task chrs

25 gray stacking chairs

8 harringbone task chairs

5 smal round tables

EXHIBIT G-2

BILL OF SALE

(First Floor FF&E)

(First Floor FF&E) KNOW ALL MEN BY THESE PRESENTS, that E-Loan, Inc., a Delaware corporation (“Seller”), for good and valuable consideration paid by Workday, Inc. a Nevada corporation (“Purchaser”), hereby sells to Purchaser, its successors and assigns, the personal property (“Personal Property”) more particularly referred to in Exhibit F-2 attached hereto. The purchase price for the Personal Property shall be One and xx/100 Dollar ($1.00) and shall be payable upon execution hereof by the parties.

Buyer acknowledges and agrees that, having been given the opportunity to inspect the Personal Property, Buyer is relying solely on its own investigation and that the sale of the Personal Property is made on an “as-is”, “where-is” condition and “with all faults”. Buyer further acknowledges that the Personal Property does not include the 6 Cisco switches, 40 flat screen monitors, or one Cisco router located on the 2nd, 4th and 5th floors of the Building.

Seller hereby represents and warrants to Purchaser, and its successors and assigns, that it has good and marketable title to the Personal Property, free and clear of all security interests, liens and encumbrances whatsoever, and that Seller has full right and power to sell, transfer, assign and deliver the Personal Property.

This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized representatives as of September 22, 2008.

SELLER:

E-Loan, Inc.

By:	/s/ Mark Lefanowicz

Name:	Mark Lefanowicz

Its:	President

PURCHASER:

Workday, Inc.

By:	/s/ Steve Hill

Name:	Steve Hill

Its:	CFO

EXHIBIT G-1

BILL OF SALE

(Fourth Floor FF&E)

(Fourth Floor FF&E) KNOW ALL MEN BY THESE PRESENTS, that E-Loan, Inc., a Delaware corporation (“Seller”), for good and valuable consideration paid by Workday, Inc. a Nevada corporation (“Purchaser”), hereby sells to Purchaser, its successors and assigns, the personal property (“Personal Property”) more particularly referred to in Exhibit F-1 attached hereto. The purchase price for the Personal Property shall be One and xx/100 Dollar ($1.00) and shall be payable upon execution hereof by the parties.

Buyer acknowledges and agrees that, having been given the opportunity to inspect the Personal Property, Buyer is relying solely on its own investigation and that the sale of the Personal Property is made on an “as-is”, “where-is” condition and “with all faults”. Buyer further acknowledges that the Personal Property does not include the 6 Cisco switches, 40 flat screen monitors, or one Cisco router located on the 2nd, 4th and 5th floors of the Building.

Seller hereby represents and warrants to Purchaser, and its successors and assigns, that it has good and marketable title to the Personal Property, free and clear of all security interests, liens and encumbrances whatsoever, and that Seller has full right and power to sell, transfer, assign and deliver the Personal Property.

This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized representatives as of September 22, 2008.

SELLER:

E-Loan, Inc.

By:	/s/ Mark Lefanowicz

Name:	Mark Lefanowicz

Its:	President

PURCHASER:

Workday, Inc.

By:	/s/ Steve Hill

Name:	Steve Hill

Its:	CFO

EXHIBIT G-3

BILL OF SALE

(FIFTH FLOOR)

(Fifth Floor FF&E) KNOW ALL MEN BY THESE PRESENTS, that E-Loan, Inc., a Delaware corporation (“Seller”), for good and valuable consideration paid by Workday, Inc. a Nevada corporation (“Purchaser”), hereby sells to Purchaser, its successors and assigns, the personal property (“Personal Property”) more particularly referred to in Exhibit F-3 attached hereto. The purchase price for the Personal Property shall be One and xx/100 Dollar ($1.00) and shall be payable upon execution hereof by the parties.

Buyer acknowledges and agrees that, having been given the opportunity to inspect the Personal Property, Buyer is relying solely on its own investigation and that the sale of the Personal Property is made on an “as-is”, “where-is” condition and “with all faults”. Buyer further acknowledges that the Personal Property does not include the 6 Cisco switches, 40 flat screen monitors, or one Cisco router located on the 2nd, 4th and 5th floors of the Building.

Seller hereby represents and warrants to Purchaser, and its successors and assigns, that it has good and marketable title to the Personal Property, free and clear of all security interests, liens and encumbrances whatsoever, and that Seller has full right and power to sell, transfer, assign and deliver the Personal Property.

This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized representatives as of                  2008.

SELLER:

E-Loan, Inc.

By:

Name:	Mark Lefanowicz

Its:	President

PURCHASER:

Workday, Inc.

By:

Name:

Its:

EXHIBIT H

LETTER OF CREDIT FORM AND ESCROW LETTER

TRADE SERVICES DIVISION, NORTHERN CALIFORNIA

ONE FRONT STREET, 21st FLOOR

SAN FRANCISCO, CALIFORNIA 94111

IRREVOCABLE LETTER OF CREDIT

E-Loan, Inc.	Letter of Credit No.
6230 Stoneridge Mall Road	Date: September 19, 2008
Pleasanton, CA 94588
Attn: Michael Miller

Ladies and Gentlemen:

At the request and for the account of Workday, Inc., 2033 North Main Street, Suite 500, Walnut Creek, CA 94596 (the “Applicant”), we hereby establish our Irrevocable Letter of Credit in your favor in the amount of Seven Hundred Seventy Two Thousand Five Hundred Forty-Five United States Dollars (US$772,545.00) available with us at our above office by payment of your draft(s) drawn on us at sight in the form of Exhibit 1 hereto with instructions in brackets therein complied with accompanied by your signed and dated statement worded as follows with the instructions in brackets therein complied with:

“The undersigned, an authorized representative of the beneficiary (“Beneficiary”) hereby certifies that beneficiary is entitled to the amount of US$[insert amount] drawn under Wells Fargo Bank Letter of Credit No. (the “Wells Credit”) which represents funds due and owing pursuant to the terms of that certain Sub-Sublease Agreement dated September 18, 2008 by and between E-Loan, Inc. as Sub-Sublandlord and Workday, Inc. as Sub-Subtenant (the “Agreement”).”

This Letter of Credit expires at our above office on August 31, 2010 (the “Expiration Date”).

Partial and multiple drawings are permitted under this Letter of Credit.

Each draft must be marked “Drawn under Wells Fargo Bank, NA Letter of Credit No.             .”

We hereby undertake that each draft drawn and presented to us under and in compliance with the terms and conditions of this Letter of Credit will be duly honored by us if presented to us at our above office on or before the expiry date of this Letter of Credit.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

As used below, (a) the terms “Conforming Draft” and “Conforming Drafts” mean, as the context shall require, a draft or drafts presented to us under and in compliance with the terms of this Letter of Credit, and

(b) the term “Business Day” means a day on which we are open at our above address in San Francisco, California to conduct our letter of credit business, and (c) the term “Maximum Drawable Amount” means, for any one time period set forth below under the column titled “Presentation Periods” (each such time period a “Presentation Period”), the maximum aggregate amount of all Conforming Drafts that may be presented to us during such Presentation Period. Your failure to present a Conforming Draft to us during any Presentation Period shall not preclude your right to present a Conforming Draft(s) to us under this Letter of Credit during any or each subsequent Presentation Period. Notwithstanding any provision to the contrary in the UCP (as defined below), if February 16, 2009 or any other date specified below under the column titled “Presentation Periods” is not a Business Day then such date shall be automatically extended to the next succeeding date which is a Business Day.

The Maximum Drawable Amount for the first Presentation Period is the amount set forth below under the column titled “Maximum Beginning Amounts” directly opposite the first Presentation Period, and the Maximum Drawable Amount for each subsequent Presentation Period is the lesser of:

(1)    the amount set forth below under the column titled “Maximum Beginning Amounts” directly opposite that Presentation Period, and

(2)    the remainder of (a) the Maximum Drawable Amount for the immediately preceding Presentation Period minus (b) the sum of the amount of all Conforming Drafts, if any, presented to us during the immediately preceding Presentation Period.

PRESENTATION PERIODS	MAXIMUM BEGINNING AMOUNTS

On or before February 16, 2009	US $772,545.00

After February 16, 2009 and on or before March 16, 2009	US $754,755.00

After March 16, 2009 and on or before April 16, 2009	US $736,965.00

After April 16, 2009 and on or before May 16, 2009	US $719,175.00

After May 16, 2009 and on or before June 16, 2009	US $671,230.00

After June 16, 2009 and on or before July 16, 2009	US $623,285.00

After July 16, 2009 and on or before August 16, 2009	US $575,340.00

After August 16, 2009 and on or before September 16, 2009	US $527,395.00

After September 16, 2009 and on or before October 16, 2009	US $479,450.00

After October 16, 2009 and on or before November 16, 2009	US $431,505.00

After November 16, 2009 and on or before December 16, 2009	US $383,560.00

After December 16, 2009 and on or before January 16, 2010	US $335,615.00

After January 16, 2010 and on or before February 16, 2010	US $287,670.00

After February 16, 2010 and on or before March 16, 2010	US $239,725.00

After March 16, 2010 and on or before April 16, 2010	US $191,780.00

After April 16, 2010 and on or before May 16, 2010	US $143,835.00

After May 16, 2010 and on or before the Final Expiration Date	US $95,890.00

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be affected only through ourselves and only upon presentation to us at our above- specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit 2 together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges in connection with any transfer of this Letter of Credit are for the Applicant’s account.

Except as otherwise provided in this Letter of Credit, this Letter of Credit Is subject to the Uniform Customs and Practice For Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (the “UCP”), and engages us in accordance therewith.

Very truly yours

WELLS FARGO BANK, N.A.

BY:
(AUTHORIZED SIGNATURE)

NAME:

TITLE:

Exhibit 1
Wells Fargo Bank, N.A.
Letter of Credit No.

To:	Wells Fargo Bank, N.A.
Trade Services Division, Northern California
One Front Street, 21st Floor
San Francisco, California 94111
Attn: Letter of Credit Department

DRAFT

[insert date]

The undersigned, Beneficiary of the Letter of Credit, is drawing under the Letter of Credit in an amount specified in paragraph 2 below. Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned hereby certifies as follows:

The amount of the draft accompanying this certificate is $[insert amount of draft which accompanies certificate] under Letter of Credit No.              dated September __, 2008.

Very truly yours,

[insert beneficiary name]

By:	[insert signature]
Name:	[insert name]
Title:	[insert title]

Wells Fargo Bank, NA
Letter of Credit No.

REQUEST TO TRANSFER LETTER OF CREDIT

[insert date]

Wells Fargo Bank, N.A.

Trade Services Division — Northern California

One Front Street, 21st Floor

San Francisco, CA 94111

Attention: Manager, Standby Letter of Credit Dept.

Subject: Your Letter of Credit No.

Ladies and Gentlemen:

For value received, we hereby irrevocably assign and transfer all of our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise the transferee of future amendment(s) of the Letter of Credit without our consent or notice to us.

Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify transferee in such form as you deem advisable of this transfer and of the terms and conditions of this Letter of Credit, including amendments as transferred.

Very truly yours,

[insert Name of Beneficiary]

By: [insert signature]
Name: [insert name]
Its: [insert title]

INSERT NOTARY ACKNOWLEDGEMENT

OF TRANSFEROR’S SIGNATURE:

September __, 2008

Charles Schwab & Co., Inc.	Workday, Inc.
101 Montgomery Street	2033 North Main Street, Suite 600
San Francisco, CA 94104	Walnut Creek, CA 94596
Email:

E-Loan, Inc.
6230 Stoneridge Mall Road
Pleasanton, CA 94588

Re:	Letter of Credit

Gentlemen/Ladies:

RECITALS:

A.        E-Loan, Inc., a Delaware corporation (“E-Loan” or “Sub-Sublandlord”), as Subtenant, and Charles Schwab & Co., Inc., a California corporation (“Schwab” or “Master Sublandlord”), as Sublandlord, entered into that certain Sublease dated June 20, 2003, as amended by that certain First Amendment to Sublease dated June __, 2005 (collectively, the “Master Sublease”), covering certain premises further described in the Master Sublease (“Sublease Premises”) comprising approximately 118,134 rentable square feet (“RSF”) in that certain building known as Building D of the Pleasanton Corporate Commons located at 6230 Stoneridge Mall Road in Pleasanton, California (the “Building”). Capitalized terms used in this letter, but not defined herein, shall have the meanings given them in the Master Sublease.

B.        Workday, Inc., a Nevada corporation (“Workday” or “Sub-Subtenant”) desires to sub-sublet from Sub-Sublandlord a portion of the Sublease Premises consisting of the entire Fourth Floor containing 30,768 RSF, and a portion of the First Floor of the Building containing approximately 7,588 RSF together with certain expansion options (collectively, the “Sub- Sublease Premises”), and Sub-Sublandlord desires to sub-sublease the Sub-Sublease Premises to Sub-Subtenant.

AGREEMENT

The undersigned parties hereby agree as follows:

Pursuant to Section 5 of the Sub-Sublease, the Sub-Subtenant is required to deliver an irrevocable letter of credit (including any replenishment and/or increase thereof, “Letter of Credit”), in the form approved by Schwab and E-Loan, as security for the performance of Sub- Subtenant’s obligations under the Sub-Sublease (including as such Sub-Sublease may become a direct Sublease with Schwab as a result of an attornment in the event of a termination of the Sublease as to the Sublease Premises). The Letter of Credit shall not be modified without the prior written consent of Schwab.

The initial beneficiary of the Letter of Credit shall be E-Loan. The Letter of Credit, as well as executed transfer instructions therefor, as more particularly described herein, shall be held in escrow by Schwab at all times during the term of the Sub-Sublease in accordance with the provisions hereof Schwab and E-Loan shall each have rights to the Letter of Credit, in accordance with, and subject to, the terms and conditions of this letter.

Simultaneously with the delivery of the Letter of Credit, E-Loan shall execute and deliver to Schwab transfer instructions (the “Schwab Transfer Instructions”) in the form required by Wells Fargo (the “Issuing Bank”) and approved by Schwab in its sole discretion transferring all rights of E-Loan as beneficiary of the Letter of Credit to Schwab. Such Schwab Transfer Instructions shall be held in escrow by Schwab and shall not be delivered to the Issuing Bank until such time as E-Loan is in default under the Master Sublease beyond any applicable notice and cure period, or the expiration or earlier termination of the Master Sublease or in the event E-Loan fails to deliver a Draw Request upon non-renewal of the Letter of Credit, as hereinafter provided.

Provided that E-Loan is not in default under the Master Sublease beyond any applicable notice and cure period, E-Loan shall have the right, and Schwab shall permit E-Loan, to draw on the Letter of Credit pursuant to the provisions of this letter, the applicable terms of the Sub- Sublease and in accordance with the requirements of the Letter of Credit.

The Letter of Credit and the Schwab Transfer Instructions will at all times be held by Schwab in accordance with the provisions hereof. In the event E-Loan wishes to exercise its right, pursuant to the terms of the Sub-Sublease and in accordance with the requirements of the Letter of Credit, to draw on the Letter of Credit, E-Loan shall provide Schwab with a draw request (the “Draw Request”) for presentation to the Issuing Bank, which such Draw Request shall comply with the terms of, and include all language required by, the Letter of Credit. The Draw Request shall be delivered to Charles Schwab & Co., Inc., 101 Montgomery Street, San Francisco, California 94104, Attention: Senior Vice President, Corporate Real Estate.

Within one (1) business day of Schwab’s receipt of the Draw Request, Schwab shall submit the Draw Request, along with the Letter of Credit (if required), personally or via Federal Express or other national overnight-courier to the Issuing Bank on E-Loan’s (and at E-Loan’s sole cost and expense) behalf, as applicable. Schwab shall be deemed to have satisfied its obligations hereunder upon delivery of the Draw Request, if done personally, or upon deposit of the Draw Request with a national overnight courier, properly addressed to the Issuing Bank and otherwise in conformity with the requirements of the Letter of Credit. In the event the Issuing Bank returns the Letter of Credit to E-Loan, E-Loan shall hold the Letter of Credit in trust for Schwab, and shall return the Letter of Credit to Schwab at the address set forth in the immediately preceding paragraph within two (2) business days after receipt.

E-Loan, or any successor beneficiary of the Letter of Credit, shall, within two (2) business days of its receipt, provide Schwab with copies of any notices, including notices of non- renewal thereof, received by such party with respect to the Letter of Credit. All notices to be sent hereunder shall be sent as provided in the Master Sublease or Sub-Sublease.

Provided that the Sub-Sublease is then in full force and effect, upon Schwab becoming the direct “landlord” under the Sub-Sublease, whether due to the expiration of the Master Sublease or earlier termination thereof in accordance with its terms or E-Loan’s default under the Master Sublease beyond any applicable notice and cure period, E-Loan’s interest in the Letter of Credit shall terminate, Schwab shall have the right to deliver to the Issuer the Letter of Credit and the Schwab Transfer Instructions for issuance of a replacement Letter of Credit in the form required for Schwab’s sole benefit, and, upon the occurrence of such a conveyance, Schwab shall have the right to draw upon the Letter of Credit pursuant to the terms of the Sub-Sublease and in accordance with the requirements of the Letter of Credit.

Notwithstanding anything contained herein to the contrary, in the event the Issuing Bank delivers to any party hereto a notice of non-renewal of the Letter of Credit or Workday is in default under the Sub-Sublease beyond any applicable notice and cure period, such party shall notify the other parties hereto, and E-Loan and/or Schwab shall each have the right to draw upon the Letter of Credit and receive the proceeds thereof (which proceeds shall then be held as a cash deposit pursuant to the terms of the Sub-Sublease pending the replacement of the Letter of Credit by Workday).

Schwab shall be liable solely for its gross negligence or willful misconduct in failing to comply with the terms of this letter agreement, and in no event shall Schwab be liable to any party for loss or damage resulting from the following:

a.        Any default, error, action or omission of any other party;

b.        The expiration of any time limit or other delay, unless such time limit was known to Schwab and such loss is solely caused by failure of Schwab to proceed in a commercially reasonably fashion;

c.        Any good faith act or forbearance by Schwab;

d.        Compliance by Schwab with any and all final, non-appealable legal process, writs, orders, judgments and decrees of any court of competent jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed; or

e.        Failure of Schwab to assert or fail to assert any cause of action or defense in any judicial, administrative, or other proceeding either in the interest of itself or any other party or parties.

E-Loan shall indemnify and save Schwab harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees and court costs) of whatever kind or nature which may be imposed on, incurred by or asserted against Schwab at any time by any party which relate to or arise from Schwab holding the Letter of Credit in accordance with the terms hereof, except to the extent arising out of Schwab’s gross negligence or willful misconduct.

The timely performance of all of the covenants, conditions and agreements set forth herein is of the essence.

This letter may be executed in counterparts and with facsimile signatures.

This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their successors and assigns. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

Please acknowledge agreement to the matters set forth in this letter by executing below and returning to Schwab by facsimile, followed up with an original counterpart, at the address set forth above.

[Signature Page Follows]

Sublandlord:	CHARLES SCHWAB & CO., INC., a California corporation

By:
Name:
Title:
Date:

Subtenant:	E-LOAN, INC., a Delaware corporation

By:
Name:
Title:
Date:

Sub-Subtenant:	WORKDAY, INC., a Nevada corporation

By:
Name:
Title:
Date:

EXHIBIT I

SIGN EXHIBIT

E LOAN
6230

EXISTING MONUMENT

E LOAN workday

GNU

workday

1 01

EXHIBIT I-1

INTERIOR LOBBY SIGNAGE

EXHIBIT J

FIRST FLOOR RECEPTION AREA AND LOBBY IMPROVEMENTS

Sub-subtenant improvements to First Floor Lobby shall be limited to the following

•

Work in the main lobby of the Building cannot commence until after October 31, 2008 and work in the lobby must be done over one weekend. Regardless of time of construction, access to the building to and from any access door for persons authorized to enter will not be impeded.

•	Removal of tiles and extension or replacement of the existing carpeted floor area to the right of existing E-Loan reception desk.

•	Addition of the Workday reception Desk in the area generally shown on Exhibit J

•	Replacement of existing waiting area furniture by Workday in the location generally shown on Exhibit J

•	Except as shown on Exhibit J, Workday is not permitted to paint or make any other Tenant Improvements in the First Floor Common Space

EXHIBIT K

FIRST FLOOR IMPROVEMENTS

EXHIBIT L

FOURTH FLOOR IMPROVEMENTS

EXHIBIT M

CONSTRUCTION PROCEDURES

•

Work in the main lobby of the Building cannot commence until after October 31, 2008 and must be performed over one weekend. Regardless of time of construction, access to the building to and from any access door for persons authorized to enter will not be impeded.

•	No storage of supplies, tools, construction materials will occur in the Common Area.
•	One elevator shall be designated for use as construction ingress/egress.
•	All construction personnel shall only use bathrooms located on the 2nd floor.
•

Sub-Subtenant’s use of the risers and horizontal space shall be reasonably coordinated with Sub-Sublandlord and shall not materially interfere with or disrupt Sub-Sublandlord’s use of risers and horizontal space within the Building. Any access to or use of risers or horizontal space which will be used in common with Sub-Sublandlord shall require not less than 24 hours prior notice to Jay Shah or another person designated by Sub-Sublandlord